UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2006 (October 3, 2006)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(770) 395-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01          Entry into a Material Definitive Agreement.

Indentures

On October 3, 2006, Georgia Gulf Corporation (“Georgia Gulf”) entered into (i) an indenture (the “Senior Notes Indenture”), dated as of October 3, 2006, with Great River Oil & Gas Corporation (“Great River”), Georgia Gulf Chemicals & Vinyls, LLC (“GGCV”) and Georgia Gulf Lake Charles, LLC (“GGLC,” and together with Great River and GGCV, the “Guarantors”), and LaSalle Bank National Association, as trustee (the “Trustee”), and (ii) an indenture (the “Senior Subordinated Notes Indenture,” and together with the Senior Notes Indenture, the “Indentures”), dated as of October 3, 2006, with the Guarantors and the Trustee. Under the Senior Notes Indenture, Georgia Gulf issued $500,000,000 in aggregate principal amount of 9.5% Senior Notes due 2014 (the “Senior Notes”). Under the Senior Subordinated Notes Indenture, Georgia Gulf issued $200,000,000 in aggregate principal amount of 10.75% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes,” and together with the Senior Notes, the “Notes”).

Interest on the Senior Notes is payable on April 15 and October 15 beginning April 15, 2007 at an annual rate of 9.5%. Interest on the Senior Subordinated Notes is payable on April 15 and October 15 beginning April 15, 2007 at an annual rate of 10.75%. At any time before October 15, 2009, Georgia Gulf may redeem up to 35% of the aggregate principal amount of the Senior Notes or the Senior Subordinated Notes, as the case may be, with the net cash proceeds of certain equity offerings, at a redemption price equal to 109.50% of their principal amount, in the case of the Senior Notes, or 110.750% of their principal amount, in the case of the Senior Subordinated Notes, in each case, plus accrued and unpaid interest, if any, to the redemption date, if at least 65% of the aggregate principal amount of the Senior Notes or the Senior Subordinated Notes, as the case may be, remains outstanding immediately after giving effect to such redemption. In addition, at any time on or before October 15, 2010, in the case of the Senior Notes, and October 15, 2011, in the case of the Senior Subordinated Notes, Georgia Gulf can redeem some or all of the Notes at specified make-whole prices.

At any time on or after October 15, 2010, Georgia Gulf may, at its option, redeem some or all of the Senior Notes at an initial redemption price of 104.750%. In addition, at any time on or after October 15, 2011, Georgia Gulf may, at its option, redeem some or all of the Senior Subordinated Notes at an initial redemption price of 105.375%. The indebtedness due under the Notes may be accelerated in the Event of Default (as defined in the Indentures).

The Senior Notes are fully and unconditionally guaranteed on an unsecured senior basis by each of the Guarantors and the Senior Subordinated Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by each of the Guarantors. The Senior Notes and the related guarantees are Georgia Gulf’s general senior unsecured obligations, ranking equal in right of payment with all of Georgia Gulf’s existing and future unsubordinated indebtedness, and are senior in right of payment to all existing and future indebtedness expressly subordinated in right of payment to the Senior Notes. The Senior Subordinated Notes and the related guarantees are Georgia Gulf’s general unsecured senior subordinated obligations, and are subordinated in right of payment to all of Georgia Gulf’s existing and future senior indebtedness.

The initial purchasers of the Notes were Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Bank of America Securities LLC, JPMorgan Securities Inc., Wachovia Capital Markets, LLC, Mitsubishi UFJ Securities International plc, ABN AMRO Incorporated, Mizuho International plc and Scotia Capital (USA) Inc. Certain of the initial purchasers and their affiliates also were lenders under the Senior Secured Credit Facility (defined below) and have pre-existing relationships with Georgia Gulf, including the performance of investment banking, commercial banking and advisory services for Georgia Gulf and its affiliates from time to time, for which such initial purchasers have received customary fees and expenses.

The description of the Indentures is not complete and is qualified in its entirety by the full text of the Senior Notes Indenture and Senior Subordinated Notes Indenture, which are filed Exhibits 4.1 and 4.2 hereto, respectively, and incorporated by reference herein.

Senior Secured Credit Facility

On October 3, 2006, Georgia Gulf entered into a new senior secured credit facility (the “Senior Secured Credit Facility”) provided by a syndicate of banks and other financial institutions led by Bank of America, N.A., as administrative agent, with Banc of America Securities LLC, and J.P. Morgan Securities Inc., as joint lead arrangers and Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and J.P. Morgan Securities Inc. as joint bookrunners. The Senior Secured Credit Facility provides for a term loan of $800 million, all of which was borrowed on the date of Georgia Gulf’s acquisition of Royal Group Technologies Limited (“Royal Group”). The Senior Secured Credit Facility also provides for $375 million of revolving credit facilities. Loans under Georgia Gulf’s new revolving credit facilities may be made, subject to certain sublimits, in U.S. or Canadian dollars, and subject to certain limitations, the revolving credit facilities provide for the issuance of letters of credit. Additionally, the total amount available to Georgia Gulf under the Senior Secured Credit Facility may be increased, at Georgia Gulf’s option, from time to time by an additional $25 million, provided that certain customary conditions are met and additional commitments are available to Georgia Gulf. Borrowings under the revolving credit loans can be repaid, and then re-borrowed. Apart from the foregoing incremental facility, no additional borrowing may be made under the term loan, including as to sums repaid.

The commitments under the revolving credit facilities expire on October 3, 2011. The term loan facility will mature on October 3, 2013. The term loan will amortize at a rate of 1.00% of the original principal amount thereof per annum on a quarterly basis for the first six years of the term of the loan, with the balance paid in full from equal quarterly installments in the seventh year. In addition, loans under the Senior Secured Credit Facility are required to be repaid, subject to certain exceptions, with the proceeds of certain asset sales, debt issuances, insurance recoveries and equity issuances, as well as excess cash flow, as defined in the credit agreement.

The interest rate for the Senior Secured Credit Facility is the adjusted U.S. LIBOR rate plus 2.0% per annum or the administrative agent bank’s annual base rate (“ABR”) plus 1.0% per annum, and following delivery of financial information for the quarter ended December 31, 2006, the applicable margin for the loans under the revolving credit facilities will be set at a per annum rate determined by reference to a pricing grid based on Georgia Gulf’s total leverage ratio. For any of the revolving credit loans under the Senior Secured Credit Facility, Georgia Gulf may choose to pay interest at a rate per annum equal to either the applicable (U.S. or Canadian) ABR plus the applicable margin, or the adjusted applicable (U.S. or Canadian) LIBOR rate plus the applicable margin. The adjusted LIBOR rate will at all times include statutory reserve requirements for eurocurrency liabilities. Interest on ABR loans will at all times be calculated based on the actual number of days elapsed over a 365/366 day year. All other interest and fees will at all times be calculated based on the actual number of days elapsed over a 360 day year.

If Georgia Gulf is in default on any of its payment obligations under the Senior Secured Credit Facility, or, at the option of the required majority of the lenders, if a non-payment default occurs, then during the period of time Georgia Gulf is in default, the interest rate will increase by 2% per annum above the prevailing applicable interest rate.

Each of Georgia Gulf’s direct and indirect material domestic subsidiaries guarantees all obligations under the Senior Secured Credit Facility (including the Canadian revolving credit facility). Each direct and indirect material Canadian subsidiary of Royal Group guarantees all obligations of Royal Group under the Canadian revolving credit facility. Georgia Gulf’s obligations, as well as the guarantees of its material domestic subsidiaries under the Senior Secured Credit Facility, are secured by first priority security interests in and liens upon substantially all assets owned by Georgia Gulf and its material domestic subsidiaries. The obligations of Royal Group under the Canadian revolving credit facility, as well as the guarantees by its material Canadian subsidiaries, are secured by first priority security interests in and liens upon substantially all assets owned by Royal Group and such subsidiaries, and pledges of the stock of such direct and indirect Canadian subsidiaries.

The Senior Secured Credit Facility contains customary affirmative and negative covenants, including restrictions on debt incurrence, granting of liens, dividends, acquisitions and investments. In addition, the Senior Secured Credit Facility contains financial covenants requiring compliance with both a minimum interest coverage ratio and a maximum leverage ratio. These covenants are subject to customary exceptions and step-downs. The Senior Secured Credit Facility also contains customary events of default.

Certain of the lenders under the Senior Secured Credit Facility and their affiliates also were initial purchasers of the Notes and have pre-existing relationships with Georgia Gulf, including the performance of investment banking, commercial banking and advisory services for Georgia Gulf and its affiliates from time to time, for which such lenders have received customary fees and expenses.

The description of the Senior Secured Credit Facility is not complete and is qualified in its entirety by the full text of such document, which is filed as Exhibit 4.3 hereto and incorporated by reference herein.

Item 2.01          Completion of Acquisition or Disposition of Assets.

On October 3, 2006, Georgia Gulf announced the completion of its acquisition of Royal Group. Under the terms of the arrangement agreement, Georgia Gulf acquired all of the outstanding common stock of Royal Group for CAD$13.00 per share in cash (“CAD$” meaning Canadian dollars), or a total purchase price, including assumed debt and debt retired in conjunction with the closing, of approximately $1.5 billion (assuming an exchange rate of $1.00 to CAD$1.115). Sources of the funds for the acquisition were the proceeds from the offering of the Notes and the term loan under the Senior Secured Credit Facility. Certain of the initial purchasers of the Notes and the lenders under the Senior Secured Credit Facility identified in Item 1.01 above have pre-existing relationships with Georgia Gulf, including the performance of investment banking, commercial banking and advisory services for Georgia Gulf and its affiliates from time to time, for which such initial purchasers and lenders have received customary fees and expenses.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indentures

The information reported above under Item 1.01 with respect to the Indentures is incorporated into this Item 2.03 by reference.

Senior Secured Credit Facility

The information reported above under Item 1.01 with respect to the Senior Secured Credit Facility is incorporated into this Item 2.03 by reference.

Item 8.01          Other Events.

On October 4, 2006, Georgia Gulf announced that it had entered into an agreement with Westlake Chemical Corporation (“Westlake”) to replace the prior contract Westlake had with Royal Group and resolve the previous dispute between Westlake and Royal Group, as more fully described in the press release attached as Exhibit 99 hereto, which information is hereby incorporated into this Item 8.01 by reference.

Item 9.01          Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The audited financial statements and the related report of the independent registered public accounting firm, and the unaudited interim consolidated financial statements of Royal Group follow.

Report of Independent Registered Public Accounting Firm

The Board of Directors
Royal Group Technologies Limited

We have audited the accompanying consolidated balance sheets of Royal Group Technologies Limited as of December 31, 2005 and 2004 and the related consolidated statements of earnings, retained earnings and cash flows for the year ended December 31, 2005, the fifteen month period ended December 31, 2004 and the year ended September 30, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Royal Group Technologies Limited as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the year ended December 31, 2005, the fifteen month period ended December 31, 2004 and the year ended September 30, 2003, in conformity with Canadian generally accepted accounting principles.

Accounting principles generally accepted in Canada vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 26 to the consolidated financial statements.

/s/ KPMG LLP

Toronto, Ontario
April 29, 2006, except as to note 28 which is as of August 29, 2006

ROYAL GROUP TECHNOLOGIES LIMITED
CONSOLIDATED BALANCE SHEETS
(In thousands of Canadian dollars, except share numbers and per share amounts)

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
ASSETS
Current assets:
Cash	$—	$112,088
Accounts receivable net of allowance of $19,512 (2004-$19,696) (note 6)	228,584	257,346
Inventories (note 7)	346,887	456,339
Prepaid expenses	15,461	13,893
Current assets held for sale (note 4)	174,593	—
	765,525	839,666
Property, plant and equipment (note 8)	981,037	1,324,549
Future income tax assets (note 18)	—	16,561
Goodwill	194,355	213,620
Other assets (note 9)	11,348	44,525
Long-lived assets held for sale (note 4)	83,988	6,051
	$2,036,253	$2,444,972
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank indebtedness (note 10)	$158,789	$—
Accounts payable and accrued liabilities (note 11)	274,746	268,348
Term bank loan (note 10)	—	324,836
Term debt due within one year (note 12)	46,902	18,303
Current liabilities held for sale (note 4)	119,026	—
	599,463	611,487
Term debt (note 12)	250,721	303,214
Future income tax liabilities (note 18)	74,910	149,049
Minority interest	856	15,761
Shareholders’ equity:
Capital stock (note 13)	634,866	633,754
Contributed surplus (note 14)	8,020	3,703
Retained earnings	599,637	878,779
Currency translation adjustment	(132,220)	(150,775)
	1,110,303	1,365,461
Investigations (note 2)
Commitments, contingencies and guarantees (notes 5, 22, 23 and 24)
Plan of Arrangement with Georgia Gulf Corporation (note 27)
Subsequent events (note 28)
	$2,036,253	$2,444,972

See accompanying notes to consolidated financial statements.

ROYAL GROUP TECHNOLOGIES LIMITED
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands of Canadian dollars, except share numbers and per share amounts)

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Net sales	$1,696,353	$2,026,396	$1,664,661	$361,735	$1,636,509
Cost of sales	1,298,090	1,457,881	1,207,710	250,171	1,234,842
Gross profit	398,263	568,515	456,951	111,564	401,667
Selling costs	101,064	120,811	100,300	20,511	130,028
Delivery and warehousing costs	143,145	158,058	129,606	28,452	108,132
General and administration costs	199,993	134,576	109,346	25,230	102,520
Other items (note 17)	29,589	—	—	—	16,987
Operating earnings (loss)	(75,528)	155,070	117,699	37,371	44,000
Interest and financing charges (note 16)	25,441	34,837	26,150	8,687	39,456
Earnings (loss) from continuing operations before income taxes and minority interest	(100,969)	120,233	91,549	28,684	4,544
Income tax expense (recovery) (note 18)	8,461	37,164	17,576	19,588	(5,362)
Earnings (loss) from continuing operations before minority interest	(109,430)	83,069	73,973	9,096	9,906
Minority interest	584	(295)	(285)	(10)	(416)
Earnings (loss) from continuing operations	(108,846)	82,774	73,688	9,086	9,490
Discontinued operations, net of income taxes (note 4):
Loss from operations	(9,740)	(28,402)	(23,042)	(5,360)	(44,285)
Loss on write-down of businesses	(151,856)	(17,523)	(17,523)	—	(23,416)
Loss from discontinued operations	(161,596)	(45,925)	(40,565)	(5,360)	(67,701)
Net earnings (loss)	$(270,442)	$36,849	$33,123	$3,726	$(58,211)
Earnings (loss) per share (note 15):
Basic earnings (loss) per common share from continuing operations	$(1.16)	$0.89	$0.79	$0.10	$0.10
Basic earnings (loss) per common share	(2.89)	0.39	0.35	0.04	(0.62)
Diluted earnings (loss) per common share from continuing operations	(1.16)	0.87	0.78	0.10	0.10
Diluted earnings (loss) per common share	(2.89)	0.39	0.35	0.04	(0.62)

See accompanying notes to consolidated financial statements.

ROYAL GROUP TECHNOLOGIES LIMITED
CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
(In thousands of Canadian dollars, except share numbers and per share amounts)

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Retained earnings, beginning of period	$878,779	$841,930	$845,656	$841,930	$900,141
Net earnings (loss)	(270,442)	36,849	33,123	3,726	(58,211)
Premium on conversion of multiple voting shares (notes 2(a) and 13(c))	(8,700)	—	—	—	—
Retained earnings, end of period	$599,637	$878,779	$878,779	$845,656	$841,930

See accompanying notes to consolidated financial statements.

ROYAL GROUP TECHNOLOGIES LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of Canadian dollars, except share numbers and per share amounts)

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Cash provided by (used in):
Operating activities:
Net earnings (loss)	$(270,442)	$36,849	$33,123	$3,726	$(58,211)
Loss from discontinued operations	(161,596)	(45,925)	(40,565)	(5,360)	(67,701)
Earnings (loss) from continuing operations	(108,846)	82,774	73,688	9,086	9,490
Items not affecting cash (bank indebtedness) of continuing operations (note 20)	189,661	190,335	133,022	57,313	237,397
Change in non-cash working capital (note 20)	31,332	25,436	15,427	10,009	45,944
	112,147	298,545	222,137	76,408	292,831
Financing activities:
Increase in term bank loan	—	500,000	—	500,000	—
Repayment of term bank loan	(324,836)	(175,164)	(175,164)	—	—
Repayment of term debt	(18,725)	(57,456)	(53,217)	(4,239)	(101,686)
Proceeds from issuance of shares under stock option plan	—	1,043	145	898	14
	(343,561)	268,423	(228,236)	496,659	(101,672)
Investing activities:
Acquisition of property, plant and equipment	(66,440)	(99,725)	(83,673)	(16,052)	(96,458)
Acquisitions of other businesses	—	—	—	—	(4,525)
Proceeds from the sale of non-strategic assets	7,905	31,934	31,934	—	—
Change in investments	(272)	(2,014)	(2,014)	—	—
Change in other assets	2,813	(1,088)	(1,088)	—	820
Change in minority interest	(1,120)	286	1,092	(806)	(5,889)
	(57,114)	(70,607)	(53,749)	(16,858)	(106,052)
Discontinued operations:
Operating activities	(5,912)	(27,831)	(25,986)	(1,845)	(54,985)
Investing activities	(6,462)	—	—	—	—
	(12,374)	(27,831)	(25,986)	(1,845)	(54,985)
Effect of foreign exchange rate on cash (bank indebtedness)	(5)	(1,362)	(657)	(705)	(1,417)
Increase (decrease) in cash	(300,907)	467,168	(86,491)	553,659	28,705
Cash (bank indebtedness), beginning of period	112,088	(355,080)	198,579	(355,080)	(383,785)
Cash (bank indebtedness), end of period	$(188,819)	$112,088	$112,088	$198,579	$(355,080)
Consists of:
Cash (bank indebtedness) of continuing operations	$(158,789)	$112,088	$112,088	$198,579	$(355,080)
Cash (bank indebtedness) of discontinued operations	(30,030)	—	—	—	—
Cash (bank indebtedness), end of period	$(188,819)	$112,088	$112,088	$198,579	$(355,080)
Supplemental cash flow information:
Interest and financing charges paid	$17,410	$35,663	$24,291	$11,372	$36,006
Income taxes paid	21,633	8,892	7,029	1,863	—
Income tax refund received	1,473	—	—	—	7,884

See accompanying notes to consolidated financial statements.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited) and twelve months ended September 30, 2003 (audited)

Royal Group Technologies Limited (the “Company”) is a leading producer of innovative, attractive, durable and low-maintenance building and home improvement products for the North American marketplace. The Company has manufacturing operations located throughout North America to service to its extensive customer network.

1.                                      Significant Accounting Policies

These consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which differs in some respects from United States generally accepted accounting principles (“U.S. GAAP”), as disclosed in note 26. A summary of significant accounting principles used by the Company is as follows:

(a)                                Change in year end:

In 2004, the Company changed its fiscal year end from a September 30 fiscal year end to a December 31 fiscal year end to coincide with the calendar year. The change to a calendar year basis is more consistent with its sales planning and business reporting activities and programs. Accordingly, the fiscal year ended December 31, 2004 is a transition year comprising fifteen months. The Company has included unaudited financial statements comprising the consolidated statement of earnings, the consolidated statement of retained earnings and the consolidated statement of cash flows for the twelve months ended December 31, 2004, and the three months ended December 31, 2003, (which aggregate to the fifteen months ended December 31, 2004).

(b)                               Principles of consolidation:

These consolidated financial statements include the accounts of the Company, its subsidiaries and its proportionate share of the accounts of its joint ventures. Investments in joint ventures have been proportionately consolidated based on the Company’s ownership interest. All significant intercompany profits, transactions and balances have been eliminated on consolidation.

(c)                                Cash and cash equivalents:

Cash and cash equivalents include short-term, highly liquid investments with original maturities of three months or less.

(d)                               Inventories:

Raw materials and work in process are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

(e)                                Investments:

Long-term investments over which the Company has significant influence are recorded on the equity basis and investments where the Company does not control or exercise significant influence are recorded on the cost basis.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited) and twelve months ended September 30, 2003 (audited)

1.             Significant Accounting Policies (Continued)

Investments are written down when there is evidence that a decline in value is other than temporary.

(f)                                  Property, plant and equipment:

Property, plant and equipment are stated at cost less accumulated amortization. Interest costs relating to loans used to fund major capital expenditures are capitalized up to the time the capital asset is placed into productive use. Amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	20 - 40 years
Plant equipment	10 - 15 years
Dies and moulds	4 - 10 years
Office and computer equipment and computer software	3 - 10 years
Aircraft and transport equipment	5 - 20 years

An impairment loss is recognized when the carrying value of an asset exceeds the total undiscounted cash flows expected from its use and eventual disposition. The impairment recognized is measured as the amount by which the carrying value of the asset exceeds its fair value.

(g)                                Goodwill:

Goodwill represents the cost of investments in operating companies in excess of the fair value of the net identifiable assets acquired. Goodwill is not amortized but instead is tested for impairment annually and at any time if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. A reporting unit is the level of reporting at which goodwill is tested for impairment and is either an operating segment or one level below. Impairment is tested at the reporting unit level by comparing the reporting unit’s carrying amount to its fair value. The fair values of the reporting units are calculated using discounted cash flows, which contain assumptions regarding future operating performance. These assumptions include revenue growth rates, margin assumptions, discount rates and terminal rates. If the carrying amount exceeds the fair value, there is an impairment in goodwill. Any impairment in goodwill is measured by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and comparing the notional goodwill from the fair value allocation to the carrying value of goodwill. The Company regularly monitors the forecasted cash flows of its reporting units and any significant adverse changes in circumstances or assumptions would require the Company to test for goodwill impairment.

The Company completed the annual impairment test for its reporting units and determined that there was no impairment of goodwill as of December 31, 2005

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited) and twelve months ended September 30, 2003 (audited)

1.             Significant Accounting Policies (Continued)

(December 31, 2004—$ nil). During the quarter ended June 30, 2006, the Company recorded a goodwill impairment charge of $25,496 for the three months ended June 30, 2006 (note 28(d)).

(h)                               Other assets:

Other assets include equity investments, intangible assets and deferred financing costs. Intangible assets consist of patents. The patents were evaluated for impairment and the estimate of remaining useful lives, and they continue to be amortized on a straight-line basis over 5 to 17 years.

Deferred financing costs are amortized over the life of the related debt instruments.

(i)                                  Income taxes:

The Company applies the asset and liability method of accounting for income taxes, whereby future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future income tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax laws and tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

In assessing the realizability of future income tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will be realized. The ultimate realization of future income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. Management considers the scheduled reversal of future income tax liabilities, projected future taxable income, the character of the tax assets and the tax planning strategies in making this assessment. Based upon projections of future taxable income over the periods in which the future income tax assets are deductible, management believes the Company will realize the benefits of these assets.

(j)                                   Revenue recognition:

Revenue from product sales is recognized pursuant to sales contracts, when goods are shipped, at which time a provision for estimated returns is recorded. In addition, the price of the sale must be fixed or determinable, there must be no further performance obligations and collection must be reasonably assured.

(k)                               Foreign currency translation:

The accounts of the Company’s foreign operations that are considered to be self-sustaining are translated into the functional currency of the entity using the current rate method. Assets and liabilities are translated at the exchange rates in effect at the consolidated balance

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited) and twelve months ended September 30, 2003 (audited)

1.             Significant Accounting Policies (Continued)

sheet dates and revenue and expenses are translated at average exchange rates for the period. Gains or losses arising from the translation of the consolidated financial statements of self-sustaining foreign operations are deferred in a “currency translation adjustment” account in shareholders’ equity until there is a realized reduction in the net investment. The change in the balance of currency translation adjustment is due predominantly to the strengthening of the Canadian dollar against the U.S. dollar.

The accounts of the Company’s foreign operations that are considered to be integrated are translated into the functional currency of the entity using the temporal method. The temporal method is a method of translation that translates assets, liabilities, revenues and expenses in a manner that retains their bases of measurement in terms of the Canadian dollar.

Gains and losses on the translation of the U.S. dollar-denominated Senior Unsecured Notes (note 12) are designated as a hedge of the U.S. dollar net investment in the self-sustaining operations and are offset against the exchange gains or losses arising on translation of the consolidated financial statements of the foreign operations and are included in the currency translation adjustment.

Monetary assets and liabilities of the Company and its domestic subsidiaries denominated in foreign currencies are translated into the functional currency of the entity at the rate of exchange in effect at the consolidated balance sheet dates. All revenue and expenses denominated in foreign currencies are translated at average rates in effect during the period. Translation gains and losses are included in the consolidated statements of earnings.

(l)                                  Stock-based compensation plans:

Stock options granted to employees are accounted for using the fair value method. Under this method, compensation expense and an increase to contributed surplus is recognized for stock options over their vesting period based on their estimated fair values on the date of grant, as determined by the Black-Scholes option pricing model.

Restricted share units (“RSUs”) granted to senior management are accounted for at their fair market value on the grant date. The compensation expense and related increase in contributed surplus is recognized evenly over the vesting period based on the total compensation to be paid out at the entitlement date.

(m)                           Use of estimates:

The preparation of consolidated financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenue and expenses during the period. Those estimates and assumptions are based on management’s best knowledge of current

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited) and twelve months ended September 30, 2003 (audited)

1.             Significant Accounting Policies (Continued)

events and actions that the Company may undertake in the future. Significant areas requiring the use of management estimates include the valuation of allowance for doubtful accounts, the valuation of inventory obsolescence, the determination of stock-based compensation, the determination of fair value of goodwill and the useful life of long-lived assets as well as determination of impairment thereon, the recoverability of future income tax assets and the determination of possible losses arising from lawsuits. Actual results could differ from those estimates.

(n)                               Earnings (loss) per share:

Basic earnings (loss) per share are computed by dividing net earnings (loss) by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share are computed similar to basic earnings (loss) per share, except that the weighted average number of shares outstanding is increased to include additional shares from the assumed exercise of stock options, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options were exercised and that the proceeds from such exercises were used to acquire shares of common stock at the average market price during the period.

(o)                               Comparative figures:

Certain figures for years prior to December 31, 2005 have been reclassified to conform with the financial statement presentation adopted in 2005.

(p)                               Recently issued accounting standards:

(i)                                  Emerging Issues Committee (“EIC”) Abstract 156, “Accounting by a Vendor for Consideration Given to a Customer (including a Reseller of the Vendor’s Products)” (“EIC 156”), addresses how a vendor should account for consideration given to a customer or reseller of a vendor’s product. EIC 156 is to be applied retroactively, without restatement, to all interim and annual financial statements for fiscal years beginning on or after January 1, 2006.

The Company is currently evaluating the effect of this standard on its consolidated financial statements and is expected to adopt the standard effective January 1, 2006.

(ii)                              During 2005, The Canadian Institute of Chartered Accountants (“CICA”) issued three new accounting standards:  CICA Handbook Section 1530, “Comprehensive Income”; CICA Handbook Section 3855, “Financial Instruments - Recognition and Measurement”; and CICA Handbook Section 3865, “Hedges”. These standards, which must be adopted together, are effective for fiscal years beginning on or after October 1, 2006. The Company is currently evaluating the impact on its consolidated financial statements of adopting these standards effective January 1, 2007.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

1.                                      Significant Accounting Policies (Continued)

(a)                                Comprehensive income:

This standard provides guidance on the presentation of comprehensive income which is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income is comprised of net income and other comprehensive income. Other comprehensive income includes certain gains and losses that are recognized outside of net income.

(b)                               Financial instruments—recognition and measurement:

This standard provides guidance for recognizing and measuring financial assets and financial liabilities which are to be valued at fair value with certain limited exceptions. The standard also provides guidance on the classification of gains and losses into net earnings (loss) or other comprehensive income.

(c)                                Hedges:

This standard replaces existing hedge accounting guidance in CICA Handbook Section 1650, “Foreign Currency Translation”, and Accounting Guideline 14, “Hedging Relationships” and provides requirements for the designation, documentation and disclosure of qualifying hedge relationships.

2.                                      Investigations

(a)                                Background:

The Board of Directors of the Company established a Special Committee in late December 2003 as a result of the Company being advised that the Ontario Securities Commission (the “Commission”) was conducting a regulatory investigation of the Company. The Special Committee was asked by the Board of Directors to conduct an independent inquiry into the principal subject matter of the investigation—being the transactions between the Company and Royal St. Kitts Beach Resort Limited (the “Resort”). The Resort ownership included the following directors or former directors or executive officers or former executive officers and their approximate percentage ownership: Vic De Zen, former Chairman, President, Chief Executive Officer and the controlling shareholder (59.9%), Douglas Dunsmuir, former President and Chief Executive Officer (5%), Ron Goegan, former Chief Financial Officer (0.02%) and Angelo Bitondo, President Custom Profiles, Outdoor Products and Royal Building Systems (0.01%). The latter two individuals divested of their ownership in December 2004. In addition, the following former non-executive employees of the Company and their approximate percentage ownership in the Resort were as follows: Fortunato Bordin (20%) and Domenic D’Amico (15%).

The Special Committee consisted of three independent directors, at that time, who retained independent legal counsel who, in turn, retained forensic accountants to assist in the investigation. At the conclusion of the investigation based on information available to them, the

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

2.             Investigations (Continued)

Special Committee recommended that no further investigative actions were to be taken as of April 21, 2004.

On October 15, 2004, the Company announced that the Commission provided the Company with a copy of a Production Order on October 12, 2004 that was issued on October 5, 2004 by a Justice in Ontario addressed to the Company’s lead bank. The Order, which related to the time period January 1, 1996 to July 30, 2004, required that certain documents be provided by such bank to the Royal Canadian Mounted Police (“RCMP”) in relation to four companies, Royal Building Systems, a subsidiary of the Company, the Resort and two other affiliates of the Resort.

On October 18, 2004, the Company received a letter from the RCMP advising that the Company was a target of the RCMP’s investigation.

On October 21, 2004, the Company announced that it expanded the Special Committee of its Board of Directors that was established in December 2003. The Special Committee was expanded to comprise all five of the independent directors of the Company at that time. The mandate of the Special Committee was also broadened to include all aspects of the investigations and inquiries by securities regulatory authorities and the RCMP and any similar or related investigations and inquiries that were commenced by these or other authorities, all news releases and other communications with the public and to make a determination with respect to the role within the Company of any individuals who were involved in the regulatory or law enforcement investigations and/or proceedings.

On October 28, 2004, the Company announced that on October 27, 2004, it was provided with a copy of a second Production Order issued on October 25, 2004 by a Justice in Ontario addressed to the Company’s lead bank. The second Order, which related to the time period January 1, 1996 to October 25, 2004, required that certain documents were to be provided by the bank to the RCMP in relation to certain individuals and a number of entities, including the Company.

Both Orders included allegations of actions contrary to the Criminal Code and included allegations of intent to defraud the shareholders and creditors of the Company and deceive the shareholders and others by circulating or publishing in a prospectus or statement or account, which, was known to be false and theft. The Orders collectively named the controlling shareholder and non-executive chairman of the Company, the president and chief executive officer and the chief financial officer at that time, and certain non-executive employees of the Company at that time and a former director of the Company.

On November 8, 2004, the Company announced that the Special Committee of independent directors retained independent legal counsel and independent forensic accountants to assist it in the broadened mandate.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

2.             Investigations (Continued)

On November 29, 2004, the Company announced that the Special Committee terminated for cause the president and chief executive officer and the chief financial officer. In addition, the chairman of the board, who was also the controlling shareholder, was dismissed. The Board of Directors appointed an interim president and chief executive officer and an interim chief financial officer, who were directors of the Company.

In November 2004, the Special Committee notified the Securities and Exchange Commission (the “SEC”) regarding the Special Committee’s investigation.

In March 2005, the Special Committee recommended an overall settlement with the controlling shareholder involving (i) the repayment to the Company by the controlling shareholder personally of the full amount of the gain earned by all interested parties ($6,500 plus interest of $2,200) on the sale of the Vaughan West Lands to the Company. In lieu of a cash repayment, the Company agreed to the conversion of multiple voting shares in the Company owned, directly or indirectly, by the controlling shareholder to common shares on a one-for-one basis which will be structured so that his shares will receive an increase in their adjusted cost base for tax purposes (at no cost to the Company or any of the shareholders) which will reduce his gain for tax purposes when he disposes of his shares, (ii) the repayment to the Company by the controlling shareholder of bonuses received in 2002 of $1,130, (iii) a non-compete covenant of the controlling shareholder that extends to December 18, 2006, (iv) a release by the controlling shareholder of all known claims against the Company and (v) the resignation of the controlling shareholder as a director of the Company (at the time of the shareholders’ approval of the conversion of his shares from multiple voting to single voting shares). In consideration of such settlement arrangements, the Company agreed to release the controlling shareholder from all known claims that the Company may have against him.

On May 13, 2005, the Company announced its Board of Directors appointed a new president and chief executive officer to replace the interim president and chief executive officer.

The conversion transaction and the settlement with the controlling shareholder received shareholder approval at the Annual and Special General Meeting that took place on May 25, 2005. On June 23, 2005, the Company filed the articles of amendment as approved by the shareholders on May 25, 2005 and the Company now has one class of voting common shares.

On July 27, 2005, the Board of Directors appointed a new chief financial officer to replace the interim chief financial officer.

The Company understands that the RCMP continues its previously announced investigation. The Commission is also continuing its investigation of the Company with respect to disclosure records, financial affairs and trading in the shares of the Company.

On June 24, 2005, the SEC staff notified the Special Committee that the SEC staff is conducting a formal investigation related to the Company’s past accounting practices and

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

2.             Investigations (Continued)

disclosures, and that a subpoena would be forthcoming. On July 8, 2005, the Special Committee received written notification that the SEC had issued a Formal Order of Investigation styled, In the Matter of Royal Group Technologies (HO-09896). On July 27, 2005, the SEC served the Company with a subpoena requiring the production of documents relating to related party transactions (the “July Subpoena”). The Special Committee has produced to the SEC staff documents responsive to the July Subpoena.

In October 2005, the Special Committee advised Commission staff, the RCMP and SEC staff of emails and documents authored by a former financial employee of the Company that relate to certain financial accounting and disclosure matters. The Company understands that the SEC staff made a referral to the U.S. Department of Justice, Criminal Division, in connection with those documents. Also in October 2005, the Audit Committee assumed responsibility for the Special Committee’s mandate and the Special Committee was dissolved. Independent forensic accountants were retained to investigate issues raised by these documents (the “Investigation”). The Investigation focuses on the period from 2000 to 2003.

The Investigation to date has included a review of certain of the Company’s historical accounting records, available supporting documentation at the Company’s head office and email communications of various individuals during the period under review, as well as interviews with numerous current and former employees.

The Investigation identified certain monthly and quarterly accounting and reporting issues of concern for the period under review, such as support for monthly sales growth announcements for certain months in 2001, whether month end closes were extended for a few days for certain months in 2000 and 2001, and certain quarterly journal entries for the period under review.

The quarterly statements were not reviewed by the external auditors during this time period. Based on the Investigation to date, the Audit Committee has determined that further investigation should be made of these issues.

The Investigation also identified entries of concern relating to the year end financial statements for the fiscal years 2000 to 2003. The Company has concluded that no restatement is required of year end financial statements for fiscal years 2000 to 2003. The auditors have not withdrawn their reports for the fiscal years 2000 to 2003. The Audit Committee has determined that no further action be taken in respect of these year end financial statements.

The Investigation and the ongoing investigations by the Commission, RCMP and SEC could produce results that have a material impact on the Company and could result in further information being discovered that could require adjustments to the financial statements.

Subsequent to the year end, the SEC commented on the Company’s Form 40-F in respect of fiscal 2004 and fiscal 2005. The SEC raised some comments related to the Company’s goodwill

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

2.             Investigations (Continued)

valuation and the full valuation allowance of the Company’s U.S future tax losses. The process of responding to SEC’s comments is complete and resulted in the Company refiling its Management Discussion and Analysis documents for the twelve months ended December 31, 2005 and for the quarter ended June 30, 2006. No adjustments to the financial statements in respect of these matters was required.

(b)                               Historical related party transactions:

In the course of the Special Committee’s broadened investigation, the following historical related party transactions shown at the exchange amount were identified that were not previously disclosed in the financial statements prior to December 31, 2004:

(i)                                  The Company purchased what has been called the “Vaughan West Lands” in 1998 for approximately $27,400. The Company purchased the Vaughan West Lands, approximately 185 acres in Woodbridge, Ontario, by acquiring a numbered company owned by the controlling shareholder and other individuals who were officers, employees of or associated with the Company. This numbered company had acquired the Vaughan West Lands for $20,900 shortly before they were sold to the Company.

(ii)                              The Company received a warrant for 200,000 shares of another public company, Premdor Inc. (now known as Masonite International Corporation) (“Masonite”). The Company obtained the warrant as partial consideration for the sale of a subsidiary to Masonite in early 2000. In early 2002, the Company exercised the warrant when Masonite’s shares were trading at approximately $21.75, which was $8.50 more than the exercise price (resulting in a gain of approximately $1,700). The Company’s exercise of the warrant was funded by the then five senior executives of the Company and one other individual who was then an employee of the Company. The employees deposited a total of $2,650 with the Company which funded the Company’s payment to Masonite to exercise the warrant. The shares obtained were then distributed by the Company to the six individuals. The warrant and the transfer of the shares to the individuals were not recorded in the accounting records of the Company. If the transaction had been recorded in the financial statements in fiscal 2002, a gain would have been realized as other income with an equal and offsetting amount recorded as an operating expense in the income statement.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

2.                                      Investigations (Continued)

(iii)                          The Company sold products and services to a company related to the controlling shareholder, as follows:

1998	$150
1999	3,750
2000	9,620
2001	7,560
2002	11,460

(iv)                            During 1998 to 2003, the Company facilitated foreign currency exchange transactions at exchange rates available to the Company, and utilized Company bank accounts to transfer funds internationally on behalf of the controlling shareholder, a significant shareholder and certain executives in the amount of $95,000 at no cost to the Company.

(v)                                During 1997 to 2002, the Company managed the construction of four real estate developments for the controlling shareholder and family members. The Company paid invoices associated with these projects aggregating $21,100 and was reimbursed by these individuals.

(vi)                            During 2000 and 2002, the Company sold assets for $240 and $300, respectively, to companies related to the controlling shareholder.

(vii)                        From 1998 to 2002, the Company sold to family members of the controlling shareholder, parts and services for $290.

(viii)                    In 1997, the Company acquired Baron Metals Industries Inc., a company in which the controlling shareholder held a 17.7% interest, for $11,500.

(ix)                            In 1996, the Company acquired three businesses, Jovien Associates Limited, Royal King Electric Limited and La Pineta Limited, in which the controlling shareholder held a minority interest, for $2,900.

(x)                                In 1999, the Company acquired 75% of Top Gun Electrical Supply Ltd., a company in which the controlling shareholder held a 40% interest, for $1,870.

(xi)                            In 1995, the Company purchased from the controlling shareholder and others their 50% interest in Hanmar Mechanical Services Inc. for $180.

(xii)                        In 1998, the Company purchased two parcels of real estate from the controlling shareholder for $2,900.

(xiii)                    In 1997, the Company purchased two parcels of real estate for $2,550 from a company in which a director of the Company was a shareholder through his holding company.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

2.             Investigations (Continued)

(xiv)                      The Company sold real estate to the controlling shareholders, as follows:

1994	$220
1995	810
1996	90
2000	200

(xv)                          In 2003, the Company sold real estate for $350 to family members of the controlling shareholder, employees and a former employee.

(xvi)                      The Company sold real estate to a significant shareholder, as follows:

1995	$110
1997	80

(xvii)                  During 1999 to 2001, the Company entered into 9 joint land service agreements with companies related to the controlling shareholder and another company in which a director of the Company was a shareholder.

(c)                                Agreement with the controlling shareholder:

At the conclusion of its investigations, the Special Committee recommended an overall settlement with the controlling shareholder involving (i) the repayment to the Company by the controlling shareholder personally of the full amount of the gain earned by all interested parties ($6,500 plus interest of $2,200) on the sale of the Vaughan West Lands to the Company. In lieu of a cash repayment, the Company has agreed to the conversion of multiple voting shares in the Company owned, directly or indirectly, by the controlling shareholder on a one-for-one basis which will be structured so that his shares will receive an increase in their adjusted cost base for tax purposes (at no cost to the Company or any of the shareholders) which will reduce his gain for tax purposes when he disposes of his shares, (ii) the repayment to the Company by the controlling shareholder of bonuses received in 2002 of $1,130, (iii) a non-compete covenant of the controlling shareholder that extends to December 18, 2006, (iv) a release by the controlling shareholder of all known claims against the Company and (v) the resignation of the controlling shareholder as a director of the Company (at the time of the shareholders’ approval of the conversion of his shares from multiple voting to single voting shares). In consideration of such settlement arrangements, the Company agreed to release the controlling shareholder from all known claims that the Company may have against him.

The conversion transaction and the settlement with the controlling shareholder received shareholder approval at the Annual and Special General Meeting that took place on

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

2.             Investigations (Continued)

May 25, 2005. On June 23, 2005, the Company filed the Articles of Amendment as approved by the shareholders on May 25, 2005 and the Company now has one class of voting common shares.

3.                                      Acquisitions and Divestitures

During fiscal 2005, the Company acquired the outstanding minority interest of several of its subsidiaries and the outstanding equity of one of its joint ventures for cash consideration totalling $2,468. Subsequently, the operations of these subsidiaries and the joint venture were legally wound up into the Company.

In addition, the Company divested of its shares in its wood blind business in Mexico. A loss of $4,592 was recorded on this divestiture, which is recorded as part of the Company’s operating expenses.

During fiscal 2004, there were no acquisitions or divestitures of businesses.

During fiscal 2003, the Company acquired working capital and property, plant and equipment from certain businesses for aggregate consideration of $4,525 cash. The assets acquired are recorded at fair value and there was no cash in the working capital acquired. These acquisitions were accounted for by the purchase method and are summarized as follows:

As at December 31, 2003
(audited)
Working Capital	$1,600
Property, plant and equipment	2,925
Total purchase price	$4,525

Royal Group Technologies Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

4.                                      Discontinued Operations and Assets Held for Sale

The assets held for sale presented on the consolidated balance sheet are comprised of amounts with respect to operations which are discontinued (note 4(a)) and amounts with respect to assets held for sale (note 4(b)). The following audited table summarizes the assets held for sale and related liabilities as at December 31, 2005:

Reporting segments	Construction products	Window covering products	Home improvement products	Support	Total	Construction products	Support	Total
	Discontinued Operations	Discontinued Operations	Discontinued Operations	Discontinued Operations	Discontinued Operations	Assets held for sale	Assets held for sale	Assets held for sale	Total
Cash	$2,160	$—	$—	$5,506	$7,666	$—	$—	$—	$7,666
Accounts receivable	12,329	26	13,784	6,643	32,782	13,558	—	13,558	46,340
Inventories	12,990	745	16,057	10,361	40,153	9,268	81	9,349	49,502
Prepaid expenses	390	35	86	249	760	172	11	183	943
Property, plant and equipment	—	—	—	6,417	6,417	—	62,843	62,843	69,260
Investments	—	—	—	1	1	—	—	—	1
Other assets	—	—	—	881	881	—	—	—	881
Current assets held for sale	27,869	806	29,927	30,058	88,660	22,998	62,935	85,933	174,593
Property, plant and equipment	19,734	405	30,172	2,561	52,872	1,170	20,753	21,923	74,795
Investments	153	—	(68)	—	85	135	—	135	220
Goodwill	3,838	—	—	—	3,838	3,528	1,433	4,961	8,799
Other assets	169	—	—	—	169	5	—	5	174
Long-lived assets held for sale(1)	23,894	405	30,104	2,561	56,964	4,838	22,186	27,024	83,988
Bank indebtedness	—	—	30,383	7,313	37,696	—	—	—	37,696
Accounts payable and accrued liabilities	12,946	195	26,154	16,490	55,785	8,960	21	8,981	64,766
Term debt	—	—	—	1,110	1,110	6	—	6	1,116
Future income tax liabilities (assets)	(323)	—	6,392	(4,512)	1,557	(5)	1,679	1,674	3,231
Minority interest	694	—	394	4,190	5,278	525	6,414	6,939	12,217
Current liabilities held for sale	13,317	195	63,323	24,591	101,426	9,486	8,114	17,600	119,026
Net assets (liabilities) held for sale	$38,446	$1,016	$(3,292)	$8,028	$44,198	$18,350	$77,007	$95,357	$139,555

(1)                                  There were several companies whose long-lived assets were not reclassified as current assets held for sale because, either (a) the proceeds of the sale will not be realized within a year of the date of the balance sheet or (b) the sale of the assets was not complete as of the date of the balance sheet.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

4.                                      Discontinued Operations and Assets Held for Sale (Continued)

a)                                     Discontinued operations:

In July 2005, the Company announced that the Board of Directors had approved initiatives to divest certain non-core business units and non-performing operations as part of the Management Improvement Plan aimed at improving financial performance and refinancing the Company.

Accordingly, the results of operations and financial position of certain non-core business units have been segregated and presented separately as discontinued operations and assets held for sale in the accompanying consolidated financial statements and related note disclosures. The values of these non-core businesses have been measured and presented at the lower of the carrying amount or fair value less cost to sell. An impairment charge of $167,565 (pre-tax) was recorded as the carrying value of these assets exceeded their market value. These non-core businesses and the reporting segment they pertain to are as follows:

(i)                                  Construction products:

Royal Building Systems Argentina, Royal Building Systems Colombia, Royal Building Systems Mexico, Royal Building Systems Poland and Baron Metals Industries Inc.

(ii)                              Home improvement products:

Royal Alliance Inc.

(iii)                          Window covering products:

Royal Window Coverings LTDA (Brasil) and Novo Europe B.V.

(iv)                            Support:

Royal Ecoproducts Co. and Amut S.p.A.

The following tables show revenue and net after-tax results from discontinued operations for the twelve months ended December 31, 2005, the fifteen months ended December 31, 2004, the twelve months ended December 31, 2004, three months ended December 31, 2003 and twelve months ended September 30, 2003:

12 months ended December 31, 2005	Revenue	Earnings (loss) from operating activities	Impairment charge	Income tax recovery (expense)	Earnings (loss)
(audited)
Reporting segment:
Construction products	$89,430	$(1,239)	$(98,233)	$9,645	$(89,827)
Home improvement products	92,175	(1,700)	(33,767)	664	(34,803)
Window covering products	7,709	424	(3,596)	(113)	(3,285)
Support	48,530	(13,122)	(31,969)	11,410	(33,681)
Intercompany eliminations	(16,541)	—	—	—	—
	$221,303	$(15,637)	$(167,565)	$21,606	$(161,596)

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

4.             Discontinued Operations and Assets Held for Sale (Continued)

15 months ended December 31, 2004	Revenue	Earnings (loss) from operating activities	Impairment charge	Income tax recovery (expense)	Earnings (loss)
(audited)
Reporting segment:
Construction products	$111,775	$(14,965)	$(17,523)	$(3,717)	$(36,205)
Home improvement products	129,141	2,542	—	(2,886)	(344)
Window covering products	9,411	170	—	(19)	151
Support	88,566	(14,353)	—	4,826	(9,527)
Intercompany eliminations	(30,158)	—	—	—	—
	$308,735	$(26,606)	$(17,523)	$(1,796)	$(45,925)

12 months ended December 31, 2004	Revenue	Earnings (loss) from operating activities	Impairment charge	Income tax recovery (expense)	Earnings (loss)
(unaudited)
Reporting segment:
Construction products	$87,768	$(13,247)	$(17,523)	$(2,206)	$(32,976)
Home improvement products	107,323	2,418	—	(2,989)	(571)
Window covering products	7,503	106	—	(5)	101
Support	80,099	(10,772)	—	3,653	(7,119)
Intercompany eliminations	(26,606)	—	—	—	—
	$256,087	$(21,495)	$(17,523)	$(1,547)	$(40,565)

3 months ended December 31, 2003	Revenue	Earnings (loss) from operating activities	Impairment charge	Income tax recovery (expense)	Earnings (loss)
(unaudited)
Reporting segment:
Construction products	$24,007	$(1,718)	$—	$(1,511)	$(3,229)
Home improvement products	21,818	124	—	103	227
Window covering products	1,908	64	—	(14)	50
Support	8,467	(3,581)	—	1,173	(2,408)
Intercompany eliminations	(3,552)	—	—	—	—
	$52,648	$(5,111)	$—	$(249)	$(5,360)

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

4.             Discontinued Operations and Assets Held for Sale (Continued)

12 months ended September 30, 2003	Revenue	Earnings (loss) from operating activities	Impairment charge	Income tax recovery (expense)	Earnings (loss)
(audited)
Reporting segment:
Construction products	$92,565	$(21,674)	$(23,416)	$(6,307)	$(51,397)
Home improvement products	107,802	(5,445)	—	2,025	(3,420)
Window covering products	7,359	287	—	(17)	270
Support	56,039	(16,574)	—	3,420	(13,154)
Intercompany eliminations	(14,877)	—	—	—	—
	$248,888	$(43,406)	$(23,416)	$(879)	$(67,701)

(b)                               Assets held for sale:

(i)                                  2005:

As part of the Company’s plan to divest certain non-core business units and non-performing operations, it had identified as of December 31, 2005, approximately 550 thousand square feet of excess real estate. The net assets related to these real estate properties have been identified, reclassified as assets held for sale and measured at their carrying amount. Subsequent to the year-end, the Company has identified additional assets, including excess manufacturing space which the Company expects to be sold during the remainder of 2006 (see note 28).

In addition, there are certain other business units the Company is looking to divest, which do not meet the criteria necessary to account for these entities as discontinued operations. Accordingly, the Company has identified and reclassified their net assets as held for sale at December 31, 2005.

The values of these non-core businesses have been measured and presented at the lower of the carrying amount or fair value less cost to sell. An impairment charge of $675 (pre-tax) was recorded as the carrying value of these assets exceeded their market value. The impairment charge was included in other items.

(ii)          2004:

In 2004, certain real estate and buildings with a carrying value of $6,051 were classified as held for sale and were measured at their fair value less disposal costs. An impairment charge of $950 (pre-tax) was recorded as the carrying value of these assets exceeded their market value. The impairment charge was included in operating expenses.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

5.                                      Interest in Joint Ventures

The Company’s proportionate interest in joint ventures includes the following:

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
Assets:
Current assets	$10,222	$9,427
Property, plant and equipment	10,391	11,123
Other assets	161	127
	$20,774	$20,677
Liabilities:
Current liabilities	$5,929	$4,290
Future income tax liabilities	1,381	1,419
Long-term liabilities	1,078	1,100
	8,388	6,809
Net assets	$12,386	$13,868

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Net sales	$46,302	$54,014	$43,385	$10,629	$41,766
Net earnings	3,250	3,928	2,716	1,212	3,153

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Cash provided by operating activities	$5,866	$4,655	$4,331	$324	$2,417
Acquisition of property, plant and equipment	366	1,378	1,053	325	705

The Company is contingently liable for the proportionate share of its joint venture partners’ liabilities but has recourse to the assets of the joint ventures.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

6.                                      Accounts Receivable

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
Trade	$222,400	$261,275
Allowance for doubtful accounts	(19,512)	(19,696)
	202,888	241,579
Income taxes and other	25,696	15,767
	$228,584	$257,346

During 2003, the Company wrote-off $28,100 of accounts receivable of which $20,045 was recorded as part of continuing operations and the remaining $8,055 have been recorded as part of discontinued operations.

7.                                      Inventories

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
Raw materials and work in process	$112,988	$155,760
Finished goods	233,899	300,579
	$346,887	$456,339

During 2003, the Company wrote-off $53,799 of inventory of which $40,483 was recorded as part of continuing operations and the remaining $13,316 have been recorded as part of discontinued operations.

8.                                      Property, Plant and Equipment

As at December 31, 2005	Cost	Accumulated amortization	Net book value
(audited)
Land	$66,882	$—	$66,882
Buildings	418,881	100,797	318,084
Plant equipment	932,830	434,399	498,431
Dies and moulds	232,569	166,111	66,458
Office and computer equipment and computer software	43,089	37,275	5,814
Aircraft and transport equipment	17,554	14,560	2,994
	$1,711,805	$753,142	$958,663
Assets under construction	22,374	—	22,374
	$1,734,179	$753,142	$981,037

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

8.             Property, Plant and Equipment (Continued)

As At December 31, 2004	Cost	Accumulated amortization	Net book value
(audited)
Land	$97,121	$—	$97,121
Buildings	534,728	106,330	428,398
Plant equipment	1,075,568	457,700	617,868
Dies and moulds	273,137	165,279	107,858
Office and computer equipment and computer software	55,002	45,030	9,972
Aircraft and transport equipment	38,251	28,742	9,509
	$2,073,807	$803,081	$1,270,726
Assets under construction	53,823	—	53,823
	$2,127,630	$803,081	$1,324,549

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Amortization expense	$118,140	$143,596	$116,370	$27,226	$111,884

Assets under construction are expected to be placed into productive use during fiscal 2006 and consist of land and buildings under construction of $9,556 (2004—$9,933) and plant equipment under construction of $12,818 (2004—$43,890). Amortization of these assets begins once they are substantially completed and put into use. No interest was capitalized to assets under construction in the twelve months ended December 31, 2005 (2004—nil).

During 2005, as part of the Management Improvement Plan, the Company identified certain assets no longer being utilized. As a result of the review, a $50,268 pre-tax impairment charge was recognized in operating expenses in the fourth quarter which was measured as the excess of the impaired assets’ carrying value over their estimated fair value. Fair value was determined using appraised values based on prices for similar assets. The impaired assets are primarily related to equipment held in the custom profiles and mouldings, construction products and other business segments.

During 2004, the Company had recorded an impairment charge on the carrying amounts of property, plant and equipment of its Royal Building Systems operations. The fair value of the impaired assets was determined based on a valuation using a present value model as at the date of the impairment test. An impairment charge of $17,523 (Twelve months ended September 30, 2003—$23,416) was recorded and is included in the loss from discontinued operations.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

8.                                      Property, Plant and Equipment (Continued)

During 2003, the Company evaluated certain of its long-lived assets, including machinery and equipment and management information systems, with the decision to reposition or abandon these assets. As such, the Company wrote down these assets to their net realizable value and recorded a charge of $33,600. This charge is included in the cost of sales and operating expenses line of the consolidated statements of earnings. The long-lived assets associated with this charge are included in all segments of the Company’s operations.

9.                                      Other Assets

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
Patents, net of accumulated amortization of $7,522 (2004—$6,657)	$5,935	$7,447
Deferred financing costs, net of accumulated amortization of $2,067 (2004—$1,810)	1,089	1,345
	7,024	8,792
Investments	4,324	35,733
	$11,348	$44,525

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Amortization of patents	$1,091	$2,529	$2,034	$495	$1,763
Amortization of deferred financing costs	257	329	263	66	280
Amortization expense	$1,348	$2,858	$2,297	$561	$2,043

Investments include the Company’s holdings in associated companies and other business ventures accounted for by the equity and cost methods. During the implementation of the Management Improvement Plan, the Company recognized an impairment charge of $26,141 during the twelve months ended December 31, 2005, which is recorded in other items, on the equity investments held in Ariostea, Royal Building Systems Hawaii and Royal Building Systems Philippines. The impairment charge was calculated as the excess of the impaired investment’s carrying values over their estimated fair values.

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Equity earnings (loss) in investments	$(1,472)	$(120)	$(136)	$16	$200

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

10.                               Bank Indebtedness and Term Bank Loan

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
Bank indebtedness	$158,789	$—
Term bank loan	—	324,836

The Company entered into a credit agreement as of February 21, 2005 with a syndicate of three banks, which provides for a $312,500 committed, secured, multi-currency revolving credit facility to be made available to the Company and certain of its U.S. subsidiaries. The credit facility may be used for general operating and corporate purposes, and was initially drawn to repay the term bank loan owed under a previous credit agreement dated as of August 1, 2000. The credit facility is secured by a pledge of substantially all the assets of the Company and its subsidiaries, and by upstream guarantees from various non-borrowing subsidiaries. Under the terms of the credit agreement, the Company is required to satisfy various financial and other covenants, including the maintenance of certain financial ratios. At December 31, 2005, the Company was in compliance with these covenants. Subsequently, the Company announced it would delay reporting its year-end audited financial results. The Company obtained from its banking syndicate a sixty-day extension to the time for which it is required to provide the banking syndicate with audited year-end financial statements. The agreement was extended as of December 21, 2005, and matures December 31, 2006. This credit facility contains provisions to reduce the available limit to reflect any asset dispositions other than accounts receivable and inventory. Subsequent to the year end, the credit agreement was amended to reduce the available limit of the credit facility by an amount equal to all divestiture proceeds in excess of $100,000. (See note 28(f)).

Borrowings under the credit agreement are available at the Company’s option by way of Canadian prime rate advances, base rate Canada advances, Canadian bankers’ acceptances, base rate U.S. advances, LIBOR advances or swingline advances, plus an interest rate margin, as well as by way of letters of credit.

In addition to the above, credit facilities totalling the equivalent of $68,487 (2004—$74,279) have been arranged with various local banks to assist the Company’s international subsidiaries in funding their operations. The terms and conditions of these arrangements vary in accordance with local practices, and the Company has guaranteed repayment of some portion of all of the amounts drawn under certain of the facilities in the event of a default by the borrowing subsidiary. As of December 31, 2005, a total of $41,881 (2004—$41,268) was drawn under these facilities.

11.                               Accounts Payable and Accrued Liabilities

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
Trade	$174,329	$197,213
Income taxes and other	100,417	71,135
	$274,746	$268,348

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

12.                               Term Debt

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
7.17% U.S. $15 million Senior Unsecured Notes, Series A, due August 31, 2006	$17,489	$36,057
7.31% U.S. $25 million Senior Unsecured Notes, Series B, due August 31, 2006	29,147	30,048
7.10% U.S. $115 million Senior Unsecured Notes, Series D, due November 14, 2007	134,078	138,218
6.90% CDN$ Medium Term Notes, due April 13, 2010	116,532	116,532
3.5% U.S. $1.5 million Promissory Note, due May 22, 2007	377	662
	297,623	321,517
Less current portion	46,902	18,303
	$250,721	$303,214

Each of the Series A, Series B and Series D Senior Unsecured Notes is denominated in U.S. dollars and bears interest at the above rates, with interest payable quarterly in arrears. The Series A Notes require annual principal payments of U.S. $15,000 on August 31 of each year commencing in 2002. The Series B and Series D balances outstanding are due in full on the dates shown.

The Medium Term Notes are denominated in Canadian dollars, are senior unsecured obligations of the Company, and bear interest at 6.90% payable semi-annually in arrears. Various subsidiaries of the Company guarantee repayment of amounts due pursuant to the Trust Indenture under which the Medium Term Notes were issued.

The 3.5% Promissory Note is denominated in U.S. dollars and is repayable in monthly principal and interest payments to effect a 10 year amortization. The obligation is secured by an irrevocable standby letter of credit.

Aggregate principal payments required over the next five years as follows:

2006	$46,902
2007	134,189
2008	—
2009	—
2010	116,532
$297,623

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

13.                               Capital Stock

The Company’s authorized capital stock consists of the following:

(a)                                Preferred shares:

There is an unlimited number of authorized preferred shares without par value, issuable in series, with rights and terms of each series to be fixed by the Board of Directors prior to the issue of such series. No preferred shares are issued or outstanding.

(b)                               Common shares (formerly subordinated voting shares):

There is an unlimited number of common voting shares without par value. Each share is entitled to one vote per share at all meetings of shareholders and is entitled to dividends ranking junior to the preferred shares.

The following common shares have been issued:

	Common shares		Multiple voting		Total	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, September 30, 2003	77,285,173	$616,076	15,935,444	$16,635	93,220,617	$632,711
Issued for cash under stock option plan	135,553	1,043	—	—	135,553	1,043
Balance, December 31, 2004	77,420,726	$617,119	15,935,444	$16,635	93,356,170	$633,754
Issued under restricted stock unit plan	88,332	1,112	—	—	88,332	1,112
Conversion of multiple voting shares to common shares	15,935,444	16,635	(15,935,444)	(16,635)	—	—
Balance, December 31, 2005	93,444,502	$634,866	—	$—	93,444,502	$634,866

(c)                                Multiple voting common shares:

As part of the Company’s overall settlement with its former controlling shareholder, as described in note 2 to the consolidated financial statements, the outstanding multiple voting shares that were directly or indirectly owned by the former controlling shareholder were converted on a one-for-one basis into subordinate voting shares during the second quarter ended June 30, 2005.

Subsequently, the Company filed Articles of Amendment to remove the multiple voting shares and the subordinated voting shares as well as rights, privileges, restrictions and conditions attached thereto and replaced them with one class of voting common shares.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

13.          Capital Stock (Continued)

(d)                               Stock option plan:

The Company maintains a stock option plan to allow management and key operating personnel to purchase common shares. The stock options that have been granted have either an exercise date three years from the date of issue or six years from the date of issue. The maximum number of common shares reserved to be issued for stock options cannot exceed 7,830,533 and all stock options expire nine years after the date of issue.

The following table summarizes the stock options that have been issued:

	As at December 31, 2005		As at December 31, 2004
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
Balance, beginning of period	3,067,953	$27.78	9,107,217	$27.10
Granted	275,000	12.44	—	—
Exercised	—	—	(135,553)	7.69
Cancelled/expired	(150,125)	26.94	(5,903,711)	27.19
Balance, end of period	3,192,828	$26.50	3,067,953	$27.78
Options exercisable, end of period	2,566,828	$28.03	2,583,453	$27.83

The 2004 cancelled/expired stock options included 3,478,181 stock options that were exchanged for 315,613 RSUs.

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options outstanding			Options exercisable
Range of exercise prices per share	Number outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Number exercisable	Weighted average exercise price
$10.60 - $20.00	677,450	5.81	$16.66	367,450	$19.67
$20.50 - $25.00	770,000	2.03	24.44	767,500	24.45
$26.00 - $31.80	882,000	3.04	27.80	568,500	28.12
$32.45 - $42.25	863,378	0.81	34.71	863,378	34.71
	3,192,828		$26.50	2,566,828	$28.03

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

13.          Capital Stock (Continued)

The table below shows the assumptions used in determining stock-based compensation expense under the Black-Scholes option pricing model during the twelve months ended December 31, 2005. No options were granted in 2004.

Risk-free interest rate	3.9%
Expected life	5.3 years
Expected volatility	52.4%
Dividend yield	—
Weighted average fair value of options granted	$6.30

After-tax compensation expense recorded in the period related to stock options issued after October 1, 2002 is as follows:

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Compensation expense related to stock options	$281	$45	$39	$6	$74

(e)                                Senior Management Incentive Plan (“SMIP”):

During 2004, the Company established the SMIP to provide for the issuance of a maximum of 1,400,000 RSUs. On July 2, 2004, 1,395,000 RSUs were granted to approximately 60 senior employees and members of senior management of the Company. Each RSU entitles the participant to receive one common share or an equivalent cash payment on the entitlement date provided that the vesting criteria are satisfied, including performance-based criteria established in respect of the participant’s grant of RSUs. It is the Company’s intention to settle in common shares on the entitlement date. RSUs are valued at their fair market value on the grant date and compensation expense related to the SMIP is recognized evenly over the vesting period based on the total compensation to be paid out at the entitlement date. The counterpart is recorded as contributed surplus.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

13.                               Capital Stock (Continued)

The following table summarizes the RSUs that have been issued:

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
Balance, beginning of period	1,020,000	—
Granted	305,000	1,395,000
Exercised	—	—
Cancelled	(110,000)	(375,000)
Balance, end of period	1,215,000	1,020,000

After-tax compensation expense recorded in the period related to RSUs issued after 2003 is as follows:

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Compensation expense related to RSUs	$5,148	$2,472	$2,472	$—	$—

(f)                                  Restricted Stock Unit Plan (“RSUP”):

During 2004, the Company established the RSUP for the purpose of offering an exchange of options granted under the Company’s Long-Term Incentive Plan (formerly the Company’s 1994 Stock Option Plan). On July 2, 2004, 315,613 RSUs were granted to approximately 600 employees of the Company in exchange for 3,478,181 stock options granted under the Company’s Long-Term Incentive Plan. Each RSU entitles the participant to receive one common share (formerly the Company’s subordinate voting share) or an equivalent cash payment on the entitlement date. At the settlement date of December 31, 2004, 88,322 RSUs elected to settle in common shares and 219,310 RSUs elected to settlement in cash based upon the closing price of the Company’s common shares at December 31, 2004 of $12.59. Both the issuance of common shares and cash payment were made subsequently in 2005. Additionally, 7,981 RSUs were cancelled. Total compensation expense recorded in 2004 was $3,873, of which $1,112 relating to RSUs which elected share settlement, was credited to contributed surplus.

The RSUP ceased in 2005.

(g)                                Directors Deferred Stock Unit Plan (“DSUP”):

The Company maintains a DSUP for the benefit of the members of the Board of Directors. Under the DSUP, a number of notional deferred stock units equal to the dollar value of each participant’s quarterly award, as determined at the end of the second and fourth quarters of

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

13.          Capital Stock (Continued)

each fiscal year by the Compensation Committee, are held in a deferral account. In addition, each Director may also elect to defer all or any portion of their Director Fees, referred to as deferred fees, divided by the unit value, into the deferral account. The unit value on any date is equal to the average of the closing prices of the shares on the Toronto Stock Exchange on the ten trading days immediately prior to such date. Directors are not permitted to convert units into cash until retirement from the Board. There were 107,988 deferred stock units outstanding at December 31, 2005 (2004-nil) with a total recorded value of $1,123 (2004-nil).

14.                               Contributed Surplus

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
Contributed surplus, beginning of period	$3,703	$74
SMIP compensation (note 13(e))	5,148	2,472
RSUP compensation (note 13(f))	—	1,112
Stock options (note 13(d))	281	45
Exercise of RSUs under the RSUP (note 13(f))	(1,112)	—
Contributed surplus, end of period	$8,020	$3,703

15.                               Earnings (Loss) per Share

Basic and diluted earnings (loss) per share have been calculated using the weighted average method. The maximum dilutive number of shares has been calculated using the treasury stock method:

12 months ended December 31, 2005	Continuing operations	Discontinued operations	Total
(audited)
Basic and diluted loss per share
Net loss	$(108,846)	$(161,596)	$(270,442)
Basic loss per share	$(1.16)	$(1.73)	$(2.89)
Diluted loss per share	(1.16)	(1.73)	(2.89)
Weighted average shares outstanding
Basic	93,437,705	93,437,705	93,437,705
Effect of dilutive securities	1,131,226	1,131,226	1,131,226
Diluted*	94,568,931	94,568,931	94,568,931
Excluded as anti-dilutive**	3,092,828	3,092,828	3,092,828

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

15.          Earnings (Loss) per Share (Continued)

15 months ended December 31, 2004	Continuing operations	Discontinued operations	Total
(audited)
Basic and diluted earnings (loss) per share
Net earnings (loss)	$82,774	$(45,925)	$36,849
Basic earnings (loss) per share	$0.88	$(0.49)	$0.39
Diluted earnings (loss) per share	0.87	(0.49)	0.39
Weighted average shares outstanding
Basic	93,342,490	93,342,490	93,342,490
Effect of dilutive securities	1,420,822	—	1,420,822
Diluted	94,763,312	93,342,490	94,763,312
Excluded as anti-dilutive**	3,067,953	3,067,953	3,067,953

12 months ended December 31, 2004	Continuing operations	Discontinued operations	Total
(unaudited)
Basic and diluted earnings (loss) per share
Net earnings (loss)	$73,688	$(40,565)	$33,123
Basic earnings (loss) per share	$0.78	$(0.43)	$0.35
Diluted earnings (loss) per share	0.78	(0.43)	0.35
Weighted average shares outstanding
Basic	93,352,973	93,352,973	93,352,973
Effect of dilutive securities	1,420,822	—	1,420,822
Diluted	94,773,795	93,352,973	94,773,795
Excluded as anti-dilutive**	3,067,953	3,067,953	3,067,953

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

15.                               Earnings (Loss) per Share (Continued)

3 months ended December 31, 2003	Continuing operations	Discontinued operations	Total
(unaudited)
Basic and diluted earnings (loss) per share
Net earnings (loss)	$9,086	$(5,360)	$3,726
Basic earnings (loss) per share	$0.10	$(0.06)	$0.04
Diluted earnings (loss) per share	0.10	(0.06)	0.04
Weighted average shares outstanding
Basic	93,308,948	93,308,948	93,308,948
Effect of dilutive securities	—	—	—
Diluted	93,308,948	93,308,948	93,308,948
Excluded as anti-dilutive**	7,907,714	7,907,714	7,907,714

12 months ended September 30, 2003	Continuing operations	Discontinued operations	Total
(audited)
Basic and diluted earnings (loss) per share
Net earnings (loss)	$9,490	$(67,701)	$(58,211)
Basic earnings (loss) per share	$0.10	$(0.72)	$(0.62)
Diluted earnings (loss) per share	0.10	(0.72)	(0.62)
Weighted average shares outstanding
Basic	93,219,925	93,219,925	93,219,925
Effect of dilutive securities	83,642	-	83,642
Diluted*	93,303,567	93,219,925	93,303,567
Excluded as anti-dilutive**	8,039,698	8,039,698	8,039,698

*                                         Due to the net loss for both the twelve months ended December 31, 2005 and the 12 months ended September 30, 2003, diluted loss per share has been calculated using the basic weighted average number of common shares outstanding, as the inclusion of any potential dilutive securities would be anti-dilutive.

**                                  Excluded from the calculation of diluted net earning (loss) per share because the exercise price of the stock options was greater than or equal to the average price of the common shares.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

16.                               Interest and Financing Charges

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Interest expense (income):
Operating	$(4,276)	$(698)	$(1,615)	$917	$4,087
Term debt	22,423	32,386	24,917	7,469	30,172
Bank and financing charges	7,037	2,820	2,585	235	4,917
Amortization of deferred financing costs	257	329	263	66	280
	$25,441	$34,837	$26,150	$8,687	$39,456

17.                               Other Items

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Impairment charge	$26,816	$—	$—	$—	$14,027
Restructuring costs	538	—	—	—	—
Other	2,235	—	—	—	2,960
	$29,589	$—	$—	$—	$16,987

During the implementation of the Management Improvement Plan, the Company recognized an impairment charge of $26,141 on the equity investments held in Ariostea, Royal Building Systems Hawaii and Royal Building Systems Philippines. The impairment charge was calculated as the excess of the impaired investment’s carrying values over their estimate fair values. In addition, the Company has recognized an impairment loss of $675 on non-core businesses the Company has identified as held for sale. These non-core businesses have been measured and presented at the lower of the carrying amount or fair value less costs to sell. The impairment charge was recorded as the carrying value of these assets exceeded their market value.

During the twelve months ended September 30, 2003, the Company recognized an impairment charge of $14,027 primarily related to a write down of promotional material in connection with the decision to exit from certain retail window covering programs in the United States and a write down on the equity investments held in Royal Building Systems Philippines.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

18.                               Income Taxes

Total income tax expense (recovery) for the twelve months ended December 31, 2005, fifteen months ended December 31, 2004, twelve months ended December 31, 2004, three months ended December 31, 2003 and the twelve months ended September 30, 2003 are allocated as follows:

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Earnings (loss) before income taxes and minority interest:
Canadian operations	$(67,207)	$105,121	$73,149	$31,972	$82,809
Foreign operations	(33,762)	15,112	18,400	(3,288)	(78,265)
	$(100,969)	$120,233	$91,549	$28,684	$4,544
Current income tax expense:
Canadian operations	$18,943	$9,411	$6,442	$2,969	$7,206
Foreign operations	118	3,653	3,501	152	177
	19,061	13,064	9,943	3,121	7,383
Future income tax expense (recovery):
Canadian operations	(26,751)	23,743	6,060	17,683	11,715
Foreign operations	16,151	357	1,573	(1,216)	(24,460)
	(10,600)	24,100	7,633	16,467	(12,745)
	$8,461	$37,164	$17,576	$19,588	$(5,362)

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

18.                               Income Taxes (Continued)

The following summarizes the recognition of income tax expense (recovery) using a weighted average income tax rate (as a reference point only in that there is no single jurisdiction in which the Company operates that is predominant or for which there is a more appropriate rate) compared with the Company’s actual income tax expense. The weighted average rate has been determined based on the proportion of the statutory rate in each jurisdiction to the earnings (loss) before income taxes and minority interest attributable to each jurisdiction.

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Earnings (loss) before income taxes and minority interest	$(100,969)	$120,233	$91,549	$28,684	$4,544
Effective tax rate	34.12%	34.12%	34.12%	34.12%	33.12%
Expected income taxes (recovery) based on an effective manufacturing and processing income tax rate of approximately 34.12% (September 2003—33.12%)	$(34,451)	$41,023	$31,236	$9,787	$1,505
Changes in income taxes attributed to:
Adjustment to future income tax assets and liabilities for enacted changes in tax laws and rates	—	13,000	—	13,000	(565)
Non-deductible expenses and other foreign tax differences	(7,563)	(20,189)	(17,786)	(2,403)	(10,535)
Large Corporations Tax and other	8,128	5,086	4,942	144	4,541
Valuation allowance on U.S. tax attributes	26,002	1,000	1,000	—	—
Canadian non-deductible expenses	16,345	(2,756)	(1,816)	(948)	(308)
	$8,461	$37,164	$17,576	$19,588	$(5,362)

The Company has been granted tax incentives for its Poland and China subsidiaries. These incentives are subject to certain conditions with which the Company expects to comply.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

18.          Income Taxes (Continued)

Future income tax assets arise from available income tax losses and future income tax deductions. The Company’s ability to use these income tax losses and future income tax deductions is dependent upon the results of the operations of the Company in the tax jurisdictions in which such losses or deductions arose. The tax effects of temporary differences that give rise to significant portions of the future tax assets and liabilities at December 31, 2005 and 2004 are presented below. As a result of a change in disclosure practice, at December 31, 2005, $29,076 was reclassified from future tax liability to current taxes payable.

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
U.S. Region
Future income tax assets:
Non-capital loss carry forwards	$33,742	$31,872
Interest expense carry forwards	12,806	10,625
Deductible reserves	10,491	9,090
Other	2,449	350
	$59,488	$51,937
Future income tax liabilities:
Capital assets	$31,115	$31,335
Other	1,371	3,041
	$32,486	$34,376
Future income tax assets	$27,002	$17,561
Less valuation allowance	27,002	1,000
Future income tax assets	$—	$16,561

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

18.          Income Taxes (Continued)

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
Canadian Region
Future income tax assets:
Non-capital loss carry forwards	$27,312	$17,795
Tax credits	26,074	12,161
Deductible reserves	11,328	8,049
Other	1,112	987
	$65,826	$38,992
Future income tax liabilities:
Capital assets	$130,716	$137,834
Unrealized foreign exchange gain	9,932	6,127
Other	88	44,080
	$140,736	$188,041
Future income tax liabilities	$(74,910)	$(149,049)

As at December 31, 2005, the Company had operating loss carry forwards of $136,905 in the U.S. A summary of these operating loss carry forwards by year of expiry is as follows:

U.S. losses:
2021	$34,575
2022	37,006
2023	12,371
2024	6,764
2025	8,525
Indefinite	37,664
$136,905

As at December 31, 2005, the Company had operating loss carryfowards of $80,047 in Canada. These operating loss carryfowards have an expiry date of 2010 or later.

19.                               Segment Reporting Data

Operating segments are defined as components of an enterprise about which separate financial information is available and which are evaluated regularly by the chief financial decision-makers in deciding how to allocate resources and in assessing performance.

Historically, the Company’s segmented financial reporting structure was developed to show the two very distinct operations of the Company, the Products and Support operations. This structure showed

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

19.          Segment Reporting Data (Continued)

the importance of the Company’s extensive vertical integration and allowed for the measurement of the profitability of each of these operations. However, as a result of the new management team and the development of a comprehensive Management Improvement Plan, it was determined that the segments should change to better reflect how the new management views the operations of the Company going forward. The following table summarizes the new segments the Company will report on.

Reportable segments	Core product divisions
Custom profiles & mouldings	Custom Window Profiles and Interior & Exterior Mouldings
Building products	Exterior Cladding
Construction products	Pipe and Fittings and Building Systems
Home improvement products	Deck, Fence and Railing and Outdoor Storage
Window covering products	Window Coverings
Materials	Materials (Resins, Additives, PVC and Recycling)
Support	Real Estate

Performance is evaluated based on pre-tax earnings before amortization and interest and return on invested capital. The Company sells to a broad range of customers, none of which account for more than 7.1% (2004—6.8%) of net sales.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

19.                               Segment Reporting Data (Continued)

The following tables present financial information from continuing operations and do not include amounts classified as assets held for sale. Segment information for assets held for sale is contained in note 4.

The accounting policies for each of the segments are the same as those described in note 1. Inter-segment transactions are negotiated as if the transactions were to third parties, at market prices.

12 months ended December 31, 2005	Custom profiles & mouldings	Building products	Construction products	Home improvement products	Window covering products	Materials	Support	Total
(audited)
Gross sales	$977,194	$325,158	$340,516	$159,222	$153,423	$248,047	$100,813	$2,304,373
Eliminations	249,946	210	7,889	3,431	17,345	231,702	97,497	608,020
Net sales	$727,248	$324,948	$332,627	$155,791	$136,078	$16,345	$3,316	$1,696,353
Gross profit	$188,770	$75,399	$60,156	$8,715	$22,292	$36,942	$5,989	$398,263
Pre-tax earnings (loss) before amortization and interest	60,723	2,943	(4,050)	(5,130)	(6,870)	13,356	12,320	73,292
Amortization charges	53,545	5,566	13,835	10,735	6,593	11,270	17,687	119,231
Acquisition of property, plant and equipment and goodwill	32,898	5,466	6,081	14,402	1,652	4,941	1,000	66,440
Goodwill	109,328	20,248	20,342	13,887	11,824	9,400	9,326	194,355
Total assets	552,165	170,032	259,655	99,083	109,322	195,595	391,820	1,777,672

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

19.          Segment Reporting Data (Continued)

The accounting policies for each of the segments are the same as those described in note 1. Inter-segment transactions are negotiated as if the transactions were to third parties, at market prices.

15 months ended December 31, 2004	Custom profiles & mouldings	Building products	Construction products	Home improvement products	Window covering products	Materials	Support	Total
(audited)
Gross sales	$1,237,090	$385,509	$353,407	$169,952	$219,802	$249,613	$125,686	$2,741,059
Eliminations	316,191	255	8,839	1,539	35,833	228,200	123,806	714,663
Net sales	$920,899	$385,254	$344,568	$168,413	$183,969	$21,413	$1,880	$2,026,396
Gross profit	$307,966	$100,423	$62,965	$18,796	$22,987	$53,433	$1,945	$568,515
Pre-tax earnings (loss) before amortization and interest	226,269	20,361	(3,611)	(432)	(18,433)	40,324	36,717	301,195
Amortization charges	62,503	7,273	18,281	11,354	11,447	13,223	22,044	146,125
Acquisition of property, plant and equipment and goodwill	47,327	5,511	16,166	11,542	5,041	10,969	3,169	99,725
Goodwill	114,696	21,404	25,342	19,420	12,499	10,193	10,066	213,620
Total assets	631,237	187,136	467,835	228,293	158,686	218,258	547,476	2,438,921

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

19.                               Segment Reporting Data (continued)

The accounting policies for each of the segments are the same as those described in note 1. Inter-segment transactions are negotiated as if the transactions were to third parties, at market prices.

12 months ended December 31, 2004	Custom profiles & mouldings	Building products	Construction products	Home improvement products	Window covering products	Materials	Support	Total
(unaudited)
Gross sales	$995,164	$315,169	$295,789	$150,011	$180,058	$201,361	$100,846	$2,238,398
Eliminations	251,174	203	8,066	1,055	30,802	183,718	98,719	573,737
Net sales	$743,990	$314,966	$287,723	$148,956	$149,256	$17,643	$2,127	$1,664,661
Gross profit (loss)	$242,842	$81,816	$56,006	$18,572	$14,818	$43,964	$(1,067)	$456,951
Pre-tax earnings (loss) before amortization and interest	175,721	15,420	(187)	1,712	(19,427)	32,999	29,865	236,103
Amortization charges	50,651	5,873	14,553	9,374	9,271	10,409	18,273	118,404
Acquisition of property, plant and equipment and goodwill	37,581	4,846	13,650	10,310	4,412	9,512	3,362	83,673

3 months ended December 31, 2003	Custom profiles & mouldings	Building products	Construction products	Home improvement products	Window covering products	Materials	Support	Total
(unaudited)
Gross sales	$241,926	$70,340	$57,618	$19,941	$39,744	$48,252	$24,840	$502,661
Eliminations	65,017	52	773	484	5,031	44,482	25,087	140,926
Net sales	$176,909	$70,288	$56,845	$19,457	$34,713	$3,770	$(247)	$361,735
Gross profit	$65,124	$18,607	$6,959	$224	$8,169	$9,469	$3,012	$111,564
Pre-tax earnings (loss) before amortization and interest	50,548	4,941	(3,424)	(2,144)	994	7,325	6,852	65,092
Amortization charges	11,852	1,400	3,728	1,980	2,176	2,814	3,771	27,721
Acquisition of property, plant and equipment and goodwill	9,746	665	2,516	1,232	629	1,457	(193)	16,052

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

19.                               Segment Reporting Data (Continued)

The accounting policies for each of the segments are the same as those described in note 1.   Inter-segment transactions are negotiated as if the transactions were to third parties, at market prices.

12 months ended September 30, 2003	Custom profiles & mouldings	Building products	Construction products	Home improvement products	Window covering products	Materials	Support	Total
(audited)
Gross sales	$944,733	$309,341	$251,484	$142,920	$223,217	$205,242	$109,005	$2,185,942
Eliminations	229,804	114	322	1,355	20,694	192,262	104,882	549,433
Net sales	$714,929	$309,227	$251,162	$141,565	$202,523	$12,980	$4,123	$1,636,509
Gross profit (loss)	$206,340	$87,287	$30,913	$25,218	$33,189	$44,647	$(25,927)	$401,667
Pre-tax earnings (loss) before amortization and interest	135,423	21,894	(12,455)	4,683	(14,701)	33,287	(10,484)	157,647
Amortization charges	49,381	5,295	13,534	6,998	12,684	11,631	14,124	113,647
Acquisition of property, plant and equipment and goodwill	27,917	6,391	28,236	8,909	5,204	17,395	2,406	96,458

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

19.                               Segment Reporting Data (Continued)

Certain information with respect to geographic regions is presented below:

As At December 31, 2005	Canada	U.S.	Other	Total
(audited)
Property, plant and equipment	$733,680	$219,261	$28,096	$981,037
Goodwill	70,838	117,506	6,011	194,355

As At December 31, 2004	Canada	U.S.	Other	Total
(audited)
Property, plant and equipment	$988,803	$233,027	$102,719	$1,324,549
Goodwill	84,470	118,637	10,513	213,620

	Net sales
12 months ended December 31, 2005	Canada	U.S.	Other	Total
(audited)
Manufactured by:
Canadian operations	$602,005	$436,353	$12,054	$1,050,412	62%
U.S. operations	9,575	619,888	2,266	631,729	37%
Other operations	108	1,108	12,996	14,212	1%
	$611,688	$1,057,349	$27,316	$1,696,353
	36%	62%	2%		100%

	Net sales
15 months ended December 31, 2004	Canada	U.S.	Other	Total
(audited)
Manufactured by:
Canadian operations	$700,644	$537,917	$14,229	$1,252,790	62%
U.S. operations	10,337	745,178	2,533	758,048	37%
Other operations	130	1,288	14,140	15,558	1%
	$711,111	$1,284,383	$30,902	$2,026,396
	35%	63%	2%		100%

	Net sales
12 months ended December 31, 2004	Canada	U.S.	Other	Total
(unaudited)
Manufactured by:
Canadian operations	$576,105	$446,323	$12,913	$1,035,341	62%
U.S. operations	10,303	603,324	2,196	615,823	37%
Other operations	130	1,267	12,100	13,497	1%
	$586,538	$1,050,914	$27,209	$1,664,661
	35%	63%	2%		100%

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

19.          Segment Reporting Data (Continued)

	Net sales
3 months ended December 31, 2003	Canada	U.S.	Other	Total
(unaudited)
Manufactured by:
Canadian operations	$124,539	$91,594	$1,316	$217,449	60%
U.S. operations	34	141,854	337	142,225	39%
Other operations	—	21	2,040	2,061	1%
	$124,573	$233,469	$3,693	$361,735
	34%	65%	1%		100%

	Net sales
12 months ended September 30, 2003	Canada	U.S.	Other	Total
(audited)
Manufactured by:
Canadian operations	$535,480	$428,688	$5,182	$969,350	59%
U.S. operations	202	647,844	2,668	650,714	40%
Other operations	—	1,096	15,349	16,445	1%
	$535,682	$1,077,628	$23,199	$1,636,509
	33%	66%	1%		100%

20.                               Supplemental Cash Flow Information

(a)                                Items not affecting cash (bank indebtedness) of continuing operations:

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Loss on write-down of businesses	$34,083	$—	$—	$—	$—
Amortization charges	119,231	146,125	118,404	27,721	113,647
Amortization of deferred financing costs	257	329	263	66	280
Future income taxes	(41,200)	28,378	11,791	16,587	(13,498)
Asset write-downs	50,268	17,523	16,308	1,215	158,200
Other	27,022	(2,020)	(13,744)	11,724	(21,232)
Cash provided	$189,661	$190,335	$133,022	$57,313	$237,397

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

20.                               Supplemental Cash Flow Information (Continued)

(b)                               Change in non-cash working capital:

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Accounts receivable	$(51,248)	$67,762	$10,015	$57,747	$16,329
Inventories	5,753	(78,475)	(36,157)	(42,318)	39,347
Prepaid expenses	(9,989)	9,727	4,498	5,229	(4,285)
Accounts payable and accrued liabilities	86,816	26,422	37,071	(10,649)	(5,447)
Cash provided	$31,332	$25,436	$15,427	$10,009	$45,944

The changes noted above are exclusive of non-cash working capital acquired through acquisitions.

21.                               Financial Instruments and Risk Management

(a)                                Derivative financial instruments:

The Company does not currently hold or issue derivative financial instruments.

(b)                               Fair values of financial instruments:

The Company’s accounts receivable, bank indebtedness and accounts payable and accrued liabilities generally have short-term maturities. As a result, their fair values approximate their carrying values as recorded in the Company’s consolidated balance sheets.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

21.                               Financial Instruments and Risk Management (Continued)

The following table presents the carrying values and the estimated fair values of the Company’s long-term debt instruments. Fair value estimates are based on a discounted cash flow approach, which discounts scheduled payments to present value using current market yields for debt with similar terms and risks. The estimates involve the use of assumptions and judgments and changes in the assumptions used could significantly affect the fair value estimates calculated. The estimates are made at a specific point in time and may not be reflective of future market conditions.

	As at December 31, 2005		As at December 31, 2004
	(audited)		(audited)
	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
7.17% U.S. $15 million Senior Unsecured notes, Series A, due August 31, 2006	$17,489	$17,266	$36,057	$38,966
7.31% U.S. $25 million Senior Unsecured Notes, Series B, due August 31, 2006	29,147	28,801	30,048	32,443
7.10% U.S. $115 million Senior Unsecured Notes, Series D, due November 14, 2007	134,078	129,371	138,218	148,623
6.9% CDN$ Medium Term Notes, due April 13, 2010	116,532	109,276	116,532	131,522

(c)                                Credit risk:

The Company is exposed to credit risk under its commercial activities, which include shipping goods to customers deemed to be creditworthy in advance of receiving payment. Accounts receivable are not subject to any significant concentrations of credit risk due to the diversification of the Company’s customer base. The Company manages credit risk by evaluating its customers’ creditworthiness on an ongoing basis, and additionally purchases credit risk insurance for certain receivables to insure against the risk of loss in excess of an agreed deductible.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

22.                               Commitments

(a)                                Leases:

The Company is a lessee under operating leases with third party lessors for various real estate assets, as well as for manufacturing and other equipment. Such operating lease agreements require periodic lease payments by the Company in return for use of the property, and are generally subject to a minimum fixed term, with penalties for early termination. The future minimum lease payments at December 31, 2005 are as follows:

2006	$25,939
2007	11,514
2008	9,389
2009	6,767
2010	3,356
Thereafter	2,103
$59,068

(b)                               Long-term agreement:

The Company has a long-term agreement with Westlake Vinyls Inc. (“Westlake”) for the annual purchase of up to 460 million pounds of vinyl chloride monomer. The agreement with Westlake had a pricing mechanism that was linked to data published in two industry trade magazines. On January 1, 2006, one of the trade magazines ceased publishing the pricing information. On April 7, 2006, the Company filed a Notice of Application seeking a court order declaring that this long-term agreement with Westlake is void and unenforceable. Subsequently, Westlake filed its own application seeking a determination that the supply agreement is valid. In efforts to resolve this dispute, the Company and Westlake entered into discussions aimed at arriving at a new mutually agreed pricing mechanism. Those discussions did not result in an agreement and the applications by the parties are now scheduled to be heard by the court in late October 2006.

23.                               Contingencies

In December 2004, two shareholders filed securities fraud lawsuits against the Company and certain of its former officers and directors in the United States District Court for the Southern District of New York. These punitive class action lawsuits were consolidated on March 10, 2005 and named In re Royal Group Technologies Securities Litigation, 04 CV 9809 (HB) (S.D.N.Y.). The Lead Plaintiffs appointed by the Court filed a consolidated amended class action complaint on May 5, 2005, alleging that defendants violated U.S. securities laws by, among other things, failing to disclose certain related-party transactions. The Lead Plaintiffs sought to bring the action on behalf of a class of all persons who purchased or otherwise acquired the common stock of the Company between February 24, 2000 and October 18, 2004. The defendants moved to dismiss the consolidated class action lawsuit on July 15, 2005. On

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

23.          Contingencies (Continued)

November 21, 2005, the Court issued an Opinion and Order dismissing the consolidated lawsuit without prejudice on the grounds that a Canadian court would provide a more convenient forum. The Court entered judgment in favour of the Company on November 22, 2005. Plaintiffs did not appeal the Court’s decision to the United States Court of Appeals.

The Company and certain of its former officers and directors have been named as defendants in two shareholder lawsuits filed in the United States District Court for the Southern District of New York that seek class action status. The first complaint was filed on February 2, 2006. The second complaint was filed on February 3, 2006. Both of these actions purport to be brought on behalf of:

(a)                                All United States citizens and entities that purchased or otherwise acquired the common stock of Royal Group on the New York Stock Exchange or the Toronto Stock Exchange; and

(b)                               All foreign persons and entities that purchased or otherwise acquired the common stock of Royal Group on the New York Stock Exchange between February 24, 2000 and October 18, 2004.

Plaintiffs in both actions allege that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by, among other things, failing to disclose certain related-party transactions. The complaints each seek certification of the putative class, unspecified damages, reasonable costs and attorneys’ fees, and other relief the court may deem appropriate. On April 3, 2006, three putative class members moved to consolidate these two related actions, to be appointed joint Lead Plaintiffs and for approval of their counsel as Lead Counsel. On June 22, 2006, the Court orally granted this motion, which consolidated these two actions, named the three putative class members as Lead Plaintiffs, and approved their selection of Lead Counsel.

Lead Plaintiffs filed a consolidated amended complaint on July 24, 2006. Pursuant to the Court’s scheduling order, defendants’ motions to dismiss the consolidated amended complaint must be filed no later than September 22, 2006, and briefing of defendants’ motions to dismiss is to be completed no later than December 21, 2006.

The Company, certain of its former officers and certain of its former and current directors also have been named as defendants in a proposed shareholder class action lawsuit filed on February 24, 2006 in the Ontario Superior Court of Justice (the “Ontario Action”). The Ontario Action seeks to bring a class action on behalf of all persons who acquired securities of the Company from February 26, 1998 to October 18, 2004. It claims damages for oppression and negligent misrepresentation of $700,000, punitive damages of $300,000 as well as interest and costs. The Ontario Action alleges, among other things, that the Company failed to disclose certain related party transactions.

The Company is presently unable to determine whether these actions will have a material adverse effect on the business, results of operations, financial condition and liquidity of the Company and intends to defend itself vigorously in these actions.

The Company has further received a demand letter from U.S. counsel for an individual shareholder. It threatens a court application for leave to bring a derivative action on behalf of the

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

23.          Contingencies (Continued)

Company against certain former officers of the Company in respect of related party transactions, as well as senior officers and directors of the Company since January 1998, if the Company itself does not commence the demanded action. The Company’s Audit Committee is in the process of reviewing the demand and will make a recommendation to the Board on how to proceed.

Subsequent to the year end, the SEC has commented on the Company’s Form 40-F in respect of fiscal 2004, fiscal 2005 and its quarterly filings in 2005. The SEC has raised some comments related to the Company’s goodwill valuation and the full valuation allowance of the Company’s U.S future tax losses. The process of responding to SEC’s comments is complete and resulted in the Company refiling its Management Discussion and Analysis documents for the twelve months ended December 31, 2005 and for the quarter ended June 30, 2006. No adjustments to the financial statements in respect of these matters was required.

The Company is the subject of a criminal investigation being conducted by the Antitrust Division of the United States Department of Justice (“Department of Justice”). The investigation focuses on alleged price fixing in the window coverings industry. Subsequent to the year-end, the Company reached an agreement in principle to resolve the matter with the Department of Justice for an amount the Company had previously accrued in its financial statements to settle the matter. The Company has not yet finalized an agreement with the Department of Justice.

Subsequent to the year end, the Company has also been contacted by counsel for a group of potential civil plaintiffs (direct purchasers) that have indicated their intention to commence civil litigation against the Company pertaining to the conduct that is the subject of the Department of Justice investigation. To date, no civil lawsuits have been filed.

The ongoing investigations described in note 2(a) to the consolidated financial statements may produce results that have a material impact on the Company and its previously reported financial results.

The Company is also involved in various claims, legal proceedings, investigations and complaints arising in the course of business. Where the Company expects to incur a loss as a result of a claim, an estimate of the loss has been recorded as an expense. In all other cases, the Company cannot determine whether these claims, legal proceedings, investigations and complaints will, individually or collectively, have a material adverse effect on the business, results of operations and financial condition and liquidity of the Company. The Company is presently unable to determine whether these actions will have a material adverse effect on the business, results of operations, financial condition and liquidity of the Company.

24.                               Guarantees

In the normal course of business, the Company grants letters of credit, enters into indemnification agreements, and provides guarantees to third parties, including the following:

(a)                                Irrevocable standby letters of credit:

The Company may grant irrevocable standby letters of credit, issued by highly-rated financial institutions, in favour of third parties to indemnify them in the event the Company fails

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

24.          Guarantees (Continued)

to meet its contractual obligations. On issue, the Company concurrently enters into a reimbursement agreement with the issuing financial institution, which provides that the Company will reimburse any amounts paid out on its behalf under the letter of credit. As of December 31, 2005, outstanding letters of credit totalled $20,671, maturing on various dates during 2006. The Company has not recorded any additional liability with respect to these guarantees as it does not expect to pay amounts in excess of those already recorded on its financial statements.

(b)                               Indemnifications:

The Company from time to time is required to indemnify third parties against various risks when entering into contractual arrangements with them, and customarily obtains reciprocal and comparable indemnifications from the counterparty. Such indemnifications may require payment for breach of contractual terms, changes in laws or regulations including as to the taxation of income, environmental liabilities, or litigation. The indemnification period generally is limited to the term of the underlying contract plus applicable limitation periods, if any, under law. The maximum potential amount of future payments that the Company would be liable to make under such indemnification agreements is not reasonably quantifiable as certain indemnifications are not subject to limitation; however, the Company provides indemnifications only when an assessment of the underlying business circumstances indicates that the risk of loss is remote. No amount has been accrued in the Company’s December 31, 2005 consolidated financial statements related to this type of indemnification as historically the Company has not made any material payments under such indemnifications and management considers it unlikely that any such payments will be required in the future.

The Company indemnifies its directors and officers against any and all claims or losses reasonably incurred in the performance of their service to the Company to the extent permitted by law. The Company acquires liability insurance for its directors and officers as well as those of its subsidiaries.

(c)                                Guarantees of third party debt:

The Company on occasion may issue guarantees in favour of financial institutions with respect to third party debt obligations. Such guarantees are intended to indemnify the financial institution against loss in the event the third party defaults on repayment of the debt. As at December 31, 2005, the Company’s maximum liability, under and the fair value of, such guarantees amounted to $1,178. Subsequent to December 31, 2005 one guarantee was returned undrawn; the Company’s maximum liability under the remaining guarantee was $70. The guarantee is not limited to a fixed term; however, the underlying third party liability is renewable annually.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

24.          Guarantees (Continued)

(d)                               Related party debt:

The Company has issued a support letter to a financial institution with respect to the debt obligations of an equity accounted subsidiary. The support letter stipulates that the Company will provide the subsidiary with sufficient working capital to enable it to repay, and will cause the subsidiary to repay, principal, interest, and other amounts owed to the financial institution when due. As at December 31, 2005, the Company’s maximum liability, under and the fair value of, the support letter amounted to $3,209. While the support letter is not limited to a fixed term, the Company has notified the financial institution of its intention to divest the subsidiary and has revoked its obligations for amounts owed in excess of those outstanding as of the date of notification. Subsequent to December 31, 2005 the Company has divested the subsidiary and the support letter was returned undrawn and was cancelled.

25.                               Related Party Transactions

Related party transactions are summarized in the following table:

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Companies related to the former controlling shareholder	$273	$870	$715	$155	$1,650
Non-wholly owned subsidiary and minority shareholders of this subsidiary	6,897	12,107	6,349	5,758	350

At December 31, 2005, there are accounts receivable from companies related to the former controlling shareholder of $36 (2004—$100) and an accounts receivable from the former controlling shareholder of nil (2004—$1,130). At December 31, 2005, there are accounts receivable of $89
(2004—$148) and accounts payable of $1,455 (2004—$2,452) relating to other related parties.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

25.                               Related Party Transactions (Continued)

With the exception of the sale of the real estate as noted in note 2(b)(xv), these related party transactions were in the normal course of the Company’s business relating either to products typically manufactured by it and sold at prices and terms consistent with those to third parties, the recovery of costs incurred in respect of certain shared services and the purchase of other goods and services such as rent for premises.

26.                               Significant Differences between Canadian and United States Generally Accepted Accounting Principles

These consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, U.S. GAAP differs from Canadian GAAP. The following is a summary of the effect of significant differences in GAAP on the consolidated financial statements:

(a)                                Description of GAAP differences:

(i)                                  Substantively enacted tax laws and rates:

Canadian GAAP permits the recognition of the impact of substantively enacted changes in tax laws and rates on the measurement of future income tax assets and liabilities in the period those tax laws and rates have been substantively enacted. There are no substantively enacted rates in the periods presented.

U.S. GAAP does not recognize the concept of substantively enacted tax laws and rates and only allows recognition of the impact of a tax rate reduction on future income tax assets and liabilities once it is passed into a law.

(ii)                              Comprehensive income:

The Financial Accounting Standards Board (“FASB”) in the United States issued Statement of Financial Accounting Standard (“SFAS”) No. 130, which establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Canadian GAAP has issued similar guidance effective for fiscal periods beginning on or after October 1, 2006.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

26.                               Significant Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

(iii)                          Incorporated joint ventures:

U.S. GAAP requires investments in incorporated joint ventures to be accounted for under the equity method, while under Canadian GAAP, the accounts of incorporated joint ventures are proportionately consolidated. However, under rules promulgated by the SEC, a foreign registrant may, subject to the provision of additional information, continue to follow proportional consolidation for purposes of registration and other filings notwithstanding the departure from U.S. GAAP. Consequently, the additional information regarding the Company’s interest in joint ventures is presented in note 5.

(b)                               Net earnings (loss) in accordance with U.S. and Canadian GAAP:

There are no differences in the determination of net earnings (loss) between U.S. and Canadian GAAP.

(c)                                Comprehensive loss for U.S. GAAP purposes is determined as follows:

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Net earnings (loss) in accordance with U.S. GAAP	$(270,442)	$36,849	$33,123	$3,726	$(58,211)
Foreign currency translation adjustment	18,555	(41,472)	(33,748)	(7,724)	(73,139)
Comprehensive loss based on U.S. GAAP	$(251,887)	$(4,623)	$(625)	$(3,998)	$(131,350)

(d)                               Shareholders’ equity in accordance with U.S. GAAP:

There are no differences in the determination of shareholders’ equity between U.S. and Canadian GAAP.

(e)                                Effect on consolidated balance sheets and consolidated statements of earnings:

The application of U.S. GAAP would result in the following presentation of these captions on the consolidated balance sheets and consolidated statements of earnings:

	As at December 31, 2005	As at December 31, 2004
	(audited)	(audited)
Term debt	$297,623	$321,517
Net future income tax liabilities	74,910	132,488

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

26.                               Significant Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Tax provision	$8,461	$37,164	$17,576	$19,588	$(5,362)
Interest and financing charges	25,441	34,837	26,150	8,687	39,456

(f)                                  Other disclosures:

(i)                                  Accounting for employee stock options:

Prior to fiscal 2003, the Company, as permitted under SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), accounted for stock options using the intrinsic value method and was required to disclose pro forma earnings and earnings per share information as if the Company had accounted for its employee stock options issued in 1995 and subsequent years under the fair value method.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model. During 2005, 275,000 (2004—nil) stock options were granted with the following weighted average assumptions:

Assumptions	2005
Risk-free interest rate	3.9%
Expected life	5.3 years

Expected volatility

52.4%

Dividend yield

—
Weighted average fair value of options granted	$6.30

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (“SFAS No. 148”). An amendment of FASB No. 123, SFAS No. 148 amended the transitional provisions of SFAS No. 123 for entities choosing to recognize stock-based compensation under the fair value-based method of SFAS No. 123, rather than electing to continue to follow the intrinsic value method. Under SFAS No. 148, the Company could have adopted the recommendations of SFAS No. 123 either (a) prospectively to awards granted or modified after the beginning of the year of adoption, (b) retroactively with restatement for awards granted or modified since January 1, 1995, or (c) prospectively to awards granted or modified since January 1, 1995. Effective October 1, 2002, the Company elected to expense employee stock-based compensation using the fair value method prospectively for all awards granted after October 1, 2002.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

26.                               Significant Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

Had the Company applied the fair value-based method to all stock options outstanding at the date of adoption, the Company’s net earnings (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated below:

	12 months ended December 31, 2005	15 months ended December 31, 2004	12 months ended December 31, 2004	3 months ended December 31, 2003	12 months ended September 30, 2003
	(audited)	(audited)	(unaudited)	(unaudited)	(audited)
Net earnings (loss) in accordance with U.S. GAAP	$(270,442)	$36,849	$33,123	$3,726	$(58,211)
Pro forma stock-based compensation expense	(543)	(1,155)	(907)	(248)	(3,822)
Pro forma net earnings (loss)	$(270,985)	$35,694	$32,216	$3,478	$(62,033)
Basic earnings (loss) per share:
As reported	$(2.89)	$0.39	$0.35	$0.04	$(0.62)
Pro forma	(2.90)	0.38	0.34	0.04	(0.67)
Diluted earnings (loss) per share:
As reported	$(2.89)	$0.39	$0.35	$0.04	$(0.62)
Pro forma	(2.90)	0.38	0.34	0.04	(0.67)

(ii)                              New accounting pronouncements:

In March 2005, FASB Financial Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 clarified that the term “conditional asset retirement obligation” as used in Statement of Financial Accounting Standards, or SFAS No. 143, “Accounting for Asset Retirement Obligations”, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires that either a liability be recognized for the fair value of a legal obligation to perform asset retirement activities that are conditional on a future event if the amount can be reasonably estimated, or where it cannot, that disclosure of the liability exists, but has not been recognized and the reasons why a reasonable estimate cannot be made. FIN 47 became effective for interim or annual periods ending after December 15, 2005. Under Canadian GAAP on December 6, 2005, the CICA Emerging Issues Committee (“EIC”) issued Abstract EIC-159, which conforms the accounting standards for conditional asset retirement obligations to U.S. GAAP, but is only effective for interim and annual financial statements for fiscal years ending after March 31, 2006. The implementation of FIN 47 is not expected to have a material impact on the Company’s consolidated financial statements.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

26.                               Significant Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires that a voluntary change in an accounting principle be applied retrospectively with all prior period financial statements presented using the new accounting principle. SFAS No. 154 also requires that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a restatement. SFAS No. 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The implementation of SFAS No. 154 has not had a material impact on the Company’s consolidated financial statements.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes. This interpretation prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. At this time, the CICA has indicated that Canadian GAAP will not seek to conform to the exact guidance mandated in FIN 48. Therefore, future differences may exist between Canadian and U.S. GAAP for the accounting for uncertain tax positions. The Company is currently assessing the impact of FIN 48 on its results under U.S. GAAP.

27.                               Plan of Arrangement with Georgia Gulf Corporation

On June 9, 2006, the Company entered into an Arrangement Agreement (“Arrangement”) with Georgia Gulf pursuant to which Georgia Gulf will acquire all of the common shares of Royal Group at a price of $13.00 (CAD) per share. The Company had been involved in a sale process since May 25, 2005, when its Board of Directors announced that it would open a data room and solicit bids from a broad group of potential acquirers. Royal Group’s Board of Directors acting on the unanimous recommendation of the special committee of independent directors for the previously announced sale process, unanimously approved the transaction and determined that the transaction was fair to the Company’s shareholders and was in the best interests of the Company. The Board of Directors recommended that Royal Group shareholders vote in favour of the transaction.

On August 4, 2006, the shareholders of the Company voted and approved the Arrangement with Georgia Gulf and the acquisition by Georgia Gulf of all the outstanding common shares. The Company expects the transaction will close in October 2006.

The Arrangement is conditional upon receipt of all approvals under the Competition Act (Canada), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (U.S.), as amended from time to time, and the Investment Canada Act (Canada). The Company anticipates that the approvals will be received by the end of September 2006.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

27.                               Plan of Arrangement with Georgia Gulf Corporation (Continued)

As a result of the shareholder approval of the Arrangement with Georgia Gulf, certain of the Company’s agreements contain change of control provisions that are enacted.

(i)                                  Management Incentive Plans

The Company has two management incentive plans that provide incentives to executives and other key employees of the Company:

(i)                                  Long-Term Incentive Plan—Cash Award

(ii)                              Senior Management Incentive Plan—Restricted Share Units

These incentive plans provide for awards, in cash or restricted share units, as applicable, that vest at the end of three years if pre-determined corporate financial targets, as approved by the Company, are met. Upon the acquisition of common shares of the Company, which results in an acquirer beneficially owning in excess of 50% of the outstanding common shares of the Company, all of the outstanding awards will be subject to accelerated vesting, without regard to the conditions relating to financial performance.

The Long-Term Incentive Plan stipulates that thirty percent of the outstanding grants will accelerate and vest immediately upon a change in control of the Company. This will result in a payout of $9,738, which is not currently accrued in the Company’s consolidated financial statements. The remaining unvested grants will be cancelled and forfeited and the Long-Term Incentive Plan will be terminated.

The Senior Management Incentive Plan stipulates that either thirty or fifty percent of the employee’s outstanding RSUs will accelerate and vest immediately upon a change in control of the Company. However, the Arrangement with Georgia Gulf requires the Company to cancel all issued and outstanding RSUs immediately prior to the effective date of the change in control, whether vested or unvested, in exchange for a cash payment equal to $13.00 per RSU. This will result in a payout of approximately $14,365, which is not currently accrued in the Company’s consolidated financial statements. The Senior Management Incentive Plan will then be terminated.

ii.                                     Stock Option Plan

The Company maintains a stock option plan to allow management and key operating personnel to purchase common shares. The Arrangement with Georgia Gulf requires the Company to cancel all issued and outstanding options immediately prior to the effective date of the change in control, whether vested or unvested, in exchange for a cash payment to the option holder equal to the amount if any, by which $13.00 exceeds the exercise price payable under such option. This will result in 145,000 options qualifying for an aggregate cash payout of $300, which is not currently accrued in the Company’s financial statements. The remaining 2,116,000 options that did not qualify for the cash payment will be cancelled. The Stock Option Plan will then be terminated.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

27.                               Plan of Arrangement with Georgia Gulf Corporation (Continued)

iii.                                 Employment Agreements

Certain executive officers have written employment agreements with the Company that require the Company to pay termination payments to such officers in the event of termination of employment following a change in control in the Company. No amount is currently accrued in the Company’s financial statements for these termination payments.

iv.                                   Term Debt and Bank Indebtedness

The Company’s debt agreements, including those related to its syndicated revolving credit facility, the Series A, Series B and Series D Senior Unsecured Notes, and the Medium Term Notes, include provisions under which the lenders may require repayment of the outstanding debt in the event of a change in control of the Company.

28.                               Subsequent Events

In addition to the events related to the Arrangement with Georgia Gulf discussed in note 27, the following material events have occurred subsequent to December 31, 2005.

(a)           Management Improvement Plan

Subsequent to the year end, the Company completed the sale of certain non-core business units and non-performing operations as part of its previously announced plan for improving the financial performance and liquidity of the Company. The total consideration was $189,983, of which $173,112 has been received, and is not materially different from the Company’s expectations.

The Company completed the sales of Royal Alliance Inc., Amut S.p.A., Baron Metal Industries Inc., Royal Building Systems Argentina and Novo Europe B.V. The financial positions of the businesses have been reclassified as held for sale at December 31, 2005 and their financial results have been segregated and presented separately as discontinued operations for all periods presented.

The Company also completed the sale of Vinyltech Inc., the assets of a tooling company located in Woodbridge, Ontario and 550 thousand square feet of excess manufacturing space. At December 31, 2005, the net assets for the above-noted entities and the excess manufacturing space were classified as assets held for sale in the consolidated financial statements.

The Company has announced further plant consolidations, with another 1.5 million square feet of excess manufacturing space, which the Company has identified to be sold over the next twelve months.

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

28.          Subsequent Events (Continued)

(b)          Tech-Wood USA, LLC

On April 27, 2006, the Company entered into a letter of intent to acquire Tech-Wood USA, LLC (“Tech-Wood”), a U.S. start-up company, which is located in Greenwood, South Carolina. Tech-Wood has a patented polymer and wood-fiber technology for manufacturing wood-polymer composite products such as decking, fencing, railing and other building materials. Tech-Wood holds the exclusive North American rights to this technology. On July 27 2006, the Company decided not to proceed further with the acquisition of Tech-Wood.

(c)                                Royal Group (China) Limited

On July 4, 2006, the Company acquired the outstanding minority interest of Royal Group (China) Limited for consideration of $5,600 (USD) of which $2,300 (USD) was paid on the closing date. The remaining consideration will be paid by December 31, 2008.

(d)                               Goodwill

During the quarter ended June 30, 2006, the Company entered into an Arrangement with Georgia Gulf to acquire all of the common shares of the Company at $13.00 per share. As a result of this event, management compared the fair value of each of the reporting units with its carrying amount, including the goodwill allocated to the respective reporting unit. The fair value of the reporting units was calculated using discounted future cash flows. The calculation was performed in a manner consistent with the goodwill analysis conducted as of December 31, 2005, but was based upon updated data to June 30, 2006 including the cash payment contemplated under the Arrangement with Georgia Gulf. Management concluded that goodwill was impaired in three reporting units contained within two reporting segments, namely home improvement products and window covering products at June 30, 2006. As a result, the Company recorded an impairment charge of $25,496 for the three months ended June 30, 2006.

(e)                                Quebec Tax

On May 9, 2006, the Quebec government tabled Bill 15 in the National Assembly, An Act to amend the Taxation Act and other legislative provisions. During the quarter ended June 30, 2006, the Company recorded a charge to income tax expense of $30,700 and a charge to interest and financing of $8,624 due to the impact of Quebec’s retroactive legislation.

(f)                                  Credit Facility Amendment

Subsequent to the year end, the Company’s credit agreement was amended to reduce the available limit of the credit facility by an amount equal to all divestitures in excess of $100,000.

(g)                                Senior Management Incentive Plan

During the second quarter ended June 30, 2006, the Company reviewed the employee compensation accrual for the Senior Management Incentive Plan and determined that the

ROYAL GROUP TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands of Canadian dollars, except share numbers and per share amounts)

Twelve months ended December 31, 2005 (audited), fifteen months ended December 31, 2004 (audited), twelve months ended December 31, 2004 (unaudited), three months ended December 31, 2003 (unaudited)
and twelve months ended September 30, 2003 (audited)

28.          Subsequent Events (Continued)

Company would be able to achieve one of the two pre-established targets for payout under the plan. The Company adjusted the accrual by $3,200 to reflect the estimated payout at 50% for December 31, 2006. At December 31, 2005, the employee compensation accrual for the Senior Management Incentive Plan was $7,620.

(h)                               SEC Comments

Subsequent to the year end, the SEC has commented on the Company’s Form 40-F in respect of fiscal 2004, fiscal 2005 and its quarterly filings in 2006. The SEC had raised some comments related to the Company’s goodwill valuation and the full valuation allowance of the Company’s U.S future tax losses. The process of responding to SEC’s comments is complete and resulted in the Company refiling its Management Discussion and Analysis documents for the twelve months ended December 31, 2005 and for the quarter ended June 30, 2006. No adjustments to the financial statements in respect of these matters was required.

(i)                                  Contingencies

The Company is the subject of a criminal investigation being conducted by the Antitrust Division of the United States Department of Justice (“Department of Justice”). The investigation focuses on alleged price fixing in the window coverings industry. The Company recently reached an agreement in principle to resolve the matter with the Department of Justice for an amount the Company had previously accrued in its financial statements to settle the matter. The Company has not yet signed an agreement with the Department of Justice.

The Company has also been contracted by counsel for a group of potential civil plaintiffs (direct purchasers) that have indicated their intention to commence litigation against the Company pertaining to the conduct that is the subject of the Department of Justice investigation. As of this report, no civil lawsuits have been filed.

ROYAL GROUP TECHNOLOGIES LIMITED
UNAUDITED INTERIM CONSOLIDATED BALANCE SHEETS
(In thousands of Canadian dollars, except shares numbers and per share amounts)

	As at June 30, 2006	As at December 31, 2005
	(unaudited)	(audited)
ASSETS
Current assets:
Accounts receivable, net of allowance of 15,794 (2004-19,512) (note 5)	$304,442	$228,584
Inventories (note 6)	355,985	346,887
Prepaid expenses	21,129	15,461
Current other receivables (note 3 (c))	31,341	—
Current assets held for sale (note 3)	21,715	174,593
	734,612	765,525
Other receivables (note 3 (d))	15,177	—
Property, plant and equipment (note 7)	941,173	981,037
Goodwill (note 8)	167,197	194,355
Other assets (note 9)	11,154	11,348
Long-lived assets held for sale (note 3)	23,122	83,988
	$1,892,435	$2,036,253
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank indebtedness (note 10)	$151,948	$158,789
Accounts payable and accrued liabilities (note 11)	328,683	274,746
Term debt due within one year (note 12)	44,812	46,902
Current liabilities held for sale (note 3)	18,316	119,026
	543,759	599,463
Term debt (note 12)	244,778	250,721
Future income tax liabilities (note 17)	55,926	74,910
Minority interest	405	856
Shareholders’ equity:
Capital stock (note 13)	634,866	634,866
Contributed surplus (note 14)	7,178	8,020
Retained earnings	547,518	599,637
Currency translation adjustment	(141,995)	(132,220)
	1,047,567	1,110,303
Investigations (note 2)
Commitments and contingencies (notes 4, 20 and 21)
Plan of Arrangement with Georgia Gulf Corporation (note 24)
Subsequent events (note 25)
	$1,892,435	$2,036,253

See accompanying notes to consolidated financial statements.

On behalf of the Board:

Director, President and Chief Executive Officer	Director, Chairman of the Board
Lawrence Blanford	Robert Lamoureux

ROYAL GROUP TECHNOLOGIES LIMITED
UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands of Canadian dollars, except share numbers and per share amounts)

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$458,424	$486,680	$796,508	$823,330
Cost of sales	336,976	358,872	606,720	616,201
Gross profit	121,448	127,808	189,788	207,129
Selling costs	24,190	26,877	48,417	50,810
Delivery and warehousing costs	32,106	36,810	60,557	68,186
General and administration costs	47,095	24,027	88,357	55,844
Other items (note 16)	15,605	—	7,794	—
Operating earnings (loss)	2,452	40,094	(15,337)	32,289
Interest and financing charges (note 17)	16,306	8,543	24,171	14,240
Earnings (loss) from continuing operations before income taxes and minority interest	(13,854)	31,551	(39,508)	18,049
Income tax expense (note 17)	26,523	7,987	19,912	4,537
Earnings (loss) from continuing operations before minority interest	(40,377)	23,564	(59,420)	13,512
Minority interest	2	(278)	264	(291)
Earnings (loss) from continuing operations	(40,375)	23,286	(59,156)	13,221
Discontinued operations, net of income taxes (note 3):
Loss from operations	(5,372)	(4,703)	(6,254)	(6,033)
Gain on sale of businesses and component parts	13,244	—	13,291	—
Earnings (loss) from discontinued operations	7,872	(4,703)	7,037	(6,033)
Net earnings (loss)	$(32,503)	$18,583	$(52,119)	$7,188
Earnings (loss) per share (note 15)
Basic earnings (loss) per common share from continuing operations	(0.43)	0.25	(0.63)	0.14
Basic earnings (loss) per common share	(0.35)	0.20	(0.56)	0.08
Diluted earnings (loss) per common share from continuing operations	(0.43)	0.25	(0.63)	0.14
Diluted earnings (loss) per common share	(0.35)	0.20	(0.56)	0.08

See accompanying notes to consolidated financial statements.

ROYAL GROUP TECHNOLOGIES LIMITED
UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
(In thousands of Canadian dollars, except share numbers and per share amounts)

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Retained earnings, beginning of period	$580,021	$867,384	$599,637	$878,779
Net earnings (loss)	(32,503)	18,583	(52,119)	7,188
Premium on conversion of multiple voting shares (note 13 (c))	—	(8,700)	—	(8,700)
Retained earnings, end of period	$547,518	$877,267	$547,518	$877,267

See accompanying notes to consolidated financial statements.

ROYAL GROUP TECHNOLOGIES LIMITED
UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASHFLOW
(In thousands of Canadian dollars, except share numbers and per share amounts)

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash provided by (used in):
Operating activities:
Net earnings (loss)	$(32,503)	$18,583	$(52,119)	$7,188
Earnings (loss) from discontinued operations	7,872	(4,703)	7,037	(6,033)
Earnings (loss) from continuing operations	(40,375)	23,286	(59,156)	13,221
Items not affecting cash (bank indebtedness) of continuing operations (note 19)	37,729	34,194	47,788	63,917
Change in non-cash working capital (note 19)	(2,651)	(2,798)	(54,852)	(120,127)
	(5,297)	54,682	(66,220)	(42,989)
Financing activities:
Repayment of term bank loan	—	—	—	(324,836)
Repayment of term debt	(64)	(71)	(130)	(141)
	(64)	(71)	(130)	(324,977)
Investing activities:
Acquisition of property, plant and equipment	(21,054)	(17,101)	(33,465)	(36,818)
Proceeds from the sale of non-strategic assets	45,387	—	88,751	161
Change in investments	192	(229)	(161)	(145)
Change in other assets	(358)	(357)	(658)	(518)
Change in minority interest	—	(1,600)	—	(1,700)
	24,167	(19,287)	54,467	(39,020)
Discontinued operations:
Operating activities	(751)	(1,057)	2,970	1,150
Investing activities	24,692	(1,678)	48,190	(3,325)
	23,941	(2,735)	51,160	(2,175)
Effect of foreign exchange rate on cash (bank indebtedness)	(1,503)	276	(1,444)	227
Increase (decrease) in cash	41,244	32,865	37,833	(408,934)
Cash (bank indebtedness), beginning of period	(192,230)	(329,711)	(188,819)	112,088
Cash (bank indebtedness), end of period	$(150,986)	$(296,846)	$(150,986)	$(296,846)
Consists of:
Cash (bank indebtedness) of continuing operations	$(151,948)	$(296,846)	$(151,948)	$(296,846)
Cash (bank indebtedness) of discontinued operations	962	—	962	—
Cash (bank indebtedness), end of period	$(150,986)	$(296,846)	$(150,986)	$(296,846)
Supplemental cash flow information:
Interest and financing charges paid	$8,458	$5,365	$11,918	$9,317
Income taxes paid	1,879	2,287	3,646	4,573

See accompanying notes to consolidated financial statements.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

1.                                      Basis of Presentation

These interim unaudited consolidated financial statements include the accounts of Royal Group Technologies Limited, its subsidiaries and its proportionate share of its joint ventures (collectively “Royal Group” or “the Company”). All significant inter-company balances and transactions have been eliminated.

These interim unaudited consolidated financial statements are expressed in Canadian dollars and have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) for interim financial statements. These financial statements are based upon accounting policies applied consistently with those used and described in the Company’s annual consolidated financial statements. These interim financial statements do not include all of the disclosures included in the annual financial statements, and therefore should be read in conjunction with the audited consolidated financial statements of the Company, including the notes thereto, for the year ended December 31, 2005 (the “2005 audited financial statements”).

The information furnished reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of continuing operations for the interim periods presented. The Company’s operating results of continuing operations are subject to fluctuations due to the seasonality of the North American renovation, remodeling and new construction markets. As such, the operating results of continuing operations for the three and six months ended June 30, 2006 are not necessarily indicative of the results expected for any succeeding quarter or for the fiscal year ending December 31, 2006. Historically, the Company’s highest revenue generating quarters have been the three months ended June 30 and September 30.

Certain prior period comparative figures have been reclassified to conform to current period presentation.

2.                                      Investigations

(a)           Background:

The Board of Directors of the Company established a Special Committee in late December 2003 as a result of the Company being advised that the Ontario Securities Commission (the “Commission”) was conducting a regulatory investigation of the Company. The Special Committee was asked by the Board of Directors to conduct an independent inquiry into the principal subject matter of the investigation—being the transactions between the Company and Royal St. Kitts Beach Resort Limited (the “Resort”). The Resort ownership included the following directors or former directors or executive officers or former executive officers and their approximate percentage ownership:  Vic De Zen, former Chairman, President, Chief Executive Officer and the controlling shareholder (59.9%), Douglas Dunsmuir, former President and Chief Executive Officer (5%), Ron Goegan, former Chief Financial Officer (0.02%) and Angelo Bitondo, President Custom Profiles, Outdoor Products and Royal Building Systems (0.01%). The latter two individuals divested of their ownership in December 2004. In addition, the following former non-executive employees of the Company and their approximate percentage ownership in the Resort were as follows:  Fortunato Bordin (20%) and Domenic D’Amico (15%).

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

2.             Investigations (Continued)

The Special Committee consisted of three independent directors, at that time, who retained independent legal counsel who, in turn, retained forensic accountants to assist in the investigation. At the conclusion of the investigation based on information available to them, the Special Committee recommended that no further investigative actions were to be taken as of April 21, 2004.

On October 15, 2004, the Company announced that the Commission provided the Company with a copy of a Production Order on October 12, 2004 that was issued on October 5, 2004 by a Justice in Ontario addressed to the Company’s lead bank. The Order, which related to the time period January 1, 1996 to July 30, 2004, required that certain documents be provided by such bank to the Royal Canadian Mounted Police (“RCMP”) in relation to four companies, Royal Building Systems, a subsidiary of the Company, the Resort and two other affiliates of the Resort.

On October 18, 2004, the Company received a letter from the RCMP advising that the Company was a target of the RCMP’s investigation.

On October 21, 2004, the Company announced that it expanded the Special Committee of its Board of Directors that was established in December 2003. The Special Committee was expanded to comprise all five of the independent directors of the Company at that time. The mandate of the Special Committee was also broadened to include all aspects of the investigations and inquiries by securities regulatory authorities and the RCMP and any similar or related investigations and inquiries that were commenced by these or other authorities, all news releases and other communications with the public and to make a determination with respect to the role within the Company of any individuals who were involved in the regulatory or law enforcement investigations and/or proceedings.

On October 28, 2004, the Company announced that on October 27, 2004, it was provided with a copy of a second Production Order issued on October 25, 2004 by a Justice in Ontario addressed to the Company’s lead bank. The second Order, which related to the time period January 1, 1996 to October 25, 2004, required that certain documents were to be provided by the bank to the RCMP in relation to certain individuals and a number of entities, including the Company.

Both Orders included allegations of actions contrary to the Criminal Code and included allegations of intent to defraud the shareholders and creditors of the Company and deceive the shareholders and others by circulating or publishing in a prospectus or statement or account, which, was known to be false and theft. The Orders collectively named the controlling shareholder and non-executive chairman of the Company, the president and chief executive officer and the chief financial officer at that time, and certain non-executive employees of the Company at that time and a former director of the Company.

On November 8, 2004, the Company announced that the Special Committee of independent directors retained independent legal counsel and independent forensic accountants to assist it in the broadened mandate.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

2.             Investigations (Continued)

On November 29, 2004, the Company announced that the Special Committee terminated for cause the president and chief executive officer and the chief financial officer. In addition, the chairman of the board, who was also the controlling shareholder, was dismissed. The Board of Directors appointed an interim president and chief executive officer and an interim chief financial officer, who were directors of the Company.

In November 2004, the Special Committee notified the Securities and Exchange Commission (the “SEC”) regarding the Special Committee’s investigation.

In March 2005, the Special Committee recommended an overall settlement with the controlling shareholder involving (i) the repayment to the Company by the controlling shareholder personally of the full amount of the gain earned by all interested parties ($6,500 plus interest of $2,200) on the sale of the Vaughan West Lands to the Company. In lieu of a cash repayment, the Company agreed to the conversion of multiple voting shares in the Company owned, directly or indirectly, by the controlling shareholder to common shares on a one-for-one basis which will be structured so that his shares will receive an increase in their adjusted cost base for tax purposes (at no cost to the Company or any of the shareholders) which will reduce his gain for tax purposes when he disposes of his shares, (ii) the repayment to the Company by the controlling shareholder of bonuses received in 2002 of $1,130, (iii) a non-compete covenant of the controlling shareholder that extends to December 18, 2006, (iv) a release by the controlling shareholder of all known claims against the Company and (v) the resignation of the controlling shareholder as a director of the Company (at the time of the shareholders’ approval of the conversion of his shares from multiple voting to single voting shares). In consideration of such settlement arrangements, the Company agreed to release the controlling shareholder from all known claims that the Company may have against him.

On May 13, 2005, the Company announced its Board of Directors appointed a new president and chief executive officer to replace the interim president and chief executive officer.

The conversion transaction and the settlement with the controlling shareholder received shareholder approval at the Annual and Special General Meeting that took place on May 25, 2005. On June 23, 2005, the Company filed the articles of amendment as approved by the shareholders on May 25, 2005 and the Company now has one class of voting common shares.

On July 27, 2005, the Board of Directors appointed a new chief financial officer to replace the interim chief financial officer.

The Company understands that the RCMP continues its previously announced investigation. The Commission is also continuing its investigation of the Company with respect to disclosure records, financial affairs and trading in the shares of the Company.

On June 24, 2005, the SEC staff notified the Special Committee that the SEC staff is conducting a formal investigation related to the Company’s past accounting practices and disclosures, and that a subpoena would be forthcoming. On July 8, 2005, the Special Committee received written notification that the SEC had issued a Formal Order of Investigation styled, In

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

2.             Investigations (Continued)

the Matter of Royal Group Technologies (HO-09896). On July 27, 2005, the SEC served the Company with a subpoena requiring the production of documents relating to related party transactions (the “July Subpoena”). The Special Committee has produced to the SEC staff documents responsive to the July Subpoena.

In October 2005, the Special Committee advised Commission staff, the RCMP and SEC staff of emails and documents authored by a former financial employee of the Company that relate to certain financial accounting and disclosure matters. The Company understands that the SEC staff made a referral to the U.S. Department of Justice, Criminal Division, in connection with those documents. Also in October 2005, the Audit Committee assumed responsibility for the Special Committee’s mandate and the Special Committee was dissolved. Independent forensic accountants were retained to investigate issues raised by these documents (the “Investigation”). The Investigation focuses on the period from 2000 to 2003.

The Investigation to date has included a review of certain of the Company’s historical accounting records, available supporting documentation at the Company’s head office and email communications of various individuals during the period under review, as well as interviews with numerous current and former employees.

The Investigation identified certain monthly and quarterly accounting and reporting issues of concern for the period under review, such as support for monthly sales growth announcements for certain months in 2001, whether month end closes were extended for a few days for certain months in 2000 and 2001, and certain quarterly journal entries for the period under review.

The quarterly statements were not reviewed by the external auditors during this time period. Based on the Investigation to date, the Audit Committee has determined that further investigation should be made of these issues.

The Investigation also identified entries of concern relating to the year end financial statements for the fiscal years 2000 to 2003. The Company has concluded that no restatement is required of year end financial statements for fiscal years 2000 to 2003. The auditors have not withdrawn their reports for the fiscal years 2000 to 2003. The Audit Committee has determined that no further action be taken in respect of these year end financial statements.

The Investigation and the ongoing investigations by the Commission, RCMP and SEC could produce results that have a material impact on the Company and could result in further information being discovered that could require adjustments to the financial statements.

The SEC has commented on the Company’s Form 40-F in respect of fiscal 2004, fiscal 2005 and its quarterly filings in 2005. The SEC has raised some comments related to the Company’s goodwill valuation and the full valuation allowance of the Company’s U.S future tax losses. The process of responding to SEC’s comments is ongoing but not yet complete and may require adjustments to the financial statements in respect of these matters.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

2.             Investigations (Continued)

(b)          Historical related party transactions:

In the course of the Special Committee’s broadened investigation, the following historical related party transactions shown at the exchange amount were identified that were not previously disclosed in the financial statements prior to December 31, 2004:

(i)                                  The Company purchased what has been called the “Vaughan West Lands” in 1998 for approximately $27,400. The Company purchased the Vaughan West Lands, approximately 185 acres in Woodbridge, Ontario, by acquiring a numbered company owned by the controlling shareholder and other individuals who were officers, employees of or associated with the Company. This numbered company had acquired the Vaughan West Lands for $20,900 shortly before they were sold to the Company.

(ii)                              The Company received a warrant for 200,000 shares of another public company, Premdor Inc. (now known as Masonite International Corporation) (“Masonite”). The Company obtained the warrant as partial consideration for the sale of a subsidiary to Masonite in early 2000. In early 2002, the Company exercised the warrant when Masonite’s shares were trading at approximately $21.75, which was $8.50 more than the exercise price (resulting in a gain of approximately $1,700). The Company’s exercise of the warrant was funded by the then five senior executives of the Company and one other individual who was then an employee of the Company. The employees deposited a total of $2,650 with the Company which funded the Company’s payment to Masonite to exercise the warrant. The shares obtained were then distributed by the Company to the six individuals. The warrant and the transfer of the shares to the individuals were not recorded in the accounting records of the Company. If the transaction had been recorded in the financial statements in fiscal 2002, a gain would have been realized as other income with an equal and offsetting amount recorded as an operating expense in the income statement.

(iii)                          The Company sold products and services to a company related to the controlling shareholder, as follows:

1998	150
1999	3,750
2000	9,620
2001	7,560
2002	11,460

(iv)                            During 1998 to 2003, the Company facilitated foreign currency exchange transactions at exchange rates available to the Company, and utilized Company bank accounts to transfer funds internationally on behalf of the controlling shareholder, a significant shareholder and certain executives in the amount of $95,000 at no cost to the Company.

(v)                                During 1997 to 2002, the Company managed the construction of four real estate developments for the controlling shareholder and family members. The Company paid

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

2.             Investigations (Continued)

invoices associated with these projects aggregating $21,100 and was reimbursed by these individuals.

(vi)                            During 2000 and 2002, the Company sold assets for $240 and $300, respectively, to companies related to the controlling shareholder.

(vii)                        From 1998 to 2002, the Company sold to family members of the controlling shareholder, parts and services for $290.

(viii)                    In 1997, the Company acquired Baron Metals Industries Inc., a company in which the controlling shareholder held a 17.7% interest, for $11,500.

(ix)                            In 1996, the Company acquired three businesses, Jovien Associates Limited, Royal King Electric Limited and La Pineta Limited, in which the controlling shareholder held a minority interest, for $2,900.

(x)                                In 1999, the Company acquired 75% of Top Gun Electrical Supply Ltd., a company in which the controlling shareholder held a 40% interest, for $1,870.

(xi)                            In 1995, the Company purchased from the controlling shareholder and others their 50% interest in Hanmar Mechanical Services Inc. for $180.

(xii)                        In 1998, the Company purchased two parcels of real estate from the controlling shareholder for $2,900.

(xiii)                    In 1997, the Company purchased two parcels of real estate for $2,550 from a company in which a director of the Company was a shareholder through his holding company.

(xiv)                      The Company sold real estate to the controlling shareholders, as follows:

1994	220
1995	810
1996	90
2000	200

(xv)                          In 2003, the Company sold real estate for $350 to family members of the controlling shareholder, employees and a former employee.

(xvi)                      The Company sold real estate to a significant shareholder, as follows:

1995	110
1997	80

(xvii)                  During 1999 to 2001, the Company entered into 9 joint land service agreements with companies related to the controlling shareholder and another company in which a director of the Company was a shareholder.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

3.                                      Assets Held for Sale including Discontinued Operations

The assets held for sale presented on the consolidated balance sheet are comprised of amounts with respect to operations which are discontinued (Note 3(a)) and amounts with respect to assets held for sale (Note 3(b)).

The following table summarizes the assets held for sale and related liabilities as at June 30, 2006:

Reporting segments	Construction products	Window covering products	Support	Support	Total
	Discontinued Operations	Discontinued Operations	Discontinued Operations	Assets held for sale
Cash	$962	$—	$—	$—	$962
Accounts receivable	9,610	530	75	—	10,215
Inventories	9,182	570	140	—	9,892
Prepaid expenses	560	49	37	—	646
Current assets held for sale	20,314	1,149	252	—	21,715
Property, plant and equipment	13,560	467	1,634	7,152	22,813
Investments	117	—	—	—	117
Goodwill	—	—	—	137	137
Other assets	55	—	—	—	55
Long-lived assets held for sale(1)	13,732	467	1,634	7,289	23,122
Accounts payable and accrued liabilities	17,150	81	371	—	17,602
Future income tax liabilities (assets)	(446)	—	(561)	1,028	21
Minority interest	693	—	—	—	693
Current liabilities held for sale	17,397	81	(190)	1,028	18,316
Net assets (liabilities) held for sale	$16,649	$1,535	$2,076	$6,261	$26,521

(1)                               There were several companies whose long-lived assets were not reclassified as current assets held for sale because, either (a) the proceeds of the sale will not be realized within a year of the date of the balance sheet or (b) the sale of the assets was not complete as of the date of the balance sheet.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

3.                                      Assets Held for Sale including Discontinued Operations (Continued)

The following table summarizes the assets held for sale and related liabilities as at December 31, 2005:

Reporting segments	Construction products	Window covering products	Home improvement products	Support	Total	Construction products	Support	Total
	Discontinued Operations	Discontinued Operations	Discontinued Operations	Discontinued Operations	Discontinued Operations	Assets held for sale	Assets held for sale	Assets held for sale	Total
Cash	$2,160	$—	$—	$5,506	$7,666	$—	$—	$—	$7,666
Accounts receivable	12,329	26	13,784	6,643	32,782	13,558	—	13,558	46,340
Inventories	12,990	745	16,057	10,361	40,153	9,268	81	9,349	49,502
Prepaid expenses	390	35	86	249	760	172	11	183	943
Property, plant and equipment	—	—	—	6,417	6,417	—	62,843	62,843	69,260
Investments	—	—	—	1	1	—	—	—	1
Other assets	—	—	—	881	881	—	—	—	881
Current assets held for sale	27,869	806	29,927	30,058	88,660	22,998	62,935	85,933	174,593
Property, plant and equipment	19,734	405	30,172	2,561	52,872	1,170	20,753	21,923	74,795
Investments	153	—	(68)	—	85	135	—	135	220
Goodwill	3,838	—	—	—	3,838	3,528	1,433	4,961	8,799
Other assets	169	—	—	—	169	5	—	5	174
Long-lived assets held for sale(1)	23,894	405	30,104	2,561	56,964	4,838	22,186	27,024	83,988
Bank indebtedness	—	—	30,383	7,313	37,696	—	—	—	37,696
Accounts payable and accrued liabilities	12,946	195	26,154	16,490	55,785	8,960	21	8,981	64,766
Term debt	—	—	—	1,110	1,110	6	—	6	1,116
Future income tax liabilities (assets)	(323)	—	6,392	(4,512)	1,557	(5)	1,679	1,674	3,231
Minority interest	694	—	394	4,190	5,278	525	6,414	6,939	12,217
Current liabilities held for sale	13,317	195	63,323	24,591	101,426	9,486	8,114	17,600	119,026
Net assets (liabilities) held for sale	$38,446	$1,016	$(3,292)	$8,028	$44,198	$18,350	$77,007	$95,357	$139,555

(1)                                  There were several companies whose long-lived assets were not reclassified as current assets held for sale because, either (a) the proceeds of the sale will not be realized within a year of the date of the balance sheet or (b) the sale of the assets was not complete as of the date of the balance sheet.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

3.                                      Assets Held for Sale including Discontinued Operations (Continued)

(a)                                Discontinued operations:

In July 2005, the Company announced that the Board of Directors had approved initiatives to divest certain non-core business units and non-performing operations as part of the Management Improvement Plan aimed at improving financial performance and refinancing the Company. Accordingly, the results of operations and financial position of certain non-core business units have been segregated and presented separately as discontinued operations and assets held for sale in the accompanying consolidated financial statements and related note disclosures.

During the quarter ending March 31, 2006, the Company completed the sale of both Royal Alliance Inc. and Amut S.p.A., which were previously part of the Home improvement and Support segments, respectively. The Company recognized an aggregate loss of $6,027 (pre-tax). The total consideration was $34,991 of which, $24,000 was received on closing. The balance of the consideration of $10,991 was reduced in the quarter ending June 30, 2006 by repayments of $239. The outstanding balance of $10,752 is included in other receivables on the consolidated balance sheet.

During the quarter ending June 30, 2006, the Company completed the sale of Baron Metal Industries, which was previously part of the Construction products segment and the sale of certain component parts, including equipment and excess inventory, of Royal Ecoproducts Co. which is part of the Support segment. In addition, the Company adjusted its valuation provision with respect to the investment in Royal Building Systems Mexico, which is part of the Construction products segment. As a result, the Company recognized an aggregate gain of $16,977 (pre-tax). The total consideration was $29,347 of which $25,347 was received on closing. The balance of the consideration of $4,000 remains outstanding and is included in other receivables on the consolidated balance sheet.

At June 30, 2006, the following non-core businesses continue to be classified as discontinued operations:

(i)           Construction products:

Royal Building Systems Argentina, Royal Building Systems Colombia, Royal Building Systems Mexico, Royal Building Systems Poland

(ii)          Window covering products:

Royal Window Coverings LTDA (Brasil) and Novo Europe B.V.

(iii)         Support:

Royal Ecoproducts Co.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

3.                                      Assets Held for Sale including Discontinued Operations (Continued)

The following tables show revenue and net after-tax results from discontinued operations for the three months ended June 30, 2006 and June 30, 2005:

Three months ended June 30, 2006	Revenue	Earnings (loss) from operating activities	Gain (loss) on sale of businesses or components parts	Income tax recovery (expense)	Earnings (loss)
Reporting segment:
Construction products	$9,394	$(2,573)	$16,285	$(3,780)	$9,932
Home improvement products	—	—	—	—	—
Window covering products	1,835	91	—	(32)	59
Support	2,119	(2,442)	692	(369)	(2,119)
Intercompany eliminations	(3,023)	—	—	—	—
	$10,325	$(4,924)	$16,977	$(4,181)	$7,872

Three months ended June 30, 2005	Revenue	Earnings (loss) from operating activities	Gain (loss) on sale of businesses or components parts	Income tax recovery (expense)	Earnings (loss)
Reporting segment:
Construction products	$23,486	$(1,823)	$—	$(597)	$(2,420)
Home improvement products	24,078	(1,077)	—	574	(503)
Window covering products	2,003	118	—	(39)	79
Support	18,090	(2,419)	—	560	(1,859)
Intercompany eliminations	(5,169)	—	—	—	—
	$62,488	$(5,201)	$—	$497	$(4,703)

The following tables show revenue and net after-tax results from discontinued operations for the six months ended June 30, 2006 and June 30, 2005:

Six months ended June 30, 2006	Revenue	Earnings (loss) from operating activities	Gain (loss) on sale of businesses or components parts	Income tax recovery (expense)	Earnings (loss)
Reporting segment:
Construction products	$27,616	$(2,293)	$16,285	$(4,467)	$9,525
Home improvement products	2,004	(2)	(6,364)	6,352	(14)
Window covering products	3,855	140	—	(46)	94
Support	5,445	(4,655)	1,029	1,058	(2,568)
Intercompany eliminations	(5,956)	—	—	—	—
	$32,964	$(6,810)	$10,950	$2,897	$7,037

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

3.                                      Asset Held for Sale including Discontinued Operations (Continued)

Six months ended June 30, 2005	Revenue	Earnings (loss) from operating activities	Gain (loss) on sale of businesses or components parts	Income tax recovery (expense)	Earnings (loss)
Reporting segment:
Construction products	$41,696	$(113)	$—	$(1,081)	$(1,194)
Home improvement products	52,636	(592)	—	350	(242)
Window covering products	3,844	232	—	(66)	166
Support	26,793	(7,272)	—	2,509	(4,763)
Intercompany eliminations	(11,436)	—	—	—	—
	$113,533	$(7,745)	$—	$1,712	$(6,033)

(b)          Assets held for sale:

As part of the Company’s plan to divest certain non-core business units and non-performing operations at December 31, 2005, the Company had identified excess manufacturing real estate. The net assets related to these real estate properties have been identified, reclassified as assets held for sale and measured at the lower of cost or net realizable value.

In addition, at December 31, 2005, the Company had identified certain other business units, which it intended to divest, but which did not qualify for reclassification as discontinued operations under the relevant accounting guidelines. Accordingly, the Company identified and reclassified their net assets as held for sale, which were measured at the lower of cost or net realizable value.

During the first quarter of 2006, the Company completed the sale of Vinyltech Inc. together with a portion of the excess manufacturing real estate. The Company recognized an aggregate gain of $9,405, which is recorded in other items. The total consideration was $71,067, of which $42,727 was received on closing. The balance of the consideration of $28,341 remains outstanding and is included in current other receivables on the consolidated balance sheet.

During the second quarter of 2006, the Company completed the sale of a distribution company and a portion of the excess manufacturing real estate. The Company recognized an aggregate gain of $12,221, which is recorded in other items. The total consideration was $45,693 of which $42,693 was received on closing. The balance of the consideration of $3,000 remains outstanding and is included in current other receivables on the consolidated balance sheet.

(c)           Current other receivables:

Current other receivables consist of $28,341 in notes receivable and a $3,000 deferred payment. The Company received cash payment for all the outstanding balances in July 2006.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

3.                                      Asset Held for Sale including Discontinued Operations (Continued)

(d)          Other Receivables

Other receivables consist of $10,752 in non-interest bearing notes receivable due January 12, 2011 and $4,425 in notes receivable and deferred payments with repayment terms commencing in the fourth quarter of 2007 and continuing through 2010. The notes receivable of $4,000 relate to the dispositions noted in note 3(a). The remaining $425 relates to the proceeds on sale of an equity investment closed in the second quarter ending June 30, 2006 (see note 9). The notes receivable and deferred payments have been recorded at the amount which is the estimated collectable value.

4.                                      Interest in Joint Ventures

The Company’s proportionate interest in joint ventures includes the following:

	As at June 30, 2006	As at December 31, 2005
Assets:
Current assets	$9,412	$10,222
Property, plant and equipment	9,125	10,391
Other long-term assets	46	161
	18,583	20,774
Liabilities:
Current liabilities	5,723	5,929
Future income tax liabilities	1,295	1,381
Long-term liabilities	838	1,078
	7,856	8,388
Net assets	$10,727	$12,386

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
Net sales	$11,460	$12,105	$20,689	$21,592
Net earnings	487	1,272	936	1,760

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
Cash provided by (used in) operating activities	$695	$1,992	$267	$2,252
Acquisition of property, plant and equipment	273	71	394	194

The Company is contingently liable for the proportionate share of its joint venture partners’ liabilities but has recourse to the assets of the Joint Ventures.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

5.                                      Accounts Receivable

	As at June 30, 2006	As at December 31, 2005
Trade	$305,256	$222,400
Allowance for doubtful accounts	(15,794)	(19,512)
	289,462	202,888
Income taxes and other	14,980	25,696
	$304,442	$228,584

6.                                      Inventories

	As at June 30, 2006	As at December 31, 2005
Raw materials and work in process	$114,632	$112,988
Finished goods	241,353	233,899
	$355,985	$346,887

7.                                      Property, Plant and Equipment

As At June 30, 2006	Cost	Accumulated amortization	Net book value
Land	$66,457	$—	$66,457
Buildings	417,128	106,184	310,944
Plant equipment	927,092	459,885	467,207
Dies and moulds	223,423	161,265	62,158
Office and computer equipment and computer software	46,183	39,950	6,233
Aircraft and transport equipment	17,432	14,658	2,774
	1,697,715	781,942	915,773
Assets under construction	25,400	—	25,400
	$1,723,115	$781,942	$941,173

	Cost	Accumulated amortization	Net book value
As At December 31, 2005
Land	$66,882	$—	$66,882
Buildings	418,881	100,797	318,084
Plant equipment	932,830	434,399	498,431
Dies and moulds	232,569	166,111	66,458
Office and computer equipment and computer software	43,089	37,275	5,814
Aircraft and transport equipment	17,554	14,560	2,994
	1,711,805	753,142	958,663
Assets under construction	22,374	—	22,374
	$1,734,179	$753,142	$981,037

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

7.                                      Property, Plant and Equipment (Continued)

Total amortization expense for property, plant and equipment was $24,848 and $51,603 (2005—$30,429 and $60,579) for the three months and six months, respectively.

8.                                      Goodwill

In accordance with the CICA Handbook 3062 Goodwill and Other Intangible Assets, goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that the fair value of a reporting unit may be below the carrying value of the same reporting unit. During the quarter ended June 30, 2006, the Company entered into a Plan of Arrangement with Georgia Gulf Corporation (“Georgia Gulf”) to acquire all of the common shares of the Company at $13.00 per share. As a result of this event, management compared the fair value of each of the reporting units with its carrying amount, including the goodwill allocated to the respective reporting unit. The fair value of the reporting units was calculated using discounted future cash flows. The calculation was performed in a manner consistent with the goodwill analysis conducted as of December 31, 2005, but was based upon updated data to June 30, 2006 including the cash payment contemplated under the Plan of Arrangement with Georgia Gulf. Management concluded that goodwill was impaired in three reporting units contained within two reporting segments, namely Home improvement products and Window covering products at June 30, 2006. As a result, the Company has recorded an impairment charge of $25,496 for the three months ended June 30, 2006, which is recorded in other items (note 16).

The changes in the carrying amount of goodwill for the Company’s reporting segments for the six months ended June 30, 2006 are as follows:

	Custom profiles & mouldings	Building products	Construction products	Home improvement products	Window covering products	Materials	Support	Total
Balance, December 31, 2005	$109,328	$20,248	$20,342	$13,887	$11,824	$9,400	$9,326	$194,355
Foreign exchange revaluation	(911)	(169)	(170)	(116)	(99)	(78)	(119)	(1,662)
Impairment loss	—	—	—	(13,771)	(11,725)	—	—	(25,496)
Balance, June 30, 2006	$108,417	$20,079	$20,172	$—	$—	$9,322	$9,207	$167,197

The Company will continue to test for goodwill impairment on an annual basis in the fourth quarter of each year, and at any time if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. The fair values of the reporting units are calculated using discounted future cash flows, which contain assumptions regarding future operating performance. These assumptions include revenue growth rates, margin assumptions, discount rates and terminal rates. The Company regularly monitors the forecasted cash flows of its reporting units and any significant adverse changes in circumstances or assumptions would require the Company to test for goodwill impairment.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

9.                                      Other Assets

	As at June 30, 2006	As at December 31, 2005
Patents, net of accumulated amortization of $7,211 (2005—$7,522)	$6,029	$5,935
Deferred financing costs, net of accumulated amortization of $1,366 (2005—$2,067)	972	1,089
	7,001	7,024
Investments	4,153	4,324
	$11,154	$11,348

Amortization expense for patents was $229 and $454 (2005—$265 and $579) for the three months and six months, respectively. Amortization expense for deferred financing costs was $59 and $117 (2005—$67 and $133) for the three months and six months, respectively.

Investments include the Company’s holdings in associated companies and other business ventures accounted for by the equity and cost methods. During the second quarter of 2006, the Company completed the sale of an equity investment. The Company recognized an aggregate gain of $411 (pre-tax), which is recorded in other items (note 16). The total consideration was $425, all of which is deferred and included in other receivables on the consolidated balance sheet.

Equity in loss of the investments was $70 and $401 (2005—$912 and $1,086) for the three and six months, respectively.

10.                               Bank indebtedness

	As at June 30, 2006	As at December 31, 2005
Bank indebtedness	$151,948	$158,789

The Company entered into a credit agreement as of February 21, 2005 with a syndicate of three banks, which provides for a $312,500 committed, secured multi-currency revolving credit facility to be made available to the Company and certain of its U.S. subsidiaries. This credit facility contains provisions to reduce the available limit to reflect any asset dispositions other than accounts receivable and inventory. The credit agreement was subsequently amended to reduce the available limit of the credit facility by an amount equal to all divestiture proceeds in excess of $100,000. As a result, the available limit under the credit facility as at June 30, 2006 was $266,140. The credit facility may be used for general operating and corporate purposes, and was initially drawn to repay the term bank loan owed under a previous credit agreement dated as of August 1, 2000. The credit facility is secured by a pledge of substantially all the assets of the Company and its subsidiaries, and by upstream guarantees from various non-borrowing subsidiaries. Under the terms of the credit agreement, the Company is required to satisfy various financial and other covenants, including the maintenance of certain financial ratios. The Company was in compliance with these covenants as at June 30, 2006. The agreement was extended as of December 21, 2005, and matures December 31, 2006.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

10.          Bank indebtedness (Continued)

Borrowings under the credit agreement are available at the Company’s option by way of Canadian prime rate advances, base rate Canada advances, Canadian bankers acceptances, base rate U.S. advances, LIBOR Advances, or swingline advances, plus an interest rate margin, as well as by way of letters of credit.

In addition to the above, credit facilities totaling the equivalent of $27,283 (December 31, 2005—$68,487) have been arranged with various local banks to assist certain of the Company’s international subsidiaries in funding their operations. The terms and conditions of these arrangements vary in accordance with local practices, and the Company has guaranteed repayment of a portion of the amounts drawn under certain of the facilities in the event of a default by the borrowing subsidiary. As of June 30, 2006, a total of $27,283 (December 31, 2005—$41,881) was drawn under these facilities.

11.                               Accounts Payable and Accrued Liabilities

	As at June 30, 2006	As at December 31, 2005
Trade	$149,654	$174,329
Income taxes and other	179,029	100,417
	$328,683	$274,746

12.                               Term debt

	As at June 30, 2006	As at December 31, 2005
7.17% U.S.$ 15 million Senior Unsecured Notes, Series A, due August 31, 2006	$16,725	$17,489
7.31% U.S.$ 25 million Senior Unsecured Notes, Series B, due August 31, 2006	27,875	29,147
7.10% U.S.$ 115 million Senior Unsecured Notes, Series D, due November 14, 2007	128,225	134,078
6.90% CDN$ Medium Term Notes due April 13, 2010	116,532	116,532
3.5% U.S.$ 1.5 million Promissory Note, due May 22, 2007	233	377
	289,590	297,623
Less current portion	44,812	46,902
	$244,778	$250,721

Each of the Series A, Series B and Series D Senior Unsecured Notes is denominated in U.S. dollars and bears interest at the above rates, with interest payable quarterly in arrears. The Series A Notes require annual principal payments of U.S. $15,000 on August 31 of each year commencing in 2002. The Series B and Series D balances outstanding are due in full on the dates shown.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

12.                               Term debt (Continued)

The Medium Term Notes are denominated in Canadian dollars, are senior unsecured obligations of the Company, and bear interest at 6.90% payable semi-annually in arrears. Various subsidiaries of the Company guarantee repayment of amounts due pursuant to the Trust Indenture under which the Medium Term Notes were issued.

The 3.5% Promissory Note is denominated in U.S. dollars and is repayable in monthly principal and interest payments to effect a 10 year amortization. The obligation is secured by an irrevocable standby letter of credit.

Aggregate principal payments required over the next five years as follows:

2006	$44,812
2007	128,246
2008	—
2009	—
2010	116,532
$289,590

13.                               Capital Stock

The Company’s authorized capital stock consists of the following:

(a)                                Preferred shares:

There is an unlimited number of authorized preferred shares without par value, issuable in series, with rights and terms of each series to be fixed by the Board of Directors prior to the issue of such series. No preferred shares are issued or outstanding.

(b)                               Common shares (formerly subordinated voting shares):

There is an unlimited number of common voting shares without par value. Each share is entitled to one vote per share at all meetings of shareholders and is entitled to dividends ranking junior to the preferred shares.

There has been no issuance of common shares during the six months ended June 30, 2006.

	Shares	Amount
Balance, December 31, 2005 and June 30, 2006	93,444,502	$634,866

(c)                                Multiple voting common shares:

As part of the Company’s overall settlement with its former controlling shareholder, as described in note 2 to the interim consolidated financial statements, the outstanding multiple voting shares that were directly or indirectly owned by the former controlling shareholder were converted on a one-for-one basis into subordinate voting shares during the second quarter ended June 30, 2005.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

13.          Capital Stock (Continued)

Subsequently, the Company filed Articles of Amendment to remove the multiple voting shares and the subordinated voting shares as well as rights, privileges, restrictions and conditions attached thereto and replaced them with one class of voting shares.

(d)                               Stock option plan:

The table below is a summary of the status of the Company’s stock option program.

	Number of options	Weighted average exercise price
Outstanding, January 1, 2006	3,192,828	$26.50
Granted	20,000	9.84
Exercised	—	—
Cancelled/expired	(952,000)	27.89
Outstanding, June 30, 2006	2,260,828	$25.76
Exercisable, June 30, 2006	1,647,828	$28.17

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model. During 2006, 20,000 (2005—150,000) stock options were granted with the following weighted average assumptions:

Assumptions	2006
Risk-free interest rate	3.9%
Expected life	5.3 years
Expected volatility	52.4%
Dividend yield	—
Weighted average fair value of options granted	$4.98

These options are substantially exercisable as to half on or after three years from the date of issue, with the balance after six years from the date of issue and all options expire nine years after date of issue.

For the three months ended June 30, 2006 and June 30, 2005, the Company recorded a compensation expense for stock options of $115 and $49, respectively. For the six months ended June 30, 2006 and June 30, 2005, the Company recorded a compensation expense for stock options of $225 and $49, respectively.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

13.          Capital Stock (Continued)

(e)                                Senior Management Incentive Plan (“SMIP”):

The table below is a summary of the status of the Company’s SMIP.

Number of RSU’s
Outstanding, January 1, 2006	1,215,000
Granted	50,000
Exercised	—
Cancelled	(160,000)
Outstanding, June 30, 2006	1,105,000

For the three months ended June 30, 2006 and June 30, 2005, the Company recorded a compensation expense (recovery) for restricted share units (“RSUs”) of $(2,658) and $1,860, respectively. For the six months ended June 30, 2006 and June 30, 2005, the Company recorded a compensation expense (recovery) for RSUs of $(1,067) and $3,024, respectively. A compensation recovery for RSUs was recorded in the three months ended June 30, 2006 as it was determined that not all the achievement targets would be met.

(f)                                  Directors Deferred Stock Unit Plan (“DSUP”):

The Company maintains a DSUP for the benefit of the members of the Board of Directors. There were 118,932 deferred stock units outstanding at June 30, 2006 with a total recorded value of $1,466. At December 31, 2005, there were 107,988 deferred stock units outstanding with a total value of $1,123.

For the three months ended June 30, 2006 and June 30, 2005, the Company recorded a compensation expense for deferred stock units of $319 and $1,045 respectively. For the six months ended June 30, 2006 and June 30, 2005, the Company recorded a compensation expense for deferred stock units of $343 and $1,045 respectively.

14.                               Contributed Surplus

	As at June 30, 2006	As at December 31, 2005
Contributed surplus, beginning of period	$8,020	$3,703
SMIP compensation (note 13(e))	(1,067)	5,148
Stock options	225	281
Exercise of RSUs under the Restricted Stock Unit Plan	—	(1,112)
Contributed surplus, end of period	$7,178	$8,020

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

15.                               Earnings (Loss) per Share

Basic and diluted earnings (loss) per share have been calculated using the weighted average method. The maximum dilutive number of shares has been calculated using the treasury stock method.

	3 months ended June 30, 2006			3 months ended June 30, 2005
	Continuing operations	Discontinued operations	Total	Continuing operations	Discontinued operations	Total
Basic and diluted earnings (loss) per share
Net earnings (loss)	$(40,375)	$7,872	$(32,503)	$23,286	$(4,703)	$18,583
Basic earnings (loss) per share	(0.43)	0.08	(0.35)	0.25	(0.05)	0.20
Diluted earnings (loss) per share	(0.43)	0.08	(0.35)	0.25	(0.05)	0.20
Weighted average shares outstanding
Basic	93,444,502	93,444,502	93,444,502	93,444,500	93,444,500	93,444,500
Effect of dilutive securities	1,126,177	1,126,177	1,126,177	1,080,000	1,080,000	1,080,000
Diluted*	94,570,679	94,570,679	94,570,679	94,524,500	94,524,500	94,524,500
Excluded as anti-dilutive**	2,240,828	2,240,828	2,240,828	3,200,078	3,200,078	3,200,078

	6 months ended June 30, 2006			6 months ended June 30, 2005
	Continuing operations	Discontinued operations	Total	Continuing operations	Discontinued operations	Total
Basic and diluted earnings (loss) per share
Net earnings (loss)	$(59,156)	$7,037	$(52,119)	$13,221	$(6,033)	$7,188
Basic earnings (loss) per share	(0.63)	0.07	(0.56)	0.14	(0.06)	0.08
Diluted earnings (loss) per share	(0.63)	0.07	(0.56)	0.14	(0.06)	0.08
Weighted average shares outstanding
Basic	93,444,502	93,444,502	93,444,502	93,431,879	93,431,879	93,431,879
Effect of dilutive securities*	1,146,355	1,146,355	1,146,355	1,048,333	1,048,333	1,048,333
Diluted	94,590,857	94,590,857	94,590,857	94,480,212	94,480,212	94,480,212
Excluded as anti-dilutive**	2,240,828	2,240,828	2,240,828	3,200,078	3,200,078	3,200,078

*                                          Due to the net loss for both the three months and six months ended June 30, 2006, diluted loss per share has been calculated using the basic weighted average number of Common Shares outstanding, as the inclusion of any potential dilutive securities would be anti-dilutive.

**                                    Excluded from the calculation of diluted net loss per share because the exercise price of the stock options was greater than or equal to the average price of the Common Shares.

16.                               Other items

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
Goodwill impairment	$25,496	$—	$25,496	$—
Gain on sale of real estate	(2,843)	—	(14,038)	—
Gain on sale of businesses	(9,748)	—	(9,746)	—
Restructuring costs	2,734	—	5,059	—
Other	(34)	—	1,023	—
	$15,605	$—	$7,794	$—

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

17.                               Income Taxes

During the six-month period ended June 30, 2006, the Company recorded an income tax expense on its pre-tax loss reported under GAAP. The effective tax rate for the year to date was 50.4%, compared to 25.1% in 2005. The effective tax rate for the quarter was 191.5%, compared to the 25.7% in the previous quarter ended March 31, 2006 and 25.3% for fiscal 2005. The change in the income tax rate was substantially due to the impact of Quebec’s retroactive legislation resulting in a one time charge to current income tax expense of $30,700 and an interest charge of $8,624 which is recorded in interest and financing charges and the long term tax rate changes tabled in Bill-C13. On June 22, 2006 Bill—C13 received royal assent that introduced among other changes an increase in the general rate reduction from 7% to 7.5% effective on January 1, 2008 to 8% on January 1, 2009 and to 9% on January 1, 2010, to increase M&P deduction to mirror the general rate reduction and to eliminate the corporate surtax effective January 1, 2008. As a result of the rate changes, the Company’s Canadian future tax liability resulting from its long term timing differences was reduced by $8,958.

18.                               Segment Reporting Data

Operating segments are defined as components of an enterprise about which separate financial information is available and which, are evaluated regularly by senior financial decision-makers in allocating resources and assessing performance. The following table summarizes the segments on which the Company reports.

Reportable segments	Core product divisions
Custom profiles & mouldings	Custom Window Profiles and Interior & Exterior Mouldings
Building products	Exterior Cladding
Construction products	Pipe and Fittings and Building Systems
Home improvement products	Deck, Fence and Railing and Outdoor Storage
Window covering products	Window Coverings
Materials	Materials (Resins, Additives, PVC and Recycling)
Support	Real Estate

Performance is evaluated based on pre-tax earnings before amortization and interest.

Net sales by geographic region for three months ended June 30, 2006 were 59.9% (2005—61.5%) to the U.S., 38.4% (2005—36.9%) to Canada and 1.7% (2005—1.6%) to other markets. For the six months ended June 30, 2006, net sales by geographic region were 63.1% (2005—63.7%) to the U.S., 35.4%
(2005—34.5%) to Canada and 1.5% (2005—1.8%) to other markets.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

18.                               Segment Reporting Data (Continued)

The following tables present financial information for the period as at June 30, 2006 and do not include amounts classified as assets held for sale. Segment information for assets held for sale is contained in note 3. The information for both the three months and six months ended June 30, 2006 is from continuing operations.

The accounting policies for each of the segments are described in Note 1 of the audited consolidated financial statements for the year ended December 31, 2005. Inter-segment transactions are negotiated as if the transactions were to third parties, at market prices.

3 months ended June 30, 2006	Custom profiles & mouldings	Building products	Construction products	Home improvement products	Window covering products	Materials	Support	Total
Gross sales	$196,817	$95,422	$81,346	$55,238	$30,489	$122,013	$19,893	$601,218
Eliminations	10,255	(192)	(242)	352	143	113,137	19,341	142,794
Net sales	$186,562	$95,614	$81,588	$54,886	$30,346	$8,876	$552	$458,424
Gross profit	$47,586	$25,623	$23,513	$10,257	$3,088	$6,242	$5,139	$121,448
Pre-tax earnings before amortization and interest	30,541	4,279	5,897	(684)	(4,255)	3,838	3,518	43,134
Amortization charges	13,401	1,577	2,114	1,035	1,128	2,999	2,823	25,077
Acquisition of property, plant and equipment and goodwill	10,170	724	4,263	907	193	1,026	3,771	21,054
Goodwill	108,417	20,079	20,172	—	—	9,322	9,207	167,197
Total assets	556,748	225,903	272,076	125,484	102,498	195,641	369,248	1,847,598

3 months ended June 30, 2005	Custom profiles & mouldings	Building products	Construction products	Home improvement products	Window covering products	Materials	Support	Total
Gross sales	$211,165	$91,231	$91,050	$62,162	$42,905	$111,625	$26,022	$636,160
Eliminations	10,986	111	1,887	976	5,560	104,945	25,015	149,480
Net sales	$200,179	$91,120	$89,163	$61,186	$37,345	$6,680	$1,007	$486,680
Gross profit	$55,473	$21,110	$18,734	$9,421	$7,344	$12,999	$2,727	$127,808
Pre-tax earnings before amortization and interest	48,514	3,946	3,541	2,541	(3,755)	11,964	4,036	70,787
Amortization charges	12,746	1,450	3,744	2,925	1,826	2,321	5,682	30,694
Acquisition of property, plant and equipment and goodwill	10,706	1,007	812	3,706	615	1,218	(963)	17,101
Goodwill	115,266	21,404	25,342	19,498	12,609	10,193	10,067	214,379
Total assets	617,663	214,742	448,552	247,802	140,223	213,066	557,945	2,439,993

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

18.                               Segment Reporting Data (Continued)

The accounting policies for each of the segments are described in Note 1 of the audited consolidated financial statements for the year ended December 31, 2005. Inter-segment transactions are negotiated as if the transactions were to third parties, at market prices.

	Custom			Home	Window
	profiles &	Building	Construction	improvement	covering
6 months ended June 30, 2006	mouldings	products	products	products	products	Materials	Support	Total
Gross sales	$355,641	$167,188	$141,229	$82,183	$59,591	$211,312	$40,658	$1,057,802
Eliminations	22,447	46	1,174	641	850	196,652	39,484	261,294
Net sales	$333,194	$167,142	$140,055	$81,542	$58,741	$14,660	$1,174	$796,508
Gross profit	$77,186	$40,893	$35,663	$10,951	$6,023	$9,391	$9,681	$189,788
Pre-tax earnings before amortization and interest	31,991	4,249	5,929	(926)	(4,522)	3,969	3,824	44,514
Amortization charges	23,400	2,999	6,086	4,043	2,860	5,633	7,036	52,057
Acquisition of property, plant and equipment and goodwill	19,396	1,862	5,647	1,698	458	1,967	2,437	33,465
Goodwill	108,417	20,079	20,172	—	—	9,322	9,207	167,197
Total assets	556,748	225,903	272,076	125,484	102,498	195,641	369,248	1,847,598

	Custom			Home	Window
	profiles &	Building	Construction	improvement	covering
6 months ended June 30, 2005	mouldings	products	products	products	products	Materials	Support	Total
Gross sales	$363,839	$152,788	$153,258	$96,857	$84,519	$200,939	$50,526	$1,102,726
Eliminations	21,104	111	4,665	2,339	13,549	189,186	48,442	279,396
Net sales	$342,735	$152,677	$148,593	$94,518	$70,970	$11,753	$2,084	$823,330
Gross profit	86,206	35,213	28,123	12,408	13,865	22,088	9,226	207,129
Pre-tax earnings before amortization and interest	66,173	4,000	1,023	1,358	(7,608)	17,869	10,632	93,447
Amortization charges	25,155	2,775	7,134	5,636	3,451	5,109	11,898	61,158
Acquisition of property, plant and equipment and goodwill	20,003	2,909	2,915	7,028	945	2,062	956	36,818
Goodwill	115,266	21,404	25,342	19,498	12,609	10,193	10,067	214,379
Total assets	617,663	214,742	448,552	247,802	140,223	213,066	557,945	2,439,993

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

19.                               Supplemental Cash Flow Information

(a)                                Items not affecting cash (bank indebtedness) of continuing operations:

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
Gain on sale of businesses	$(11,854)	$—	$(22,231)	$—
Goodwill impairment	25,496	—	25,496	—
Amortization charges	25,077	30,694	52,057	61,158
Amortization of deferred financing costs	59	67	117	133
Future income taxes	(3,698)	(1,762)	(14,241)	(8,309)
Other	2,649	5,195	6,590	10,935
Cash provided	$37,729	$34,194	$47,788	$63,917

(b)                               Change in non-cash working capital:

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
Accounts receivable	$(73,992)	$(65,507)	$(91,662)	$(109,038)
Inventories	17,961	36,364	(15,781)	(14,333)
Prepaid expenses	(7,914)	(3,503)	(7,981)	(10,538)
Accounts payable and accrued liabilities	61,294	29,848	60,572	13,782
Cash used	$(2,651)	$(2,798)	$(54,852)	$(120,127)

20.                               Commitments

As noted in Note 21 of the 2005 audited consolidated financial statements, the Company has a long-term agreement with Westlake Vinyls Inc. (“Westlake”) for the annual purchase of up to 460 million pounds of vinyl chloride monomer. The agreement with Westlake had a pricing mechanism that was linked to data published in two industry trade magazines. On January 1, 2006, one of the trade magazines ceased publishing the pricing information. On April 7, 2006, the Company filed a Notice of Application seeking a court order declaring that this long-term agreement with Westlake is void and unenforceable. Subsequently, Westlake filed its own application seeking a determination that the supply agreement is valid. In efforts to resolve this dispute, the Company and Westlake entered into discussions aimed at arriving at a new mutually agreed pricing mechanism. Those discussions did not result in an agreement and the applications by the parties are now scheduled to be heard by the court in late October 2006.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

21.                               Contingencies

The Company and certain of its former officers and directors have been named as defendants in two shareholder lawsuits filed in the United States District Court for the Southern District of New York that seek class action status. The first complaint was filed on February 2, 2006. The second complaint was filed on February 3, 2006. Both of these actions purport to be brought on behalf of:

(a)                                All United States citizens and entities that purchased or otherwise acquired the common stock of Royal Group on the New York Stock Exchange or the Toronto Stock Exchange; and

(b)                               All foreign persons and entities that purchased or otherwise acquired the common stock of Royal Group on the New York Stock Exchange between February 24, 2000 and October 18, 2004.

Plaintiffs in both actions allege that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by, among other things, failing to disclose certain related-party transactions. The complaints each seek certification of the putative class, unspecified damages, reasonable costs and attorneys’ fees, and other relief the court may deem appropriate.

On April 3, 2006, three putative class members moved to consolidate these two related actions, to be appointed joint Lead Plaintiffs and for approval of their counsel as Lead Counsel. On June 22, 2006, the Court orally granted this motion, which consolidated these two actions, named the three putative class members as Lead Plaintiffs, and approved their selection of Lead Counsel.

Lead Plaintiffs filed a consolidated amended complaint on July 24, 2006. Pursuant to the Court’s scheduling order, defendants’ motions to dismiss the consolidated amended complaint must be filed no later than September 22, 2006, and briefing of defendants’ motions to dismiss is to be completed no later than December 21, 2006.

The Company, certain of its former officers and certain of its former and current directors also have been named as defendants in a proposed shareholder class action lawsuit filed on February 24, 2006 in the Ontario Superior Court of Justice (the “Ontario Action”). The Ontario Action seeks to bring a class action on behalf of all persons who acquired securities of the Company from February 26, 1998 to October 18, 2004. It claims damages for oppression and negligent misrepresentation of $700,000, punitive damages of $300,000 as well as interest and costs. The Ontario Action alleges, among other things, that the Company failed to disclose certain related party transactions.

The Company is presently unable to determine whether these actions will have a material adverse effect on the business, results of operations, financial condition and liquidity of the Company and intends to defend itself vigorously in these actions.

As noted in Note 22 of the 2005 audited consolidated financial statements, the Company has received a demand letter from U.S. counsel for an individual shareholder. It threatens a court application for leave to bring a derivative action on behalf of the Company against certain former officers of the Company in respect of related party transactions, as well as senior officers and directors of the Company since January 1998, if the Company itself does not commence the demanded action. The Company’s Audit Committee is in the process of reviewing the demand and will make a recommendation to the Board on how to proceed.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

21.          Contingencies (Continued)

The Company is the subject of a criminal investigation being conducted by the Antitrust Division of the United States Department of Justice (“Department of Justice”). The investigation focuses on alleged price fixing in the window coverings industry. The Company recently reached an agreement in principle to resolve the matter with the Department of Justice for an amount the Company had previously accrued in its financial statements to settle the matter. The Company has not yet finalized an agreement with the Department of Justice.

The Company has also been contacted by counsel for a group of potential civil plaintiffs (direct purchasers) that have indicated their intention to commence civil litigation against the Company pertaining to the conduct that is the subject of the Department of Justice investigation. As of this report, no civil lawsuits have been filed.

The Company is also involved in various claims, legal proceedings, investigations and complaints arising in the course of business. Where the Company expects to incur a loss as a result of a claim, an estimate of the loss has been recorded as an expense. In all other cases, the Company cannot determine whether these claims, legal proceedings, investigations and complaints will, individually or collectively, have a material adverse effect on the business, results of operations and financial condition and liquidity of the Company. The Company is presently unable to determine whether these actions will have a material adverse effect on the business, results of operations, financial condition and liquidity of the Company.

22.                               Related Party Transactions

Related party transactions with companies related to the former controlling shareholder totalled $50 and $108 (2005—$69 and $132) for the three and six months ended June 30, respectively. Related party transactions principally between a non-wholly owned subsidiary and minority shareholders of this subsidiary totalled $379 and $1,199 (2005—$1,941 and $3,359) for the three and six months ended June 30, respectively.

At June 30, 2006, there are accounts receivable from companies related to the former controlling shareholder of $15 (2005—$32) and an account receivable from the former controlling shareholder of nil (2005—$1,130). Payment of $1,130 was received in July 2005. At June 30, 2006, there are accounts receivable of $21 (2005—$198) and accounts payable of $84 (2005—$438) relating to other related parties.

These related party transactions were in the normal course of the Company’s business, and involved either the sale of products manufactured by the Company and sold at prices and terms consistent with those available to third parties, the recovery of costs incurred in respect of certain shared services or the purchase of other goods and services such as rent for premises.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

23.                               Significant Differences between Canadian and United States Generally Accepted Accounting Principles

These consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, U.S. GAAP differs from Canadian GAAP. The following is a summary of the effect of significant differences in GAAP on the consolidated financial statements:

(a)           Description of GAAP differences:

(i)           Substantively enacted tax laws and rates:

Canadian GAAP permits the recognition of the impact of substantively enacted changes in tax laws and rates on the measurement of future income tax assets and liabilities in the period those tax laws and rates have been substantively enacted. There were substantively enacted rates for the quarter ended June 30, 2006.

U.S. GAAP does not recognize the concept of substantively enacted tax laws and rates and only allows recognition of the impact of a tax rate reduction on future income tax assets and liabilities once it is passed into a law.

(ii)          Comprehensive income:

The Financial Accounting Standards Board (“FASB”) in the United States issued Statement of Financial Accounting Standard (“SFAS”) No. 130, which establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Canadian GAAP has issued similar guidance effective for fiscal periods beginning on or after October 1, 2006.

(iii)         Incorporated joint ventures:

U.S. GAAP requires investments in incorporated joint ventures to be accounted for under the equity method, while under Canadian GAAP, the accounts of incorporated joint ventures are proportionately consolidated. However, under rules promulgated by the SEC, a foreign registrant may, subject to the provision of additional information, continue to follow proportional consolidation for purposes of registration and other filings notwithstanding the departure from U.S. GAAP. Consequently, the additional information regarding the Company’s interest in joint ventures is presented in note 4.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

23.                               Significant Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

(b)                               Net earnings (loss) in accordance with U.S. and Canadian GAAP:

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
Net earnings (loss) in accordance with Canadian GAAP	$(32,503)	$18,583	$(52,119)	$7,188
Differences in GAAP increasing (decreasing) reported earnings:
Substantially enacted tax laws and rates	(8,958)	—	(8,958)	—
Net income (loss) under U.S. GAAP	(41,461)	18,583	(61,077)	7,188
Earnings (loss) under U.S. GAAP from continuing operations	(49,333)	23,286	(68,114)	13,221
Earnings (loss) under U.S. GAAP from discontinued operations	7,872	(4,703)	7,037	(6,033)
Net income (loss) under U.S. GAAP	$(41,461)	$18,583	$(61,077)	$7,188
Basic and diluted earnings (loss) per common share, under U.S. GAAP, from:
Continuing operations	(0.52)	0.25	(0.73)	0.14
Discontinued operations, net of tax	0.08	(0.05)	0.08	(0.06)
Basic and diluted earnings (loss) per common share	$(0.44)	$0.20	$(0.65)	$0.08

(c)                                Comprehensive income (loss) for U.S. GAAP purposes is determined as follows:

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
Net earnings (loss) in accordance with U.S. GAAP	$(41,461)	$18,583	$(61,077)	$7,188
Foreign currency translation adjustment	(11,652)	3,650	(9,774)	5,402
Comprehensive earnings (loss) based on U.S. GAAP	$(53,113)	$22,233	$(70,851)	$12,590

(d)                               Shareholders’ equity in accordance with U.S. GAAP:

	As at June 30, 2006	As at December 31, 2005
Shareholders’ equity in accordance with Canadian GAAP	$1,047,567	$1,110,303
Substantively enacted tax laws and rates	(8,958)	—
Shareholders’ equity in accordance with U.S. GAAP	$1,038,609	$1,110,303

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

23.                               Significant Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

(e)                                Effect on consolidated balance sheets and consolidated statements of earnings:

The application of U.S. GAAP would result in the following presentation of these captions on the consolidated balance sheets and consolidated statements of earnings:

	As at June 30, 2006	As at December 31, 2005
Term debt	$289,590	$297,623
Net future income tax liabilities	$64,884	$74,910

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
Tax provision	$35,481	$7,987	$28,870	$4,537
Interest and financing charges	$16,306	$8,543	$24,171	$14,240

(f)                                  Other disclosures:

(i)                                  Accounting for employee stock options:

Prior to fiscal 2003, the Company, as permitted under SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), accounted for stock options using the intrinsic value method and was required to disclose pro forma earnings and earnings per share information as if the Company had accounted for its employee stock options issued in 1995 and subsequent years under the fair value method.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (“SFAS No. 148”). An amendment of FASB No. 123, SFAS No. 148 amended the transitional provisions of SFAS No. 123 for entities choosing to recognize stock-based compensation under the fair value-based method of SFAS No. 123, rather than electing to continue to follow the intrinsic value method. Under SFAS No. 148, the Company could have adopted the recommendations of SFAS No. 123 either (a) prospectively to awards granted or modified after the beginning of the year of adoption, (b) retroactively with restatement for awards granted or modified since January 1, 1995, or (c) prospectively to awards granted or modified since January 1, 1995. Effective October 1, 2002, the Company elected to expense employee stock-based compensation using the fair value method prospectively for all awards granted after October 1, 2002.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

23.                               Significant Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

Had the Company applied the fair value-based method to all stock options outstanding at the date of adoption, the Company’s net earnings (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated below:

	3 months ended June 30, 2006	3 months ended June 30, 2005	6 months ended June 30, 2006	6 months ended June 30, 2005
Net earnings (loss) in accordance with U.S. GAAP	$(41,461)	$18,583	$(61,077)	$7,188
Pro forma stock-based compensation expense	(128)	(136)	(252)	(272)
Pro forma net earnings (loss)	$(41,589)	$18,447	$(61,329)	$6,916
Basic earnings (loss) per share:
As reported	$(0.44)	$0.20	$(0.65)	$0.08
Pro forma	(0.45)	0.20	(0.66)	0.07
Diluted earnings (loss) per share:
As reported	(0.44)	0.20	(0.65)	0.08
Pro forma	(0.45)	0.20	(0.66)	0.07

(ii)                              New accounting pronouncements:

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires that a voluntary change in an accounting principle be applied retrospectively with all prior period financial statements presented using the new accounting principle. SFAS No. 154 also requires that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a restatement. SFAS No. 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The implementation of SFAS No. 154 has not had a material impact on the Company’s consolidated financial statements.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes. This interpretation prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. At this time, the CICA has indicated that Canadian GAAP will not seek to conform to the exact guidance mandated in FIN 48. Therefore, future differences may exist between Canadian and U.S. GAAP for the accounting for uncertain tax positions. The Company is currently assessing the impact of FIN 48 on its results under U.S. GAAP.

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

24.                               Plan of Arrangement with Georgia Gulf Corporation

On June 9, 2006, the Company entered into an Arrangement Agreement (“Arrangement”) with Georgia Gulf pursuant to which Georgia Gulf will acquire all of the common shares of Royal Group at a price of $13.00 (CAD) per share. The Company had been involved in a sale process since May 25, 2005, when its Board of Directors announced that it would open a data room and solicit bids from a broad group of potential acquirers. Royal Group’s Board of Directors acting on the unanimous recommendation of the special committee of independent directors for the previously announced sale process, unanimously approved the transaction and determined that the transaction was fair to the Company’s shareholders and was in the best interests of the company. The Board of Directors recommended that Royal Group shareholders vote in favour of the transaction.

On August 4, 2006, the shareholders of the Company voted and approved the Arrangement with Georgia Gulf and Georgia Gulf will acquire all the outstanding common shares. The Company expects the transaction will close in September 2006.

The Arrangement is conditional upon receipt of all approvals under the Competition Act (Canada), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the Investment Canada Act (Canada). The Company anticipates that the approvals will be received by the end of September 2006.

As a result of the shareholder approval of the Arrangement with Georgia Gulf, certain of the Company’s agreements contain change of control provisions that are enacted.

i.                                         Management Incentive Plans

The Company has two management incentive plans that provide incentives to executives and other key employees of the Company:

(i)                                  Long-Term Incentive Plan—Cash Award

(ii)                              Senior Management Incentive Plan—Restricted Share Units

These incentive plans provide for awards, in cash or restricted share units, as applicable, that vest at the end of three years if pre-determined corporate financial targets, as approved by the Company, are met. Upon the acquisition of common shares of the Company, which results in an acquirer beneficially owning in excess of 50% of the outstanding common shares of the Company, all of the outstanding awards will be subject to accelerated vesting, without regard to the conditions relating to financial performance.

The Long-Term Incentive Plan stipulates that thirty percent of the outstanding grants will accelerate and vest immediately upon a change in control of the Company. This will result in a payout of $9,738, of which $609 is currently accrued in the Company’s financial statements. The remaining unvested grants will be cancelled and forfeited and the Long-Term Incentive Plan will be terminated.

The Senior Management Incentive Plan stipulates that either thirty or fifty percent of the employee’s outstanding RSUs will accelerate and vest immediately upon a change in control of the Company. However, the Arrangement with Georgia Gulf, requires the Company to cancel all issued and outstanding RSUs immediately prior to the effective date of the change in control, whether vested or

ROYAL GROUP TECHNOLOGIES LIMITED
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands of Canadian dollars, except share numbers and per share amounts)
The six months ended June 30, 2006 and 2005

24.                               Plan of Arrangement with Georgia Gulf Corporation (Continued)

unvested in exchange for a cash payment equal to $13.00 per RSU. This will result in a payout of approximately $14,365, of which $6,630 is currently accrued in the Company’s Financial Statements. The Senior Management Incentive Plan will then be terminated.

ii.                                     Stock Option Plan

The Company maintains a stock option plan to allow management and key operating personnel to purchase common shares. The Arrangement with Georgia Gulf requires the Company to cancel all issued and outstanding options immediately prior to the effective date of the change in control, whether vested or unvested, in exchange for a cash payment to the option holder equal to the amount if any, by which $13.00 exceeds the exercise price payable under such option. This will result in 145,000 options qualifying for an aggregate cash payout of $300, which is not currently accrued in the Company’s financial statements. The remaining 2,116,000 options that did not qualify for the cash payment will be cancelled. The Stock Option Plan will then be terminated.

iii.                                 Employment Agreements

Certain executive officers have written employment agreements with the Company that require the Company to pay termination payments to such officers in the event of termination of employment following a change in control in the Company. No amount is currently accrued in the Company’s financial statements for these termination payments.

iv.                                   Term Debt and Bank Indebtedness

The Company’s debt agreements, including those related to its syndicated revolving credit facility, the Series A, Series B and Series D Senior Unsecured Notes, and the Medium Term Notes, include provisions under which the lenders may require repayment of the outstanding debt in the event of a change in control of the Company.

25.                               Subsequent Events

In addition to the events related to the Arrangement with Georgia Gulf Corporation discussed in note 24, the following material events have occurred subsequent to June 30, 2006.

(a)                                Restructuring Activity

On July 6, 2006, the Company completed the sale of Royal Building Systems Argentina. The assets and liabilities of the business was reclassified as held for sale at June 30, 2006 and December 31, 2005 and its financial results were segregated and presented separately as discontinued operations for both the three and six month periods ended June 30, 2006 and June 30, 2005.

(b)                               Tech-Wood USA, LLC

On July 27 2006, the Company decided not to proceed further with the acquisition of Tech-Wood USA, LLC (“Tech-Wood”), a U.S. start-up company, which has a patented polymer and wood-fiber technology for manufacturing wood-polymer composite products such as decking, fencing, railing and other building materials. At June 30, 2006, the Company had deferred $1,235 in costs related to its investment in Tech-Wood.

(b)          Pro Forma Financial Information.

Introductory Note

On June 9, 2006, Georgia Gulf Corporation (“Georgia Gulf” or “we”) entered into a definitive agreement to acquire Royal Group Technologies Limited (“Royal Group”) for CAD$13.00 per share (“CAD$” meaning Canadian dollars) for a total purchase price of approximately $1.5 billion (assuming an exchange rate of $1.00 to CAD$1.115). On October 3, 2006, we consummated the acquisition of Royal Group. Financing for the acquisition of Royal Group, repayment of some of Royal Group’s existing indebtedness and refinancing of some of our existing indebtedness was obtained from borrowings under a new senior secured credit facility and the issuance of $700 million of our notes. We refer to (i) our acquisition of Royal Group, (ii) the repayment of Royal Group’s existing senior credit facility, (iii) the repayment at maturity of Royal Group’s 7.1% senior unsecured notes, Series A, due August 31, 2006 and Royal Group’s 7.3% senior unsecured notes Series B, due August 31, 2006 (iv) the repayment of Royal Group’s 7.1% series D notes due 2007 (the “Series D Notes”), assuming 100% of the Series D Notes are tendered, (v) the repayment of Royal Group’s 6.9% medium-term notes due 2010 (the “Medium-Term Notes”) within approximately 35 days after closing, (vi) the repayment of our existing senior secured credit facility, (vii) the borrowings under our senior secured credit facility and (viii) the issuance of $700 million of our notes as the “Transactions.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they occurred on June 30, 2006. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 give effect to the Transactions as if they had occurred on January 1, 2005. The unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2006 gives effect to the Transactions as if they had occurred on July 1, 2005. We have supplementally provided pro forma financial data for the twelve months ended June 30, 2006 as this information is commonly used to analyze companies in our industry. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. All significant balances and intercompany transactions have been eliminated.

The unaudited pro forma balance sheet and pro forma statements of operations should not be considered indicative of actual results that would have been achieved had the transactions described above been consummated on the dates or for the periods indicated. Also, the pro forma balance sheet and statements of operations data should not be viewed as indicative of our financial condition or results of operations as of any future date or for any future period.

The unaudited pro forma condensed combined financial statements reflect the acquisition of Royal Group by Georgia Gulf using the purchase method of accounting. Accordingly, the consideration paid by Georgia Gulf will be allocated to Royal Group’s assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. A final determination of the fair value of Royal Group’s assets and liabilities, will be based on the actual net tangible and intangible assets of Royal Group that exist as of the closing date of the transaction. The pro forma purchase price adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial data presented below. There can be no assurance that such finalization will not result in material changes.

The unaudited pro forma condensed combined financial statements also reflect (i) the translation of Royal Group’s financial data from Canadian dollars to U.S. dollars; (ii) reclassifications to conform the historical financial statement presentation of Royal Group to that of Georgia Gulf; (iii) the conversion of Royal Group’s financial data from Canadian generally accepted accounting principles (“Canadian GAAP”) to accounting principles generally accepted in the United States of America (“U.S. GAAP”); (iv) adjustments to conform Royal Group’s accounting policies to those of Georgia Gulf; and (v) the Transactions. Georgia Gulf will continue to assess Royal Group’s accounting policies for any additional adjustments that may be required to conform Royal Group’s accounting policies to those of Georgia Gulf, other than those noted in the pro forma adjustments described below.

The historical consolidated financial statements of Royal Group have been prepared in accordance with Canadian GAAP. In certain respects U.S. GAAP differs from Canadian GAAP. A summary of the significant differences between U.S. GAAP and Canadian GAAP for Royal Group’s consolidated financial statements is in the notes to the consolidated financial statements as of and for the six month period ended June 30, 2006 and as of and for the year ended December 31, 2005 presented above. The unaudited pro forma condensed combined financial statements reflect pro forma adjustments to present Royal Group’s historical information under U.S. GAAP.

The translations of the historical Royal Group consolidated financial statements from CAD to U.S. dollars used in the preparation of these unaudited pro forma condensed combined financial statements are as follows:

•  Royal Group historical consolidated balance sheet as of June 30, 2006 translated from Canadian dollars to U.S. dollars using the spot rate as of June 30, 2006 of 1.00 U.S. dollar: 1.1150 CAD;

•  Royal Group historical consolidated statement of operations for the year ended December 31, 2005 translated from Canadian dollars to U.S. dollars using the average exchange rate for the year ended December 31, 2005 of 1.00 U.S. dollar: 1.2114 CAD;

•  Royal Group historical consolidated statement of operations for the six months ended June 30, 2006 translated from Canadian dollars to U.S. dollars using the average exchange rate for the six months ended June 30, 2006 of 1.00 U.S. dollar: 1.1383 CAD; and

•  Royal Group historical consolidated statement of operations for the twelve months ended June 30, 2006 translated from Canadian dollars to U.S. dollars using the average exchange rate for the twelve months ended June 30, 2006 of 1.00 U.S. dollar: 1.1629 CAD.

The unaudited pro forma condensed combined financial statements do not include cost savings and operating efficiencies expected to be achieved from the Royal Group acquisition.

GEORGIA GULF
UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of June 30, 2006
(In thousands of U.S. dollars, except as indicated otherwise)

		Royal Group					Pro Forma
	Georgia Gulf	Historical in CAD$	Translated to U.S.$	Reclassifications	U.S. GAAP Adjustments	U.S. GAAP	Adjustments	Combined
ASSETS

Cash and cash equivalents	$4,052	$—	$—	$—		$—		$—	$—		$4,052
Receivables, net	117,976	304,442	273,042	(13,434	) a	(8,441	) b	251,167	—		369,143
Inventories	190,885	355,985	319,269	—		—		319,269	19,730	d	529,884
Prepaid expenses and other current assets	10,440	21,129	18,950	39,529	a	—		58,479	(3,748	) e	65,171
Other current receivables	—	31,341	28,109	(28,109	) a	—		—	—		—
Deferred income taxes	5,052	—	—	2,014	a	—		2,014	3,090	i	10,156
Current assets held for sale	—	21,715	19,475	—		—		19,475	—		19,475
Total current assets	328,405	734,612	658,845	—		(8,441)		650,404	19,072		997,881
Investment in joint ventures	—	—	—	—		9,621	b	9,621	—		9,621
Other receivables	—	15,177	13,612	(13,612	) a	—		—	—		—
Property, plant and equipment, net	398,954	941,173	844,101	—		(8,184	) b	835,917	97,117	d	1,331,988
Intangibles	—	—	—	5,407	a	—		5,407	89,660	d	95,067
Goodwill	77,720	167,197	149,952	—		—		149,952	45,383	f	273,055
Other assets, net	161,096	11,154	10,004	8,205	a	(42	) b	18,167	29,344	g	208,607
Long-lived assets held for sale	—	23,122	20,737	—		—		20,737	—		20,737
Total assets	$966,175	$1,892,435	$1,697,251	$—		$(7,046)		$1,690,205	$280,576		$2,936,956
Liabilities and stockholders’ equity
Current portion of long-term debt	$45,100	$44,812	$40,190	$136,276	a	$—		$176,466	$(221,566	) h	$—
Bank indebtedness	—	151,948	136,276	(136,276	) a	—		—	—		—
Accounts payable	192,215	328,683	294,783	(160,564	) a	(5,133	) b	129,086	—		321,301
Interest payable	1,052	—	—	2,809	a	—		2,809	—		3,861
Accrued compensation	11,588	—	—	5,187	a	—		5,187	—		16,775
Income taxes payable	1,904	—	—	63,851	a	—		63,851	(1,230	) j	64,525
Other accrued liabilities	29,017	—	—	88,717	a	—		88,717	8,072	d	125,806
Current liabilities held for sale	—	18,316	16,427	—		—		16,427	—		16,427
Total current liabilities	280,876	543,759	487,676	—		(5,133)		482,543	(214,724)		548,695
Long-term debt	129,339	244,778	219,532	—		—		219,532	1,349,237	h	1,698,108
Deferred income taxes	99,378	55,926	50,158	—		6,872	b,c	57,030	79,515	i	235,923
Other non-current liabilities	17,459	—	—	—		(751	) b	(751)	—		16,708
Total liabilities	527,052	844,463	757,366	—		988		758,354	1,214,028		2,499,434
Minority interest	—	405	363	—		—		363	—		363

Stockholders’ equity:
Common stock	342	634,866	569,387	—	—		569,387	(569,387	) j	342
Additional paid-in capital	84,943	7,178	6,438	—	—		6,438	(6,438	) j	84,943
Retained earnings	354,038	547,518	491,047	—	(8,034	) c	483,013	(484,977	) j	352,074
Accumulated other comprehensive loss, net of tax	(200)	(141,995)	(127,350)	—	—		(127,350)	127,350	j	(200)
Total stockholders’ equity	439,123	1,047,567	939,522	—	(8,034)		931,488	(933,452)		437,159
Total liabilities and stockholders’ equity	$966,175	$1,892,435	$1,697,251	$—	$(7,046)	$1,690,205	$280,576	$2,936,956

)

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

GEORGIA GULF
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(In thousands of U.S. dollars, except per share data)

		Royal Group							Pro Forma
	Georgia Gulf	Historical CAD$	Translated to U.S.$	Reclassifications		U.S. GAAP Adjustments		U.S. GAAP	Adjustments		Combined
Net sales	$2,273,719	$1,696,353	$1,400,324	$—		$(38,222	) l	$1,362,102	$(8,556	) m	$3,627,265
Operating costs and expenses:
Cost of sales	2,049,510	1,298,090	1,071,562	118,165	k	(32,002	) l	1,157,725	(12,068	) m,n	3,195,167
Operating expenses	—	444,202	366,685	(366,685	) k	—		—	—		—
Other cost	—	29,589	24,425	(24,425	) k	—		—	—		—
Selling, general and administrative expenses	61,444	—	—	272,945	k	(2,189	) l	270,756	(7,287	) n	324,913
Total operating costs and expenses	2,110,954	1,771,881	1,462,672	—		(34,191)		1,428,481	(19,355)		3,520,080
Operating (loss) income	162,765	(75,528)	(62,348)	—		(4,031)		(66,379)	10,799		107,185
Other income (expense):
Interest and financing charges	—	(25,441)	(21,001)	21,001	k	—		—	—		—
Interest expense, net	(20,407)	—	—	(21,001	) k	(33	) l	(21,034)	(109,083	) o	(150,524)
Income (loss) before income taxes	142,358	(100,969)	(83,349)	—		(4,064)		(87,413)	(98,284)		(43,339)
Income tax expense (recovery)	—	8,461	6,984	(6,984	) k	—		—	—		—
Provision for income taxes	46,855	—	—	6,984	k	(1,379	)l	5,605	(37,840	) p	14,620
Income (loss) from continuing operations before minority interest	95,503	(109,430)	(90,333)	—		(2,685)		(93,018)	(60,444)		(57,959)
Minority interest	—	584	482	—		—		482	—		482
Equity in net earnings of joint ventures	—	—	—	—		2,685	l	2,685	—		2,685
Income (loss) from continuing operations	$95,503	$(108,846)	$(89,851)	$—		$—		$(89,851)	$(60,444)		$(54,792)
Earnings (loss) from continuing operations per share:
Basic	$2.82										$(1.62)
Diluted	$2.79										$(1.62)
Weighted average common shares:
Basic	33,867										33,867
Diluted	34,193										33,867

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

GEORGIA GULF
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2006
(In thousands of U.S. dollars, except per share data)

		Royal Group								Pro Forma
	Georgia Gulf	Historical in CAD$		Translated to U.S.$	Reclassifications		U.S. GAAP Adjustments		U.S. GAAP	Adjustments		Combined
Net sales	$1,170,032	$796,508		$699,734	$—		$(18,175	)r	$681,559	$(2,743)	t	$1,848,848
Operating costs and expenses:
Cost of sales	998,474	606,720		533,005	53,200	q	(16,055	)r	570,150	2,028	t,u	1,570,652
Operating expenses	—	197,331		173,356	(173,356	)q	—		—	—		—
Other costs	—	7,794		6,847	(6,847	)q	—		—	—		—
Selling, general and administrative expenses	37,431	—		—	127,003	q	(1,112	)r	125,891	222	u	163,544
Total operating costs and expenses	1,035,905	811,845		713,208	—		(17,167)		696,041	2,250		1,734,196
Operating (loss) income	134,127	(15,337)		(13,474)	—		(1,008)		(14,482)	(4,993)		114,652
Other income (expense):
Interest and financing charges	—	(24,171)		(21,234)	21,234	q	—		—	—		—
Interest expense, net	(7,809)	—		—	(13,658	)q	(44	)r	(13,702)	(52,154)	v	(73,665)
Unrealized loss on derivative instruments	(11,387)	—		—	—		—		—	—		(11,387)
Income (loss) before income taxes	114,931	(39,508)		(34,708)	7,576	q	(1,052)		(28,184)	(57,147)		29,600
Income tax expense (recovery)	—	19,912	w	17,493	(17,493	)q	—		—	—		—
Provision for income taxes	41,860	—		—	25,069	q	7,640	r,s	32,709	(22,002)	w	52,567
Income (loss) from continuing operations before minority interest	73,071	(59,420)		(52,201)	—		(8,692)		(60,893)	(35,145)		(22,967)
Minority interest	—	264		232	—		—		232	—		232
Equity in net earnings of joint ventures	—	—		—	—		822	r	822	—		822
Income (loss) from continuing operations	$73,071	$(59,156)		$(51,969)	$—		$(7,870)		$(59,839)	$(35,145)		$(21,913)
Earnings (loss) per share from continuing operations:
Basic	$2.14											$(0.64)
Diluted	$2.12											$(0.64)
Weighted average common shares:
Basic	34,075											34,075
Diluted	34,387											34,075

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

GEORGIA GULF

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the Twelve Months Ended June 30, 2006

(In thousands of U.S. dollars, except per share data)

		Royal Group								Pro Forma
	Georgia Gulf	Historical in CAD$		Translated to U.S.$	Reclassifications		U.S. GAAP adjustments		U.S. GAAP	Adjustments		Combined
Net sales	$2,214,180	$1,669,531		$1,435,662	$—		$(39,040	) y	$1,396,622	$(6,187	) aa	$3,604,615
Operating costs and expenses:
Cost of sales	1,935,832	1,288,609		1,108,100	116,533	x	(33,870	) y	1,190,763	(9,845	) aa,bb	3,116,750
Operating expenses	—	466,693		401,318	(401,318	) x	—		—	—		—
Other costs	—	37,383		32,146	(32,146	) x	—		—	—		—
Selling, general and administrative expenses	68,410	—		—	316,931	x	(2,260	) y	314,671	3,785	bb	386,866
Total operating costs and expenses	2,004,242	1,792,685		1,541,564	—		(36,130)		1,505,434	(6,060)		3,503,616
Operating (loss) income	209,938	(123,154)		(105,902)	—		(2,910)		(108,812)	(127)		100,999
Other income (expense):
Interest and financing charges	—	(35,372)		(30,417)	30,417	x	—		—	—		—
Interest expense, net	(17,390)	—		—	(23,001	) x	(72	) y	(23,073)	(110,062	) cc	(150,525)
Unrealized loss on derivative instruments	(11,387)	—		—	—		—		—	—		(11,387)
Income (loss) before income taxes	181,161	(158,526)		(136,319)	7,416		(2,982)		(131,885)	(110,189)		(60,913)
Income tax expense (recovery)	—	23,836	dd	20,497	(20,497	) x	—		—	—		—
Provision for income taxes	61,499	—		—	27,913	x	6,809	y,z	34,722	(42,423	) dd	53,798
Income (loss) from continuing operations before minority interest	119,662	(182,362)		(156,816)	—		(9,791)		(166,607)	(67,766)		(114,711)
Minority interest	—	1,139		979	—		—		979	—		979
Equity in net earnings of joint ventures	—	—		—	—		2,088	y	2,088	—		2,088
Income (loss) from continuing operations	$119,662	$(181,223)		$(155,837)	$—		$(7,703)		$(163,540)	$(67,766)		$(111,644)
Earnings (loss) per share from continuing operations:
Basic	$3.52											$(3.28)
Diluted	$3.49											$(3.28)
Weighted average common shares:
Basic	33,988											33,988
Diluted	34,249											33,988

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

1—Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they occurred on June 30, 2006. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 give effect to the Transactions as if they had occurred on January 1, 2005. The unaudited condensed combined pro forma statement of operations for the twelve months ended June 30, 2006 gives effect to the Transactions as if they had occurred on July 1, 2005. We have supplementally provided pro forma financial data for the twelve months ended June 30, 2006 as this information is commonly used to analyze companies in our industry. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. All significant balances and intercompany transactions have been eliminated.

The unaudited pro forma condensed combined financial statements do not include cost savings and operating efficiencies expected to be achieved from the Royal Group acquisition.

2—Purchase Price and Preliminary Allocation

The purchase price has been estimated as follows:
Number of shares outstanding at June 30, 2006(1)	93,444,502
Royal Group Restricted Stock Units outstanding at June 30, 2006	1,105,000
Total shares to be acquired	94,549,502

(In thousands)
Multiplied by purchase price of $11.6592 per share(2)	$1,102,371
Plus cash paid for in the money stock options	256
Assumed debt	355,998
Transaction related costs	68,792
Estimated purchase price	$1,527,417

(1)                               The actual purchase price will be determined using the number of shares outstanding as of the date of the transaction.

(2)                               Represents purchase price per share of CAD $13.00 per share, translated into U.S. dollars at June 30, 2006 using the translation rate as of that date of 1.00 U.S. dollar: 1.115 CAD dollar.

The preliminary allocation of the estimated purchase price to the fair value of Royal Group’s assets acquired and liabilities assumed in the transaction is as follows:

As of June 30, 2006 (In thousands)
Current assets	$673,224
Property, plant and equipment	933,034
Investments and other tangible assets	48,404
Goodwill	195,335
Identifiable intangible assets—indefinite lived	17,937
Identifiable intangible assets—definite lived	77,130
Debt issuance costs	33,410
Total assets acquired	1,978,474
Current liabilities assumed	(314,511)
Deferred taxes	(136,546)
Total liabilities assumed	(451,057)
Total purchase price	$1,527,417

3—Description of Translation to U.S. dollars, Reclassifications, U.S. GAAP Adjustments and Pro Forma Adjustments

The Translation to U.S. dollars, Reclassifications and U.S. GAAP Adjustments columns included in the unaudited pro forma condensed combined financial data represent adjustments necessary to:

•  Translate the historical financial statements of Royal Group from Canadian dollars to U.S. dollars using the exchange rate as of June 30, 2006 for the balance sheet and the average exchange rate for the appropriate periods for the statements of operations.

•  Conform the historical presentation of the Royal Group financial statements to the historical Georgia Gulf financial statement presentation; and

•  Convert the historical Royal Group financial statements from Canadian GAAP to U.S. GAAP.

•  The pro forma adjustments give effect to the offering of $700.0 million of notes, net of a discount of $6.5 million, the refinancing of our senior secured credit facility, the repayment of some of Royal Group’s existing indebtedness, and the acquisition of all the outstanding common stock of Royal Group.

(a)                                Represents reclassifications necessary to conform the historical Royal Group financial statement presentation to the Georgia Gulf financial statement presentation. The reclassifications do not impact stockholders’ equity.

(b)                               Represents an adjustment for the difference in accounting for investments in joint ventures under Canadian GAAP and U.S. GAAP. Under Canadian GAAP, joint ventures are accounted for in the financial statements of the investor under the proportionate consolidation method. Under U.S. GAAP, these types of joint ventures are accounted for under the equity method of accounting. The adjustments presented herein reflect the removal of the amounts related to the proportionately consolidated joint ventures from their historically reported financial statement line items and reclassifies such amounts to “Investment in joint ventures” as follows:

(In Thousands)
Receivables, net	$8,441
Property, plant and equipment, net	8,184
Other assets, net	42
Accounts payable	(5,133)
Deferred income taxes	(1,162)
Other non-current liabilities	(751)
Investment in joint ventures	$9,621

The adjustments do not impact stockholders’ equity.

(c)           Represents an adjustment of $8.0 million for the difference in accounting for substantially enacted changes in tax laws and rates under Canadian GAAP and U.S. GAAP. Canadian GAAP permits the recognition of the impact of substantively enacted changes in tax laws and rates on the measurement of future income tax assets and liabilities in the period those tax laws and rates have been substantively enacted. U.S. GAAP does not recognize the concept of substantively enacted tax laws and rates and only allows recognition of the impact of a tax rate reduction on future income tax assets and liabilities once it is enacted into law.

(d)          Represents the preliminary adjustments to record certain of Royal Group’s historical assets acquired and liabilities assumed at their estimated fair values. These adjustments include:

•  Write-up of inventories by $19.7 million to adjust to estimated fair value.

•  Write-up of tangible assets by $97.1 million to adjust to estimated fair value.

•  Write-up of identifiable intangible assets of $89.7 million consisting of $71.8 million for definite lived intangible assets relating to customer relationships and $17.9 million of indefinite lived intangible assets relating to trade names.

•  Recording a liability of $8.1 million for payments under certain Royal Group executive employment contracts triggered upon a change in control of Royal Group.

(e)           Represents prepaid fees and expenses by Georgia Gulf of $3.7 million related to the acquisition of Royal Group, which are being reclassified to goodwill as part of the purchase price allocation.

(f)           Represents the excess of the purchase price over the fair value of the net assets acquired of $195.4 million offset by the reversal of Royal Group’s historical goodwill of $150.0 million for a net pro forma adjustment to goodwill of $45.4 million.

(g)           Represents adjustments to increase deferred financing costs by $33.4 million for new deferred financing costs from these transactions offset by the write-off of historical deferred financing costs of $4.1 million of both Georgia Gulf and Royal Group related to the debt of each company which is being repaid in connection with the Transactions. This results in a net pro forma adjustment of $29.3 million.

(h)          Repayment of historical Royal Group outstanding indebtedness and the issuance of the new debt as follows:

(In Thousands)
New debt issued:
Revolving credit facilities	$50,800
Term loan	800,000
Notes (net of a discount of $6,500)	693,500
Total new debt	1,544,300
Less repayment of historical debt:
Georgia Gulf revolving credit facility	(45,100)
Royal Group current portion	(111,997)
Royal Group long-term portion	(219,532)
Total historical debt repaid	(376,629)
Net increase in debt	1,167,671
Remove Royal Group debt paid August 31, 2006	(40,000)
Pro forma adjustment to debt	$1,127,671

(i)           This adjustment is to record the incremental deferred taxes required under SFAS No. 109, “Accounting for Income Taxes”, for the difference between the revised book basis, i.e., fair value, of the assets acquired other than goodwill, and liabilities assumed and the carryover tax basis of those assets and liabilities. Because certain of the identifiable intangible assets recognized in the purchase price allocation had no tax basis at the time of the transaction, a deferred tax liability has been recognized for the difference in book and tax basis of the identifiable intangible assets. The pro forma adjustment to deferred income taxes was based on the expected statutory tax rate of 38.5% for the combined company.

(j)            Reflects the elimination of the historical Royal Group stockholders’ equity as a result of the purchase by Georgia Gulf offset partially by the write-off of $3.1 million ($2.0 million, net of tax) of deferred financing costs related to Georgia Gulf’s existing senior credit facility which will be repaid in connection with the Transactions.

(k)          Represents reclassifications necessary to conform the historical Royal Group financial statement presentation to the Georgia Gulf financial statement presentation. The reclassifications do not impact income (loss) from continuing operations.

(l)           Represents an adjustment for the difference in accounting for investments in joint ventures under Canadian GAAP and U.S. GAAP. Under Canadian GAAP, joint ventures are accounted for in the financial statements of the investor under the proportionate consolidation method. Under U.S. GAAP, these types of joint ventures are accounted for under the equity method of accounting. The adjustments presented herein reflect the removal of the amounts related to the proportionately consolidated joint venture from their historically reported financial statement line items and reclassifies such amounts to “Equity in net earnings of joint ventures” as follows:

(In Thousands)
Net sales	$38,222
Cost of sales	(32,002)
Sales, general and administrative expense	(2,189)
Interest expense, net	33
Provision for income taxes	(1,379)
Equity in net earnings of joint ventures	$2,685

The adjustments do not impact income (loss) from continuing operations.

(m)         Represents the elimination of intercompany net sales and corresponding cost of sales between Royal Group and Georgia Gulf of $8.6 million. Net sales and cost of sales consist primarily of vinyl resins and compounds from Georgia Gulf to Royal Group.

(n)          Includes the following:

•  A decrease in depreciation expense related to the fair value adjustment to property, plant and equipment. Depreciation expense of $6.6 million is calculated using the straight-line method over the estimated remaining useful lives of property, plant and equipment acquired, which vary from 3-17 years, with an average useful life of 10 years.

•  An increase in amortization expense for the estimated amortization of finite-lived identifiable intangibles over their estimated useful lives as follows:

(In Thousands)	Intangibles	Estimated Useful Lives (Years)	Annual Expense
Customer relationships	$71,749	18	$3,669
Technology	5,381	15	330
Less historical Royal Group intangible amortization	—		(901)
	$77,130		$3,098

•  An adjustment to reduce expense by $7.3 million to conform the historical accounting policies for stock compensation expense of Royal Group and Georgia Gulf for the period presented.

(o)          The adjustment is to record (1) the estimated interest expense of $131.3 million on newly issued debt, (2) the amortization of debt issuance costs of $4.7 million associated with the newly issued debt as detailed below, (3) the elimination of interest expense and amortization of debt issuance costs of $30.0 million related to historical debt of Royal Group and Georgia Gulf that will be repaid in connection with the acquisition as discussed in (h) above and (4) the write off of $3.1 million of deferred debt issuance costs of Georgia Gulf.

The weighted average interest rate on the newly issued debt is 8.5% as of June 30, 2006. The anticipated interest rates are LIBOR + 2%. For each 0.125% increase or decrease in the assumed rates with respect to the term loan, our annual interest expense would increase or decrease by $1.0 million.

Deferred debt issuance costs on the newly issued debt have been amortized on a straight-line basis over the life of the related debt for pro forma purposes. Fees, amortization expense, and amortization period are as follows:

		Amortization
(In Thousands)	Total Fee	Period (Years)	Annual Expense
Revolving credit facilities	$5,625	5	$1,125
Term loan	12,000	7	1,714
Notes	14,000	8–10	1,650
Other fees	1,785	8	223
	$33,410		$4,712

(p)          Represents the income tax effect of the pro forma adjustments to the statement of operations at 38.5%. We anticipate the statutory tax rate for the combined company will be approximately 38.5%.

(q)          Represents reclassifications necessary to conform the historical Royal Group financial statement presentation to the Georgia Gulf financial statement presentation. The reclassifications do not impact income (loss) from continuing operations.

(r)           Represents an adjustment for the difference in accounting for investments in joint ventures under Canadian GAAP and U.S. GAAP. Under Canadian GAAP, joint ventures are accounted for in the financial statements of the investor under the proportionate consolidation method. Under U.S. GAAP, these types of joint ventures are accounted for under the equity method of accounting. The adjustments presented herein reflect the removal of the amounts related to the proportionately consolidated joint ventures from their historically reported financial statement line items and reclassifies such amounts to “Equity in net earnings of joint ventures” as follows:

(In Thousands)
Net sales	$18,175
Cost of sales	(16,055)
Sales, general and administrative expense	(1,112)
Interest expense, net	44
Provision for income taxes	(230)
Equity in net earnings of joint ventures	$822

The adjustments do not impact income (loss) from continuing operations.

(s)           Represents an adjustment of $7.9 million for the difference in accounting for substantially enacted changes in tax laws and rates under Canadian GAAP and U.S. GAAP. Canadian GAAP permits the recognition of the impact of substantively enacted changes in tax laws and rates on the measurement of future income tax assets and liabilities in the period those tax laws and rates have been substantively enacted. U.S. GAAP does not recognize the concept of substantively enacted tax laws and rates and only allows recognition of the impact of a tax rate reduction on future income tax assets and liabilities once it is enacted into law.

(t)           Represents the elimination of intercompany net sales and corresponding cost of sales between Royal Group and Georgia Gulf of $2.7 million. Net sales and cost of sales consist primarily of vinyl resins and compounds from Georgia Gulf to Royal Group.

(u)          Includes the following:

•  An increase in depreciation expense related to the fair value adjustment to property, plant and equipment. Depreciation expense of $3.0 million is calculated using the straight-line method over the estimated remaining useful lives of property, plant and equipment acquired, which vary from 3-17 years, with an average useful life of 10 years.

•  An increase in amortization expense for the estimated amortization of finite-lived identifiable intangibles over their estimated useful lives as follows:

(In Thousands)	Intangibles	Estimated Useful Lives (Years)	Six Months Expense
Customer relationships	$71,749	18	$1,952
Technology	5,381	15	176
Less historical Royal Group intangible amortization	—		(399)
	$77,130		$1,729

•  An adjustment to increase expense by $0.2 million to conform the historical accounting policies for stock compensation expense of Royal Group and Georgia Gulf for the period presented.

(v)           The adjustment is to record (1) the estimated interest expense of $65.6 million on newly issued debt, (2) the amortization of debt issuance costs of $2.4 million associated with the newly issued debt as detailed below and (3) the decrease of interest expense and amortization of debt issuance costs of $15.8 million related to historical debt of Royal Group and Georgia Gulf that will be repaid in connection with the acquisition as discussed in (h) above.

The weighted average interest rate on the newly issued debt is 8.5% as of June 30, 2006. The anticipated interest rates are LIBOR + 2%. For each 0.125% increase or decrease in the assumed rates with respect to the term loan, our interest expense for the six month period would increase or decrease by $0.5 million.

Deferred debt issuance costs on the newly issued debt have been amortized on a straight-line basis over the life of the related debt for pro forma purposes. Fees, amortization expense, and amortization period are as follows:

		Amortization
(In Thousands)	Total Fees	Period (Years)	Six Months Expense
Revolving credit facilities	$5,625	5	$563
Term loan	12,000	7	857
Notes	14,000	8–10	825
Other fees	1,785	8	112
	$33,410		$2,357

(w)          The provision for income taxes includes the impact of Quebec’s retroactive legislation resulting in a charge to current income tax expense of $27.0 million, plus accrued interest of $7.6 million for a total of $34.6 million.

Represents the income tax effect of $22.0 million for the pro forma adjustments to the statement of operations at 38.5%. We anticipate the statutory tax rate for the combined company will be 38.5%.

(x)           Represents reclassifications necessary to conform the historical Royal Group financial statement presentation to the Georgia Gulf financial statement presentation. The reclassifications do not impact income (loss) from continuing operations.

(y)           Represents an adjustment for the difference in accounting for investments in joint ventures under Canadian GAAP and U.S. GAAP. Under Canadian GAAP, joint ventures are accounted for in the financial statements of the investor under the proportionate consolidation method. Under U.S.

GAAP, these types of joint ventures are accounted for under the equity method of accounting. The adjustments presented herein reflect the removal of the amounts related to the proportionately consolidated joint ventures from their historically reported financial statement line items and reclassifies such amounts to “Equity in net earnings of joint ventures” as follows:

(In Thousands)
Net sales	$39,040
Cost of sales	(33,870)
Sales, general and administrative expense	(2,260)
Interest expense, net	72
Provision for income taxes	(894)
Equity in net earnings of joint ventures	$2,088

This adjustment does not impact income (loss) from continuing operations.

(z)           Represents an adjustment of $7.7 million for the difference in accounting for substantially enacted changes in tax laws and rates under Canadian GAAP and U.S. GAAP. Canadian GAAP permits the recognition of the impact of substantively enacted changes in tax laws and rates on the measurement of future income tax assets and liabilities in the period those tax laws and rates have been substantively enacted. U.S. GAAP does not recognize the concept of substantively enacted tax laws and rates and only allows recognition of the impact of a tax rate reduction on future income tax assets and liabilities once it is enacted into law.

(aa)         Represents the elimination of intercompany net sales and corresponding cost of sales between Royal Group and Georgia Gulf of $6.2 million. Net sales and cost of sales consist primarily of vinyl resins and compounds from Georgia Gulf to Royal Group.

(bb)        Includes the following:

•  A decrease in depreciation expense related to the fair value adjustment property, plant and equipment. Depreciation expense of $6.9 million is calculated using the straight-line method over the estimated remaining useful lives of property, plant and equipment acquired, which vary from 3-17 years with an average useful life of 10 years.

•  An increase in amortization expense for the estimated amortization of finite-lived identifiable intangibles over their estimated useful lives as follows:

(In Thousands)	Intangibles	Estimated Useful Lives (Years)	Last Twelve Month Expense
Customer relationships	$71,749	18	$3,822
Technology	5,381	15	344
Less historical Royal Group intangible amortization	—		(938)
	$77,130		$3,228

•  An adjustment to increase expense by $3.8 million to conform the historical accounting policies for stock compensation expense of Royal Group and Georgia Gulf for the period presented.

(cc)         The adjustment is to record (1) the estimated interest expense of $131.3 million on newly issued debt (2) the amortization of debt issuance costs of $4.7 million associated with the newly issued debt as detailed below and (3) the decrease of interest expense and amortization of debt costs of $25.9 million related to historical debt of Royal Group that will be repaid in connection with the acquisition as discussed in (h) above.

The weighted average interest rate on the newly issued debt is 8.5% as of June 30, 2006. The anticipated interest rates are LIBOR + 2%. For each 0.125% increase or decrease in the assumed rates with respect to the term loan, our annual interest expense would increase or decrease by $1.0 million.

Deferred debt issuance costs on the newly issued debt have been amortized on a straight-line basis over the life of the related debt for pro forma purposes. Fees, amortization expense, and amortization period are as follows:

		Amortization
(In Thousands)	Total Fee	Period (Years)	Annual Expense
Revolving credit facilities	$5,625	5	$1,125
Term loan	12,000	7	1,714
Notes	14,000	8–10	1,650
Other fees	1,785	8	223
	$33,410		$4,712

(dd)        The provision for income taxes includes the impact of Quebec’s retroactive legislation resulting in a charge to current income tax expense of $26.4 million, plus accrued interest of $7.4 million for a total of $33.8 million.

Represents the income tax effect of $42.4 million for the pro forma adjustments to the statement of operations at 38.5%. We anticipate the effective income tax rate for the combined company will be 38.5%.

(c)           Shell Company Transactions.

N/A

(d)          Exhibits.

Number	Exhibit
4.1

Indenture, dated as of October 3, 2006, among Georgia Gulf Corporation, each of the Guarantors party thereto, and LaSalle Bank National Association, as Trustee, relating to the 9.5% Senior Notes due 2014.

4.2

Indenture, dated as of October 3, 2006, among Georgia Gulf Corporation, each of the Guarantors party thereto, and LaSalle Bank National Association, as Trustee, relating to the 10.75% Senior Notes due 2016.

4.3

Credit Agreement, dated as of October 3, 2006, among Georgia Gulf Corporation and Royal Group Technologies Limited, as Borrowers, certain subsidiaries of Georgia Gulf Corporation from time to time party thereto, as Guarantors, Bank of America, National Association, as Domestic Administrative Agent, Domestic Collateral Agent and Domestic L/C Issuer, Bank of America, National Association, acting through its Canada branch as Canadian Administrative Agent, Canadian Collateral Agent and Canadian L/C Issuer, and The Bank of Nova Scotia, as Canadian Swing Line Lender, Merrill Lynch Capital Corporation and Lehman Commercial Paper Inc., as Co-Syndication Agents, and Wachovia Bank, National Association, as Co-Documentation Agent, and the other lenders party thereto, Banc of America Securities LLC, and J.P. Morgan Securities Inc., as Joint Lead Arrangers, and Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and J.P. Morgan Securities Inc., as Joint Book Runners.

23	Consent of KPMG LLP.
99	Press Release, dated October 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEORGIA GULF CORPORATION
	By:	/s/ JOEL I. BEERMAN
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: October 6, 2006